                            ASSET PURCHASE AGREEMENT

                                     between

                                 MOTOROLA, INC.,
                             a Delaware corporation,


                                       and


                          GENERAL DYNAMICS CORPORATION,
                             a Delaware corporation.



                           Dated as of August 6, 2001

ASSET PURCHASE AGREEMENT.....................................................................1

ASSUMPTION OF LIABILITIES....................................................................1

        1.1    Acquired Assets...............................................................1

        1.2    Excluded Assets...............................................................3

        1.3    Assumed Liabilities...........................................................5

        1.4    Excluded Liabilities..........................................................6

PURCHASE PRICE...............................................................................6

        2.1    Purchase Price................................................................6

        2.2    Allocation....................................................................7

        2.3    Transaction Taxes.............................................................7

REPRESENTATIONS AND WARRANTIES OF SELLER.....................................................7

        3.1    Organization, Qualification...................................................7

        3.2    Due Execution.................................................................8

        3.3    No Violations.................................................................8

        3.4    Taxes.........................................................................9

        3.5    Litigation....................................................................9

        3.6    Acquired Assets..............................................................10

        3.7    Real Property................................................................10

        3.8    Compliance with Laws.........................................................11

        3.9    Material Contracts...........................................................11

        3.10   Government Contracts.........................................................13

        3.11   Permits......................................................................14

        3.12   Clearances...................................................................14

        3.13   Financial Statements.........................................................14

        3.14   Absence of Undisclosed Liabilities...........................................14

        3.15   Absence of Certain Changes or Events.........................................15

        3.16   Brokers......................................................................15

        3.17   Warranty Disclaimer..........................................................15

REPRESENTATIONS AND WARRANTIES OF BUYER.....................................................16

        4.1    Organization; Qualification..................................................16

        4.2    Due Execution................................................................16

        4.3    No Violations................................................................16

        4.4    Litigation...................................................................17

        4.5    Financing....................................................................17

        4.6    Eligibility..................................................................17

        4.7    Foreign Ownership............................................................17

        4.8    Brokers......................................................................17

CLOSING.....................................................................................17

        5.1    Closing......................................................................17

        5.2    Deliveries by Seller.........................................................18

        5.3    Deliveries by Buyer..........................................................18

        5.4    Consummation of Transactions.................................................19

CONDITIONS PRECEDENT TO OBLIGATIONS TO CLOSE................................................19

        6.1    Conditions Precedent to Buyer's Obligations..................................19

        6.2    Conditions Precedent to Seller's Obligations.................................20

INDEMNIFICATION.............................................................................21

        7.1    Indemnification by Seller....................................................21

        7.2    Indemnification by Buyer.....................................................21

        7.3    Limitation on Indemnification Obligation.....................................21

        7.4    Survival.....................................................................22

        7.5    Procedures for Indemnification...............................................22

        7.6    Ancillary Agreements.........................................................23

COVENANTS...................................................................................23

        8.1    Operation of the Business....................................................23

        8.2    Access.......................................................................25

        8.3    Cooperation; Records and Documents...........................................25

        8.4    Novation of Government Contracts.............................................27

        8.5    Assignment of Contracts......................................................28

        8.6    Confidentiality..............................................................29

        8.7    Filings and Authorizations...................................................30

        8.8    Notification of Breach.......................................................30

        8.9    Post-Closing Refunds.........................................................31

        8.10   Noncompetition Agreement.....................................................31

        8.11   Real Property Matters........................................................33

        8.12   Settlement of Indirect Expense Rates.........................................34

        8.13   Additional Discounts.........................................................35

TERMINATION.................................................................................35

        9.1    Termination of Agreement.....................................................35

        9.2    Effect of Termination........................................................35

GENERAL PROVISIONS..........................................................................35

        10.1   Expenses.....................................................................35

        10.2   Risk of Loss.................................................................36

        10.3   Notices......................................................................36

        10.4   Nondisclosure................................................................37


        10.5   Dispute Resolution...........................................................37

        10.6   Limitation of Liability......................................................37

        10.7   Bulk Sales Laws..............................................................37

        10.8   Provisions in Ancillary Agreements to Govern.................................38

        10.9   Miscellaneous................................................................38

                            ASSET PURCHASE AGREEMENT

        This Asset Purchase Agreement (this "Agreement"), made as of August 6, 2001, between Motorola, Inc. ("Seller"), a Delaware corporation, and General Dynamics Corporation ("Buyer"), a Delaware corporation.

                                   WITNESSETH:

        WHEREAS, Seller, designs, develops, manufactures, produces, provides, integrates and sells secure communication and information products, systems and services, including integrated command, control, communication, computer, intelligence, surveillance, and reconnaissance systems; software-defined radio systems; high-assurance security and encryption products and services; integrated communications systems; and specialized restricted space payloads, for government and military enterprises in domestic and international markets through its Integrated Information Systems Group (the "Group"); and

        WHEREAS, Buyer desires to acquire substantially all of the assets, business and operations of the Group and is willing to assume certain specified liabilities of the Group, and Seller is willing to convey and assign the same all on the terms and conditions hereinafter set forth.

        NOW THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants and agreements set forth below, the parties agree with legal and binding effect as follows:

                                   DEFINITIONS

        As used in this Agreement, capitalized terms shall have the meanings set forth or referenced in Exhibit A or elsewhere herein.

                                    ARTICLE I

             PURCHASE AND SALE OF ASSETS; ASSUMPTION OF LIABILITIES

        1.1 Acquired Assets. Upon the terms and subject to the conditions of this Agreement, Seller hereby agrees to sell, assign (but only to the extent assignable), transfer, convey and deliver (or, where applicable, will cause its Affiliates to sell, assign (but only to the extent assignable), transfer, convey and deliver) to Buyer, and Buyer hereby agrees to purchase, acquire and accept from Seller or Seller's Affiliates on the Closing Date the assets, properties, rights, contracts and claims of Seller or its Affiliates used or held for use exclusively in the business and operation of the Group or otherwise listed or described in clauses (a) through (o) below (but not the Excluded Assets), free and clear of all Liens, except for Permitted Liens (collectively, the "Acquired Assets"):

               (a) Contracts. Except as set forth on Schedule 1.2(n), all contracts, subcontracts, bailment and teaming agreements or arrangements, joint venture agreements, basic ordering agreements, multiple award schedule contracts, pricing agreements, letter contracts, purchase or delivery orders, change orders, non-disclosure agreements, other contractual agreements, "other transactions" with the United States Government, and all other contracts, agreements, commitments, leases and licenses to which Seller or any of its Affiliates is a party entered into by or through the Group or any of its divisions or which is listed in the Group's contracts database, the Group's Eclipse database for radio and secure products or the Group's Oracle database for test equipment (collectively, the "Contracts"), including without limitation (i) the Government Contracts and (ii) the Material Contracts;

               (b) Personal Property Leases and Software Licenses. Except as set forth on Schedule 1.2(n), (i) all leases with respect to Tangible Personal Property to which Seller or any of its Affiliates is a party entered into by or through the Group or any of its divisions or which is listed in the Group's contracts database, the Group's Eclipse database for radio and secure products or the Group's Oracle database for test equipment (the "Personal Property Leases") and (ii) the third party software licenses and programs listed on
Schedule 1.1(b) (the "Software Licenses");

               (c) Tangible Personal Property. All tangible personal property (including machinery, equipment, computers, laboratory and test equipment and apparatus, furniture, furnishings, tools, dies and vehicles) owned by Seller or any of Seller's Affiliates and set forth in the fixed asset ledger maintained by the Group (as the same will be adjusted as indicated on Schedule 1.1(c)), in the case of capital assets, or otherwise used or held for use primarily in relation to the business or operation of the Group with respect to non-capital assets, including without limitation those items listed on Schedule 1.1(c) (the "Tangible Personal Property"), including any purchases and less any retirements or dispositions of Tangible Personal Property made between the Balance Sheet Date and the Closing Date in the ordinary course of business, consistent with past practices of Seller;

               (d) Inventory. All inventory, wherever located, including raw and recycled materials, work-in-progress and finished goods inventories, supplies and spare parts and used or held for use primarily in relation to the Acquired Assets or the business or operation of the Group ("Inventory"), except any sales, retirements or dispositions of Inventory made between the Balance Sheet Date and the Closing Date in the ordinary course of business, consistent with past practices of Seller;

               (e) Real Property. (i) All real property and interests in real property owned by Seller in Scottsdale, Arizona, used primarily in connection with the business or operation of the Group and listed or described on Schedule 1.1(e), including all buildings, fixtures, structures and other improvements of any kind or nature situated thereon, together with all easements, appurtenances, leases, tenancies, options, rights-of-way and other real property rights and interests relating thereto (the "Owned Premises"), (ii) the real property leases listed or described on Schedule 1.1(e) (the "Assumed Real Property Leases") and
(iii) the Motorola Credit Union Ground Lease and Seller's residual interest, if any, in the building, fixtures, structures and other improvements on the land relating thereto;

               (f) Receivables. All accounts and notes receivable and unbilled revenues to the extent arising from the sale of goods or materials and the rendering of services in connection with the business or operation of the Group, including related deposits, security and collateral therefor and including any of the same that are payable by other groups, sectors or Affiliates of Seller (the "Accounts Receivable"), together with all unpaid interest accrued thereon, if any, as the same exist on the Closing Date;

                (g) Business Records. All books and records of Seller or Seller's Affiliates to the extent relating to the Acquired Assets or the business or operation of the Group including, without limitation, all manuals, data, sales and advertising materials, customer and supplier lists and reports, sales, distribution and purchase correspondence, engineering drawings, notebooks and logbooks, and all original and duplicate copies of the foregoing (the "Books and Records");

               (h) Intellectual Property. The rights of Seller and Seller's Affiliates transferred to Buyer pursuant to the Intellectual Property Agreement;

               (i) Permits. To the extent assignable to Buyer and not required for the ownership or operation of a business or assets to be retained by Seller or Seller's Affiliates, the Permits;

               (j) Prepaid Charges. All deferred and prepaid charges, recoverable deposits, advances, expenses, sums and fees of Seller and Seller's Affiliates to the extent related to the Group or the Assumed Liabilities arising from payments made prior to the Closing Date for goods or services where such goods or services have not been received as of the Closing Date;

               (k) Claims. Except for those claims of Seller relating to the sale of bomb fuzes to the United States Government under FMU-140, all rights, claims or causes of action of Seller or any of Seller's Affiliates against Third Parties to the extent arising out of the business or operation of the Group, the Acquired Assets or the Assumed Liabilities;

               (l) Employee Benefits. Those assets under the employee benefit plans of Seller to be transferred to Buyer pursuant to the Employee Matters Agreement;

               (m) Telephone Numbers. All of Seller's interests in the telephone numbers listed on Schedule 1.1(m); and

               (n)    Goodwill.  The goodwill of the Group.

        1.2 Excluded Assets. Notwithstanding the foregoing, Seller does not hereby sell, assign, transfer or convey, and Buyer does not hereby accept or purchase any of the assets, properties, rights, contracts and claims of Seller or its Affiliates except for the Acquired Assets, and, without limiting the generality of the foregoing, the following assets, properties, rights, contracts and claims of Seller or its Affiliates shall not be sold, assigned, transferred or conveyed to Buyer.

               (a) Cash. Cash and cash equivalents (including any marketable securities or certificates of deposit);

               (b) Affiliate Transactions. Except for Accounts Receivable as set forth in Section 1.1(f), any agreements, transactions, accounts, contracts, commitments or arrangements with other groups, sectors, or Affiliates of Seller;

               (c) Claims. Any rights, claims or causes of action of Seller and Seller's Affiliates against Third Parties to the extent arising in connection with the Excluded Assets or the Excluded Liabilities including, without limitation, those claims of Seller relating to the sale of bomb fuzes to the United States Government under FMU-140;

               (d) Employee Benefits. The assets and rights under the employee benefit plans of Seller other than the assets to be transferred to Buyer pursuant to the Employee Matters Agreement;

               (e) Insurance. Policies of insurance and any proceeds or return of premiums thereunder;

               (f) Tax Refunds. All claims, rights and interests of Seller and Seller's Affiliates in and to any refunds for Taxes relating to the Group, the Owned Premises, the Assumed Real Property Leases or the other Acquired Assets for periods ending on or prior to the Closing Date;

               (g) Corporate Documents. Seller's corporate charter, seal, minute books, stock record books, and other similar documents relating to the organization, maintenance and existence of Seller or any of Seller's Affiliates;

               (h) Transaction Records. Any records prepared in connection with the transfer of the Acquired Assets, including bids received from others and analyses relating to the Group and the Acquired Assets prepared in connection with the transfer of the Acquired Assets;

               (i) Company Name. Any trade name, trademark, service mark or logo using or incorporating the name "Motorola" or any derivations thereof;

               (j) Agreement Rights. Any rights of Seller under or pursuant to this Agreement, the Ancillary Agreements and any other instrument between Seller and Buyer or their respective Affiliates entered into pursuant to this Agreement or the transactions contemplated hereby;

               (k) Records and Documents. All records and documents to the extent relating to the Excluded Assets or the Excluded Liabilities, including without limitation any Books and Records (including Books and Records relating to the Iridium Claims), to the extent such Books and Records relate to Excluded Assets or Excluded Liabilities and are covered by the attorney-client privilege, the work product doctrine, or any other judicially recognized privilege, protection or immunity from disclosure (collectively, "Protected Materials"), it being expressly understood and agreed (i) that Seller does not intend to waive any such privilege, protection or immunity but rather intends to preserve all such privileges, protections and/or immunities and (ii) that Buyer shall promptly notify Seller in the event that, after the Closing Date, Buyer discovers any Books and Records which Buyer reasonably believes constitute
Protected Materials which have been inadvertently transferred from Seller to Buyer;

               (l)    Ownership Interests.  The Certicom Investment;

               (m)    Scheduled Excluded Assets.  Any of the assets listed on
Schedule 1.2(m); and

               (n) Scheduled Excluded Contracts. Any of the contracts listed on Schedule 1.2(n).

        1.3 Assumed Liabilities. Upon the terms and subject to the conditions of this Agreement, Buyer hereby agrees to assume, perform, pay and discharge, in accordance with the respective terms and subject to the respective conditions thereof, the following liabilities and obligations of Seller relating to or arising out of the business or operation of the Group or the Acquired Assets, excluding the Excluded Liabilities (the "Assumed Liabilities"):

               (a) Liabilities. All liabilities, debts, obligations, judgments, fines, penalties, claims and Proceedings relating to the business or operation of the Group or the Acquired Assets, whether accrued, liquidated, contingent, matured or unmatured, arising out of events occurring after the Closing Date;

               (b) Accounts Payable. All accounts payable and accrued payment obligations of Seller to the extent relating to or arising out of the business or operation of the Group, including any of the same that are payable to other groups, sectors or Affiliates of Seller (the "Accounts Payable"), existing as of the Closing Date (whether arising prior to or on the Closing Date);

               (c) Contracts. All liabilities, obligations and Proceedings arising under the Contracts, including without limitation the Government Contracts, the Material Contracts, the Personal Property Leases, the Software Licenses and the Assumed Real Property Leases, whether incurred or arising prior to, on or after the Closing Date, but excluding (i) any liability or obligation relating to or involving the sale by the Group of bomb fuzes to the United States Government under FMU-140 or (ii) any other liability or obligation arising out of criminal conduct or civil fraud occurring on or prior to the Closing Date;

               (d) Warranty Claims. Any and all claims and Proceedings relating to warranty obligations or services or claims of manufacturing or design defects with respect to any product or service sold or provided by the Group whether prior to, on, or after the Closing Date, whether or not such claims or Proceedings were accrued, liquidated, contingent, or known or unknown to Seller at or prior to the Closing Date;

               (e) Employment. Any liability or obligation to the extent provided in the Employee Matters Agreement with respect to the subject matters covered thereby;

               (f) Environmental. Any liability or obligation to the extent provided in the Environmental Matters Agreement with respect to the subject matters covered thereby; and

               (g) Intellectual Property. Any liability or obligation to the extent provided in the Intellectual Property Agreement with respect to the subject matters covered thereby.

        1.4 Excluded Liabilities. Notwithstanding anything to the contrary in this Agreement or the Ancillary Agreements, Buyer shall not assume or be obligated to pay, perform or otherwise assume or discharge any liabilities or obligations of Seller or any of its Affiliates, whether direct or indirect, known or unknown, or absolute or contingent, except for the Assumed Liabilities (all of such liabilities and obligations not so assumed being referred to herein as the "Excluded Liabilities"), and, without limiting the generality of the foregoing, the following obligations and liabilities relating to the Group or the Acquired Assets shall not be assumed by Buyer and shall be retained by
Seller:

               (a) Certain Claims. Any liability or obligation in respect of the Proceedings described on Schedule 1.4(a);

               (b) Taxes. Any Taxes relating to the Group, the Owned Premises, the Assumed Real Property Leases or the other Acquired Assets owed for periods ending on or prior to the Closing Date;

               (c) Indebtedness. Any liability or obligation of Seller in respect of indebtedness for borrowed money;

               (d) Excluded Assets. Any liability or obligation relating to the Excluded Assets;

               (e) Employees. Any liability or obligation not expressly assumed by Buyer pursuant to the Employee Matters Agreement with respect to the subject matters covered thereby;

               (f) Environmental. Any liability or obligation not expressly assumed by Buyer pursuant to the Environmental Matters Agreement with respect to the subject matters covered thereby;

               (g) Intellectual Property. Any liability or obligation not expressly assumed by Buyer pursuant to the Intellectual Property Agreement with respect to the subject matters covered thereby; and

               (h) Scheduled Excluded Liabilities. All of the liabilities and obligations set forth on Schedule 1.4(h).

                                   ARTICLE II

                                 PURCHASE PRICE

        2.1 Purchase Price. At the Closing, in consideration of the sale, transfer, assignment, conveyance and delivery by Seller of the Acquired Assets to Buyer, Buyer shall assume the Assumed Liabilities and cause to be delivered the sum of $825,000,000 (the "Purchase Price") to

Seller by bank wire transfer in immediately available funds to an account which shall be designated in writing by Seller at least two Business Days prior to the Closing Date.

        2.2    Allocation

               (a) Within 120 days after the Closing, Buyer will deliver to Seller a statement (the "Allocation Statement") prepared in accordance with
Section 2.2(b), setting forth its calculation of the amount of the total consideration allocable to the Acquired Assets acquired at the Closing. Seller will review the Allocation Statement and, to the extent Seller disagrees in good faith with the content of the Allocation Statement, Seller will inform Buyer of such disagreement within 30 days after receipt of the Allocation Statement. Seller and Buyer will attempt to resolve any such disagreement. If Seller and Buyer are unable to reach a good faith agreement on the content of the Allocation Statement within 180 days of the Closing Date, Seller and Buyer shall each use its own allocation statement.

               (b) The Allocation Statement will be prepared in accordance with Section 1060 of the Code and the rules and regulations promulgated thereunder.

               (c) If Buyer and Seller agree on the Allocation Statement, Buyer and Seller shall report the allocation of the total consideration among the Acquired Assets in a manner consistent with the Allocation Statement and shall act in accordance with the Allocation Statement in the preparation and filing of all Tax returns (including filing Form 8594 with their respective Federal income tax returns for the taxable year that includes the Closing Date and any other forms or statements required by the Code, Treasury regulations, the Internal Revenue Service or any applicable state or local taxing authority).

               (d) Buyer and Seller will promptly inform one another of any challenge by any taxing authority to any allocation made pursuant to this
Section 2.2 and agree to consult with and keep one another informed with respect to the status of, and any discussion, proposal or submission with respect to, such challenge.

        2.3 Transaction Taxes. All sales, use, transfer, recording, value added, and any other transaction taxes and charges, if any, arising out of the transfer of the Acquired Assets to Buyer will be shared equally by Buyer and Seller. Buyer and Seller agree to cooperate in obtaining any sales or transfer tax exemptions.

                                   ARTICLE III

                    REPRESENTATIONS AND WARRANTIES OF SELLER

        Seller hereby represents and warrants to Buyer, as of the date hereof, and as of the Closing Date, as follows:

        3.1 Organization, Qualification. Seller is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. Seller has the requisite corporate power to own its properties and carry on the business and operations of the Group as now conducted by Seller. Seller is duly licensed or qualified to do business and is in good standing in each jurisdiction in which it is required to be licensed or qualified to do business and in which the failure to be so licensed or qualified or in good standing would have a Material Adverse Effect or a material adverse effect on the ability of Seller to perform its obligations under this Agreement and the Ancillary Agreements. Neither Seller nor any of its Affiliates owns or holds the right to acquire any shares of stock or any other investment or equity interest in any other corporation, partnership, joint venture or other entity to which Buyer would become the successor as a result of the consummation of the transactions contemplated by this Agreement and the Ancillary Agreements.

        3.2 Due Execution. All corporate acts required to be taken by Seller to authorize the execution and delivery of this Agreement, the Ancillary Agreements and all instruments and transactions contemplated hereby have been duly and properly taken. This Agreement has been, and the Ancillary Agreements, documents and instruments to be delivered by Seller at Closing will be, duly and validly executed and delivered by Seller and constitute the valid and legally binding obligations of Seller enforceable against it in accordance with their respective terms, except in each case as such enforceability may be limited by bankruptcy, moratorium, insolvency, reorganization or other similar laws affecting or limiting the enforcement of creditors rights generally and except as such enforceability is subject to general principles of equity.

        3.3    No Violations.

               (a) The execution, delivery and performance of this Agreement and the Ancillary Agreements by Seller and the consummation of the transactions contemplated hereby and thereby do not and will not: (i) conflict with or result in a breach or violation of any provision of Seller's certificate of incorporation or by-laws or of any statute, rule, regulation or ordinance applicable to Seller, (ii) conflict with or violate or result in a breach of or constitute a default (or an event that is reasonably expected, upon the passage of time or the giving of notice, or both, to constitute a default) under any provision of, result in the acceleration or cancellation of any obligation under, or give rise to a right by any party to terminate or amend its obligations under, any mortgage, deed of trust, note, loan, indenture, lien, lease, agreement, instrument, order, judgment, decree or other arrangement or commitment to which Seller is a party or by which it or its assets or properties are bound, or (iii) conflict with or violate any order, judgment, decree, rule or regulation of any court or any Governmental Authority having jurisdiction over Seller or any of the Acquired Assets, except in each case for (A) such conflicts, breaches, violations or defaults as are not reasonably expected to result in a Material Adverse Effect; or (B) the need to obtain the consents, approvals and filings set forth on Schedule 3.3.

               (b) No consent, approval, order or authorization of, or registration, declaration or filing with, any Person is required by Seller in connection with the execution and delivery of this Agreement and the Ancillary Agreements or the consummation of the transactions contemplated hereby or thereby, except for (i) any of the same the failure of which to obtain or make is not reasonably expected to result in a Material Adverse Effect, (ii) any filings required to be made under the HSR Act, and (iii) consents, approvals or other actions of Third Parties identified on Schedule 3.3 which are required to transfer or assign to Buyer any Acquired Assets or assign the benefits of or delegate performance with regard thereto.

        3.4    Taxes.

               (a) Except as set forth on Schedule 3.4, with respect to the business or operation of the Group and the Acquired Assets: (i) Seller has filed or will file all federal, state, local and foreign tax returns when and as Seller has been or is required by law to file for periods ending on or before the Closing Date; (ii) Seller has paid, and will pay for all periods ending on or before the Closing Date, all taxes (whether or not shown on any such tax return) when and as the same shall be due and payable by Seller, including without limitation all foreign or domestic income, excise, unemployment, social security, occupation, franchise, real and personal property, ad valorem, sales and use taxes and all penalties and interest in respect thereof ("Taxes") and all Taxes not yet due and payable are and shall be properly accrued for in the financial records of the Group; and (iii) Seller has withheld and paid over, and will withhold and pay over for all periods ending on or before the Closing Date, all federal, state, local and foreign withholdings in respect of Taxes required by law.

               (b)    Except as disclosed on Schedule 3.4, none of the Acquired
Assets: (i) secures any debt the interest on which is tax-exempt under Code
Section 103(a); (ii) is "tax exempt use property" within the meaning of Code
Section 168(h); (iii) is used predominantly outside of the United States within the meaning of U.S. Proposed Treasury Regulation Section 1.168-2(g)(5); (iv) is "tax exempt bond financed property" within the meaning of Code Section 168(g)(5); (v) is "limited use property" within the meaning of Revenue Procedure 76-30 as modified by Revenue Procedure 81-71; or (vi) will be treated as owned by another Person pursuant to the provisions of Section 168(f)(8) of the Internal Revenue Code of 1954, as amended and in effect prior to the enactment of the Tax Equity and Fiscal Responsibility Act of 1982.

               (c) The transactions contemplated by this Agreement are not subject to Tax withholding pursuant to the provisions of Code Section 3406 or Subchapter A of Chapter 3 of the Code. Seller is a United States Person within the meaning of the Code. Seller has never been a United States real property holding corporation within the meaning of Code Section 897(c)(2).

               (d) There is no contract, agreement, plan or arrangement covering any employee of the Group that, individually or collectively, provides for the payment prior to or in connection with this transaction by Buyer of any amount: (i) that is not deductible under Section 162(a)(1) or 404 of the Code; or (ii) that is an "excess parachute payment" under Code Section 280G.

               (e) There are no Liens for Taxes of any kind on any of the Acquired Assets, except for Taxes not yet due and payable.

        3.5 Litigation. Except as set forth on Schedule 3.5, there are no Proceedings that (i) contain a claim for money damages of $500,000 or more, (ii) seek injunctive or other equitable relief which if granted would be reasonably expected to result in a Material Adverse Effect or (iii) relate to this Agreement or the transactions contemplated hereby, in each case pending or, to Seller's Knowledge, threatened against Seller relating to the business or operation of the Group, the Acquired Assets, the Assumed Liabilities or Seller's ability or authority to consummate the transactions contemplated by this Agreement and the Ancillary Agreements.

        3.6    Acquired Assets.

               (a) Seller, or its Affiliates, as applicable, has good and marketable title to, or a valid license to or leasehold interest in, all Acquired Assets free and clear of any Lien, except for Permitted Liens. The items of personal property included in the Acquired Assets and currently used in the business or operation of the Group are in normal operating condition, subject to normal wear and tear, and are suitable for the purposes for which they are currently being used.

               (b) Except as set forth on Schedule 3.6(b), all assets, properties and rights owned or used by Seller and its Affiliates in connection with the current operation or business of the Group shall be owned or available for use by Buyer on substantially similar terms and conditions immediately after giving effect to the consummation of the transactions contemplated by this Agreement and the Ancillary Agreements, except for the failure of such of the foregoing as is not reasonably expected to have a Material Adverse Effect.

        3.7    Real Property.

               (a) Schedule 3.7 contains a complete and accurate list and legal description of all Owned Premises (including addresses) and a complete and accurate list of all Leased Premises (including addresses, the name of each landlord and the date of each lease). Except as set forth on Schedule 3.7, the Premises constitute all of the real property and interests in real property owned, leased, used or held for use by Seller or its Affiliates in relation to the business or operation of the Group. Seller has good and marketable fee simple title to the Owned Premises designated as the "Fee Simple Owned Property" on Schedule 1.1(e), free and clear of all mortgages, liens, security interests, easements, covenants, restrictions, rights-of-way and other liens, claims and similar encumbrances and restrictions of any nature whatsoever, except for the Permitted Liens. Except as described or provided in the Environmental Matters Agreement, the Permitted Liens do not, individually or in the aggregate, materially and adversely affect the use, value or operation of the Premises or any parcel or component thereof.

               (b) Except as set forth on Schedule 3.7 and for any of the following the failure of which to be true and correct is not reasonably expected to result in a Material Adverse Effect, (i) to Seller's Knowledge, all improvements located on each parcel of the Premises are in good operating condition and in a good state of maintenance and repair (normal wear and tear excepted), have been regularly and appropriately maintained, are adequate for their current use in the business or operation of the Group and are free from structural defect, except for scheduled maintenance, repairs and replacements to be performed in the ordinary course of the operation of the Premises, (ii) to Seller's Knowledge, there is not now pending any condemnation or eminent domain proceeding affecting any of the Premises or any portion thereof or any lawsuits or administrative actions relating to any of the Premises that is reasonably expected to have a material adverse effect on the current use, occupancy or value of such Premises, nor is any such proceeding threatened by any Governmental Authority or other party, (iii) all Permits necessary for the operation and current use of the Premises have been issued and are in full force and effect, (iv) each of the Premises is served by all necessary water, sewer, gas, electric, telephone, drainage facilities and other utilities or services necessary for the current operation thereof (collectively, "Utilities") and, to Seller's Knowledge, no fact or condition exists that is reasonably expected to result in the discontinuation of any of the Utilities,
(v) to Seller's Knowledge, each of the Premises has been operated and maintained in compliance with all applicable Laws, including, without limitation, all applicable building codes, zoning, subdivision and land use laws, (vi) Seller has not received written notice that the use or occupancy of any of the Premises violates any covenants, conditions or restrictions that encumber the Premises, and (vii) there are no leases, subleases, licenses, concessions or other agreements, written or oral, granting to any other person or entity the right of use or occupancy of any portion of any of the Premises, except for the Permitted Liens, the Motorola Credit Union Ground Lease and any third party antenna agreements.

               (c) Seller has heretofore delivered to Buyer a true, correct and complete copy of each Real Property Lease together with all amendments, modifications, alterations and other changes thereto. All of the Assumed Real Property Leases are valid, binding and enforceable against Seller and, to Seller's Knowledge, against the other parties thereto, and there exists no breach or default, or state of facts which, with the passage of time, notice, or both, is reasonably expected to result in a breach or default on the part of Seller or, to Seller's Knowledge, the other party or parties to any Real Property Lease. None of the leasehold estates in the Leased Premises subject to the Assumed Real Property Leases is subject to any mortgage, lien, security interest or other Lien created or caused by Seller that would survive the Closing and the assignment of the Assumed Real Property Leases. The Real Property Lease with respect to each of the Leased Premises constitutes the entire agreement to which Seller is a party with respect to the Leased Premises leased thereunder.

        3.8 Compliance with Laws. Except as set forth on Schedule 3.8, Seller has complied with all Laws applicable to the business and operation of the Group, except where the failure to so comply is not reasonably expected to have a Material Adverse Effect.

        3.9 Material Contracts. Schedule 3.9 contains a list of each of the following Contracts (each of which shall be deemed a "Material Contract") to which Seller or any of its Affiliates is a party with respect to the business or operation of the Group or the Acquired Assets:

               (a) any Contract that obligates Seller or any of its Affiliates to pay an amount in excess of $5,000,000 after the date hereof;

               (b) any Contract for the sale of products or systems or the provision of services that involves the anticipated accrual or receipt of revenues of more than $5,000,000 after the date hereof;

               (c) any Contract, lease or similar agreement relating to the purchase, sale or use of real property;

               (d) any material agreement or arrangement that relates to the provision of goods or services to or by the Group by or to Seller or any other group, sector or Affiliate of Seller;

               (e) any confidentiality agreement that restricts in any material way the business or operation of the Group or the use of any of the Acquired Assets or any non-competition agreement that restricts in any way the business or operation of the Group or the use of any of the Acquired Assets;

               (f) any collective bargaining agreements with any labor union or representative of employees relating to or affecting the Group or the Acquired Assets;

               (g) any partnership, joint venture, teaming, co-production or profit sharing Contracts;

               (h) any employment agreement with any Employee other than Seller's standard form letter agreement;

               (i) any agreement committing Seller or any of its Affiliates to purchase or sell any property or asset in respect of the business or operation of the Group outside the ordinary course of business;

               (j) any Contract constituting a material distribution or sales agency agreement;

               (k)    any material Software Licenses;

               (l)    any restricted contract; or

               (m) any contract involving the handling, treatment, storage, transportation, recycling, reclamation or disposal of waste or hazardous substances generated by or used by the Group, which has not been entered into in the ordinary course of business.

        Except as prohibited by law, by the terms of such Material Contract, or under any confidentiality agreement, or as specifically set forth on Schedule 3.9, Seller has made available to Buyer copies of all Material Contracts, which copies are complete and accurate in all material respects. Except as described on Schedule 3.9 or Schedule 3.10(a), each Material Contract is valid and binding and is in full force and effect as to Seller, and, to Seller's Knowledge, represents the legal, valid and binding obligation of the other party or parties thereto, enforceable against such party or parties in accordance with its terms. Except as disclosed on Schedule 3.9 or with respect to the Government Contracts, which are the subject of Section 3.10 and therefore not covered by this sentence, Seller or the applicable Affiliate of Seller has performed all obligations required to be performed by it under each Material Contract through the date this representation is made, except where the failure to perform is not reasonably expected to result in a Material Adverse Effect, and is not (with or without the lapse of time or the giving of notice, or both) in material breach or material default thereunder and, to Seller's Knowledge, no other party thereto is (with or without the lapse of time or the giving of notice, or both) in material default under any Material Contract.

        3.10   Government Contracts.

               (a) Compliance. Except as set forth on Schedule 3.10(a), with respect to each and every Government Contract or Government Proposal and for all periods from and after January 1, 1998 (i) Seller has complied with all terms and conditions of such Government Contract or Government Proposal except where the failure to comply is not reasonably expected to result in a Material Adverse Effect; (ii) Seller has complied with all requirements of all Laws or agreements pertaining to such Government Contract or Government Proposal except where the failure to comply is not reasonably expected to result in a Material Adverse Effect; (iii) all representations and certifications executed, acknowledged or set forth in or pertaining to such Government Contract or Government Proposal were, to Seller's Knowledge, complete and correct as of their effective dates and, to Seller's Knowledge, Seller has complied with all such representations and certifications; (iv) neither the United States Government nor any prime contractor, subcontractor or other person has notified Seller in writing that Seller has breached or violated any statute, regulation, certification, representation, clause, provision or requirement pertaining to such Government Contract or Government Proposal; (v) no termination for convenience, termination for default, cure notice or show cause notice is currently in effect; (vi) with respect to any Government Contract, the United States Government has not questioned or disallowed costs exceeding $1,000,000 per contract; (vii) no money due to Seller pertaining to such Government Contract or Government Proposal has been withheld or set off, nor has any claim been made to withhold or set off money, and, to Seller's Knowledge Seller is entitled to all progress payments received with respect thereto; and (viii) each Government Contract is valid and subsisting.

               (b) Investigations. Except as set forth on Schedule 3.10(b), with respect to the business and operation of the Group: (i) none of Seller, the Group nor any employee or consultant of Seller or the Group is, or during the last three years has been, under, to Seller's Knowledge, administrative, civil or criminal investigation by the United States Government or under any internal audit by Seller or the Group with respect to any alleged irregularity, misstatement or omission arising under or relating to any Government Contract or Government Proposal; (ii) during the last three years, Seller has not conducted or initiated any material internal investigation or made a voluntary disclosure to the United States Government with respect to any alleged irregularity, misstatement or omission arising under or relating to a Government Contract or Government Proposal, and (iii) during the last three years, none of the Seller, the Group nor any employee or consultant of Seller or the Group has been suspended or disbarred from doing business with the United States Government or has been the subject of a finding of nonresponsibility on a Government Proposal nor has any debarment or suspension proceeding been initiated against Seller or the Group. To Seller's Knowledge, there exist no facts or circumstances that would warrant the institution of suspension or debarment proceedings or the finding of nonresponsibility on the part of Seller or the Group or any of their respective directors, officers or employees. No payment has been made by or on behalf of Seller or the Group in connection with any Government Contract or Government Proposal in violation of applicable procurement laws, rules and regulations or in violation of, or requiring disclosure pursuant to, the Foreign Corrupt Practices Act of 1977, as amended.

               (c) Absence of Claims. Except as set forth on Schedule 3.10(c), with respect to the Group, there exist: (i) to Seller's Knowledge, no outstanding material claims against Seller either by the United States Government or by any prime contractor, subcontractor, vendor or other third party, arising under or relating to any Government Contract or Government Proposal; and (ii) no material disputes between Seller and the United States Government under the Contract Disputes Act or between Seller and any prime contractor, subcontractor or vendor arising under or relating to any Government Contract or Government Proposal.

               (d) Cost Accounting Systems. Except as set forth on Schedule 3.10(d), the cost accounting and contractor purchasing systems maintained by Seller in connection with the conduct of the business and operations of the Group with respect to Government Contracts are in compliance with all applicable Laws (including all applicable cost accounting standards) in all material respects.

        3.11 Permits. Seller currently has all Permits from all federal, state, local and foreign authorities as are necessary for the conduct of the business or operation of the Group as currently conducted as of the date hereof, except where the failure to have any Permit is not reasonably expected to result in a Material Adverse Effect.

        3.12 Clearances. Except to the extent prohibited by Law, Schedule 3.12 sets forth with respect to the Acquired Assets or business or operation of the Group, all material facility security clearances held by Seller (the "Clearances").

        3.13 Financial Statements. Seller has provided to Buyer a copy of the Balance Sheet as of the Balance Sheet Date, the Pro Forma Balance Sheet as of the Balance Sheet Date and the income statement for the Group for the six (6) month period ending on the Balance Sheet Date (collectively, the "Financial Statements"), true copies of which are attached to this Agreement as Exhibit H. The Financial Statements (a) are in accordance with the Books and Records of Seller; (b) have been prepared in accordance with GAAP in all material respects, except as disclosed on Exhibit H; and (c) present fairly and accurately the financial condition and results of operations for the periods indicated. The Financial Statements have not been prepared, reviewed or audited by an outside accounting firm. The reserves in the Financial Statements for Contracts, warranties, customer claims, and other liabilities have been determined based on Seller's historical experiences and represent Seller's reasonable good faith estimate of the expected liabilities to which they relate and are reflected in the Financial Statements in accordance with GAAP.

        3.14 Absence of Undisclosed Liabilities. Except as disclosed or reserved against on the Balance Sheet, or as specifically set forth on Schedule 3.14, and except for the Excluded Liabilities, Seller does not have, with respect to the business or operation of the Group, any debts, liabilities, or obligations of any nature, whether accrued, absolute, contingent or otherwise, other than: (i) liabilities incurred in the ordinary and usual course of business since the Balance Sheet Date, (ii) other debts, liabilities or obligations which are not, in the aggregate, in excess of $1,000,000, and (iii) liabilities not required by GAAP to be included or disclosed on a balance sheet prepared in accordance with GAAP or any notes thereto.

        3.15   Absence of Certain Changes or Events.  Except as disclosed on
Schedule 3.15, since the Balance Sheet Date:

               (a) Seller has conducted the business and operations of the Group in the ordinary and usual course of business, and there has not been any event or series of events that has had or is reasonably expected to have a Material Adverse Effect; provided, however, any effect resulting from any change that is generally applicable to the United States economy or securities markets as a whole or to industries in which the Group operates generally, in each case where such change does not adversely affect the business or operation of the Group or the value of the Acquired Assets disproportionately, shall not constitute a Material Adverse Effect under this Section 3.15(a);

               (b) there has been no change in the condition, financial or otherwise, of the Group, the Acquired Assets or the Assumed Liabilities, other than any such changes in the ordinary course of business, none of which changes, individually or in the aggregate, are reasonably expected to be material to the Group, the Acquired Assets or the Assumed Liabilities;

               (c) except to the extent required by GAAP, applicable Law, or the United States Government, there has been no change in the method of accounting or keeping of books of account or accounting practices with respect to the Acquired Assets, the Assumed Liabilities or the business or operation of the Group;

               (d) Seller has not accelerated, delayed or postponed payment of Accounts Payable or the collection of Accounts Receivable outside the ordinary course of business consistent with past practices;

               (e) Seller has not made any capital expenditure or commitment in excess of the amounts set forth in the Capital Acquisition Report;

               (f) Seller has not canceled, compromised, waived or released any right or claim material to the business or operations of the Group that is reasonably expected to result in a Material Adverse Effect; and

               (g) Seller has not committed or agreed to do any of the foregoing.

        3.16 Brokers. No broker, investment banker, financial advisor or other Person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based on arrangements made by or on behalf of Seller, except pursuant to arrangements with those investment banks listed on Schedule 3.16, for which Seller is solely responsible.

        3.17 Warranty Disclaimer The representations and warranties set forth in this Agreement and in the Ancillary Agreements and other instruments contemplated hereby and thereby are the only representations and warranties made by Seller with respect to the Group and the Acquired Assets. Except as specifically set forth herein, Seller is selling the Acquired Assets to Buyer "AS IS" and "WHERE IS" and with all faults. EXCEPT AS SPECIFICALLY SET FORTH IN THIS AGREEMENT, SELLER MAKES NO WARRANTY, EXPRESS OR

IMPLIED, AS TO ANY MATTER WHATSOEVER RELATING TO THE ACQUIRED ASSETS, INCLUDING THE CONDITION OF THE ACQUIRED ASSETS, THEIR MERCHANTABILITY OR THEIR FITNESS FOR ANY PARTICULAR PURPOSE. SELLER FURTHER SPECIFICALLY DISCLAIMS ANY WARRANTY REGARDING THE PROFITABILITY OF THE GROUP OR THE STATUS, OUTCOME OR LIKELIHOOD OF SUCCESS OF ANY LITIGATION REFERENCED HEREIN.

                                   ARTICLE IV

                     REPRESENTATIONS AND WARRANTIES OF BUYER

        Buyer hereby represents and warrants to Seller, as of the date hereof, and as of the Closing Date, as follows:

        4.1 Organization; Qualification. Buyer is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. Buyer has the requisite corporate power to own its properties and carry on its business as now conducted. Buyer is duly licensed or qualified to do business and is in good standing in each jurisdiction in which it is required to be licensed or qualified to do business and in which the failure to be so licensed or qualified or in good standing would have a material adverse effect on the ability of Buyer to perform its obligations under this Agreement and the Ancillary Agreements.

        4.2 Due Execution. All corporate acts required to be taken by Buyer to authorize the execution and delivery of this Agreement, the Ancillary Agreements and all instruments and transactions contemplated hereby have been duly and properly taken. This Agreement has been, and the Ancillary Agreements, documents and instruments to be delivered by Buyer at Closing will be, duly and validly executed and delivered by Buyer and constitute the valid and legally binding obligations of Buyer enforceable against it in accordance with their respective terms, except in each case as such enforceability may be limited by bankruptcy, moratorium, insolvency, reorganization or other similar laws affecting or limiting the enforcement of creditors rights generally and except as such enforceability is subject to general principles of equity.

        4.3    No Violations.

               (a) The execution, delivery and performance of this Agreement and the Ancillary Agreements by Buyer and the consummation by Buyer of the transactions contemplated hereby and thereby do not and will not (i) conflict with or result in a breach or violation of any provision of Buyer's certificate of incorporation or by-laws or of any statute, rule, regulation or ordinance applicable to Buyer, (ii) conflict with or violate or result in a breach of or constitute a default (or an event that is reasonably expected, upon the passage of time or the giving of notice, or both, to constitute a default) under any provision of, result in the acceleration or cancellation of any obligation under, or give rise to a right by any party to terminate or amend its obligations under, any mortgage, deed of trust, note, loan, indenture, lien, lease, agreement, instrument, order, judgment, decree or other arrangement or commitment to which Buyer is a party or by which it or its assets or properties are bound, or (iii) conflict with or violate any order, judgment, decree, rule or regulation of any court or any Governmental Authority having jurisdiction over Buyer, except in each case for such conflicts, breaches, violations or defaults as are not reasonably expected to result in a material adverse effect on the ability of Buyer to consummate the transactions contemplated by this Agreement and the Ancillary Agreements.

               (b) No consent, approval, order or authorization of, or registration, declaration or filing with, any Person is required by Buyer in connection with the execution and delivery of this Agreement and the Ancillary Agreements or the consummation of the transactions contemplated hereby or thereby, except for (i) any of the same the failure of which to obtain or make is not reasonably expected to result in a material adverse effect on the ability of Buyer to consummate the transactions contemplated by this Agreement and the Ancillary Agreements, (ii) any filings required to be made under the HSR Act and
(iii) such consents, approvals, orders, authorizations, registrations, declarations or filings the failure of which to obtain would not, individually or in the aggregate, have a material adverse effect on Buyer's ability to consummate the transactions contemplated hereby and thereby.

        4.4 Litigation. There are no Proceedings pending or, to Buyer's Knowledge, threatened against Buyer relating to the Group, the Acquired Assets, the Assumed Liabilities or Buyer's ability or authority to consummate the transactions contemplated by this Agreement and the Ancillary Agreements where the outcome is reasonably expected to result in a material adverse effect on the ability of Buyer to consummate the transactions contemplated by this Agreement and the Ancillary Agreements.

        4.5 Financing. Buyer has the capability or sufficient funds or financing in place as of the date hereof to fund the consideration to be paid at Closing to Seller for the Acquired Assets.

        4.6 Eligibility. During the last three years, neither Buyer nor any director or executive officer of Buyer has been debarred, suspended, proposed for debarment, or found to be nonresponsible by the United States or any United States government entity. To Buyer's Knowledge, there exist no facts or circumstances that would warrant the institution of debarment or suspension proceedings or the finding of nonresponsibility on the part of Buyer or any director or executive officer of Buyer.

        4.7 Foreign Ownership. Buyer is not under "foreign ownership, control or influence," as such term is defined in the U.S. Department of Defense Industrial Security Manual for Safeguarding Classified Information.

        4.8 Brokers. No broker, investment banker, financial advisor or other Person is entitled to any broker's, finder's financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based on arrangements made by or on behalf of Buyer.

                                    ARTICLE V

                                     CLOSING

        5.1 Closing. The closing ("Closing") of the sale and purchase of the Acquired Assets and the assignment and assumption of the Assumed Liabilities shall take place at the offices of Jenner & Block, LLC, One IBM Plaza, Chicago, Illinois at 10:00 a.m. Central Time on the first business day after satisfaction or waiver of the conditions set forth in Sections 6.1 and 6.2 herein, or at such place, date and time as the parties may agree (the "Closing Date"), but in any event no later than December 31, 2001. All acts and transactions to be taken or effected at the Closing shall be deemed to have been taken simultaneously and shall be deemed to be effective as of 12:01 a.m. Central Time on the Closing Date.

        5.2 Deliveries by Seller. At the Closing, Seller shall deliver or cause to be delivered to Buyer all instruments, duly executed, which are required by the terms hereof to be delivered at the Closing, including:

               (a)    the Assignment and Assumption Agreement;

               (b)    the Bill of Sale;

               (c)    the Intellectual Property Agreement;

               (d)    the Employee Matters Agreement;

               (e)    the Environmental Matters Agreement

               (f)    the Transition Services Agreements;

               (g)    the Lease;

               (h)    the Strategic Alliance Agreement;

               (i)    the Commercial Agreements;

               (j) a certificate of Seller, dated as of the Closing Date, certifying to the fulfillment of the conditions specified in Section 6.1(a) of this Agreement;

               (k) an affidavit pursuant to Section 1445(b)(2) of the Code stating under penalty of perjury Seller's federal employer identification number and that Seller is not a foreign person and such other certificates and affidavits relating to Tax matters as may reasonably be requested by Buyer; and

               (l) all such other bills of sale, special or limited warranty deeds, assignments and other instruments of assignment, transfer or conveyance as Buyer may reasonably request or as may be otherwise necessary to evidence and effect the sale, transfer, assignment, conveyance and delivery of the Acquired Assets to Buyer and to put Buyer in actual possession or control of the Acquired Assets.

        5.3 Deliveries by Buyer At the Closing, Buyer shall deliver or cause to be delivered to Seller all instruments, duly executed, which are required by the terms hereof to be delivered at the Closing, including:

               (a) an amount equal to the Purchase Price by wire transfer of immediately available funds in U.S. dollars;

               (b)    the Assignment and Assumption Agreement;

               (c)    the Intellectual Property Agreement;

               (d)    the Employee Matters Agreement;

               (e)    the Environmental Matters Agreement;

               (f)    the Transition Services Agreements;

               (g)    the Lease;

               (h)    the Strategic Alliance Agreement;

               (i)    the Commercial Agreements; and

               (j) a certificate of Buyer dated as of the Closing Date, certifying to the fulfillment of the conditions specified in Section 6.2(a) of this Agreement.

        5.4 Consummation of Transactions. Each of the parties hereto agrees to use all commercially reasonable efforts to consummate all of the transactions contemplated herein and to be performed by it hereunder.

                                   ARTICLE VI

                  CONDITIONS PRECEDENT TO OBLIGATIONS TO CLOSE

        6.1 Conditions Precedent to Buyer's Obligations. All obligations of Buyer hereunder are subject to the fulfillment on or before the Closing Date of each of the following conditions:

               (a) No Misrepresentation or Breach of Covenants and Warranties. There shall have been no material breach by Seller in the performance of any of its covenants and agreements contained herein or in the Primary Ancillary Agreements; each of the representations and warranties of Seller contained or referred to in this Agreement and the Primary Ancillary Agreements that are qualified as to materiality shall be true and correct and the other representations and warranties of Seller contained or referred to in this Agreement and the Primary Ancillary Agreements shall be true and correct in all material respects, in each case on the Closing Date as though made on the Closing Date, unless such representations and warranties are made only as of an earlier date, in which case they shall be true and correct, or true and correct in all material respects, as the case may be, as of such earlier date, and Seller shall have delivered a certificate confirming the matters set forth in this Section 6.1(a).

               (b) No Injunction. No order of any court or administrative agency shall be in effect that enjoins, restrains, conditions or prohibits consummation of the transactions contemplated by this Agreement and the Ancillary Agreements.

               (c) HSR Act. Any applicable waiting period under the HSR Act relating to the transactions contemplated by this Agreement shall have expired or been terminated.

               (d) Consents. Seller shall have obtained and delivered to Buyer the written consents specified on Schedule 6.1(d).

               (e) Title Policy. The Title Company shall be prepared to issue to Buyer a title policy in the amount of the fair market value of the Owned Premises as reasonably determined by Buyer, naming Buyer as the insured party thereunder, insuring good and marketable fee simple title to the Owned Premises, subject only to the Permitted Liens and containing such endorsements as Buyer shall reasonably require including, without limitation, the following endorsements: (i) extended coverage, (ii) zoning, with parking (or its equivalent), (iii) access and (iv) contiguity (the "Title Policies"). The Title Policies also shall provide affirmative insurance with respect to all easements benefiting the Owned Premises. All title insurance premiums and charges payable in connection with the issuance of the Title Policies shall be shared equally by Buyer and Seller.

               (f) No Material Adverse Effect. Since the Balance Sheet Date there shall have been no change in the business or operation or the assets, liabilities or condition (financial or otherwise) of the Group, which is reasonably expected to result in a Material Adverse Effect, excluding any such change that is generally applicable to the United States economy or securities markets as a whole or to industries in which the Group operates generally, in each case where such change does not adversely affect the business or operation of the Group or the value of the Acquired Assets disproportionately.

               (g) Delivery of Documents. Seller shall have delivered the documents, instruments and certificates identified in Section 5.2.

        6.2 Conditions Precedent to Seller's Obligations. All obligations of Seller hereunder are subject to the fulfillment on or before the Closing Date of each of the following conditions:

               (a) No Misrepresentation or Breach of Covenants and Warranties. There shall have been no material breach by Buyer in the performance of any of its covenants and agreements contained herein or in the Primary Ancillary Agreements; each of the representations and warranties of Buyer contained or referred to in this Agreement and the Primary Ancillary Agreements that are qualified as to materiality shall be true and correct and the other representations and warranties of Buyer contained or referred to in this Agreement and the Primary Ancillary Agreements shall be true and correct in all material respects, in each case on the Closing Date as though made on the Closing Date, unless such representations and warranties are made only as of an earlier date, in which case they shall be true and correct, or true and correct in all material respects, as the case may be, as of such earlier date, and Buyer shall have delivered a certificate confirming the matters set forth in this
Section 6.2(a).

               (b) No Injunction. No order of any court or administrative agency shall be in effect that enjoins, restrains, conditions or prohibits consummation of the transactions contemplated by this Agreement and the Ancillary Agreements.

               (c) HSR Act. Any applicable waiting period under the HSR Act relating to the transactions contemplated by this Agreement shall have expired or been terminated.

                (d) Delivery of Documents. Buyer shall have delivered the documents, instruments and certificates identified in Section 5.3.


                                   ARTICLE VII

                                 INDEMNIFICATION

        7.1 Indemnification by Seller. Subject to the limitations set forth in this Article VII, Seller hereby agrees to indemnify and hold harmless Buyer or any of its Affiliates or any of their respective directors, officers, employees or agents (collectively the "Buyer Parties") against any and all Damages incurred by Buyer in connection with or arising or resulting from:

               (a) any breach by Seller of, or any other failure of Seller to perform, any of its covenants, agreements or obligations in this Agreement or in any Primary Ancillary Agreement;

               (b) the failure of any representation or warranty of Seller contained or referred to in this Agreement, any Primary Ancillary Agreement, or any certificate delivered by or on behalf of Seller pursuant hereto or thereto to have been true in all respects when made and as of the Closing Date unless such representations and warranties are made only as of an earlier date, in which case they shall be true and correct as of such earlier date; and

               (c)    the Excluded Liabilities.

        7.2 Indemnification by Buyer. Subject to the limitations set forth in this Article VII, Buyer hereby agrees to indemnify and hold harmless Seller or any of its Affiliates or any of their respective directors, officers, employees or agents (collectively the "Seller Parties") against any and all Damages incurred by Seller in connection with or arising or resulting from:

               (a) any breach by Buyer of, or any other failure of Buyer to perform, any of its covenants, agreements or obligations in this Agreement or in any Primary Ancillary Agreement;

               (b) the failure of any representation or warranty of Buyer contained or referred to in this Agreement, any Primary Ancillary Agreement, or any certificate delivered by or on behalf of Buyer pursuant hereto or thereto to have been true in all respects when made and as of the Closing Date unless such representations and warranties are made only as of an earlier date, in which case they shall be true and correct as of such earlier date; and

               (c)    the Assumed Liabilities.

        7.3 Limitation on Indemnification Obligation. Notwithstanding the foregoing, Seller shall not be required to indemnify the Buyer Parties under
Section 7.1(b) and Buyer shall not be required to indemnify the Seller Parties under Section 7.2(b), in each case until, and then only to the extent that, the aggregate amount of such Damages exceeds $10,000,000 and provided that the aggregate amount of Damages that either party shall be required to indemnify and hold harmless pursuant to Section 7.1(b) or Section 7.2(b), as the case may be, shall not exceed $82,500,000.

        7.4 Survival. The representations and warranties of Buyer and Seller contained in this Agreement or any Primary Ancillary Agreement shall survive for a period of two years following the Closing Date, except (a) for the representations and warranties contained in the first sentence of Section 3.6(a), in Section 3.16 and in Section 4.8, which shall survive indefinitely,
(b) for the representations and warranties contained in Section 3.4, which shall survive until the expiration of the applicable statute of limitations, and (c) as specifically provided in the Primary Ancillary Agreements. Neither Seller nor Buyer shall have any liability whatsoever with respect to any such representations or warranties after the survival period for such representation or warranty expires, except for claims then pending or theretofore asserted in writing by a party in accordance with the terms and conditions of this Agreement.

        7.5 Procedures for Indemnification. The indemnified party shall give prompt written notice to the indemnifying party of any Claim by any Third Party in respect of which indemnity may be sought, but a failure to give such notice or delaying such notice shall not affect the indemnified party's right to indemnification and the indemnifying party's obligation to indemnify as set forth in this Agreement, except to the extent the indemnifying party's ability to remedy, contest, defend or settle with respect to such Claim is actually prejudiced thereby. The obligations and liabilities of the parties with respect to any such Claim shall be subject to the following additional terms and conditions:

               (a) The indemnifying party shall have the right to undertake, by counsel or other representatives of its own choosing, the defense or opposition to such Claim.

               (b) In the event that the indemnifying party shall elect not to undertake such defense or opposition, or, within thirty (30) days after written notice (which shall include sufficient description of background information explaining the basis for such Claim) of any such Claim from the indemnified party, the indemnifying party shall fail to undertake to defend or oppose such Claim, the indemnified party (upon further written notice to the indemnifying party) shall have the right to undertake the defense, opposition, compromise or settlement, subject to clause (c) below, of such Claim, by counsel or other representatives of its own choosing, on behalf of and for the account and risk of the indemnifying party (subject to the right of the indemnifying party to assume defense of or opposition to such Claim at any time prior to settlement, compromise or final determination thereof).

               (c) Anything herein to the contrary notwithstanding: (i) in the event that the indemnifying party undertakes defense of or opposition to any Claim, (A) the indemnified party shall have the right, at its own cost and expense, to participate in the defense, opposition, compromise or settlement of the Claim and the indemnifying party and the indemnified party and their respective counsel or other representatives shall cooperate in good faith with respect to such Claim; and (B) the indemnifying party shall not, without the indemnified party's written consent (which consent shall not be unreasonably withheld), settle or compromise any Claim or consent to entry of any judgment in respect of such Claim; and (ii) in the event that the indemnified party undertakes defense of or opposition to any Claim, (A) the indemnifying party shall have the right, at its own cost and expense, to participate in the defense, opposition, compromise or settlement of the Claim and the indemnifying party and the indemnified party and their respective counsel or other representatives shall cooperate in good faith with respect to such

Claim; and (B) the indemnified party shall not, without the indemnifying party's written consent (which consent shall not be unreasonably withheld), settle or compromise any Claim or consent to entry of any judgment in respect of such Claim.

               (d) All Claims not disputed shall be paid by the indemnifying party within thirty (30) days after receiving notice of the Claim. In the event there is a Disputed Claim with respect to any Damages, the indemnifying party shall be required to pay the indemnified party the amount of such Damages for which the indemnifying party has, pursuant to a final determination, been found liable within ten (10) days after there is a final determination with respect to such Disputed Claim. A final determination of a Disputed Claim shall be (i) a judgment of any court of competent jurisdiction determining the validity of a Disputed Claim, if no appeal is pending from such judgment and if the time to appeal therefrom has elapsed; (ii) an award of any arbitration determining the validity of such disputed claim, if there is not pending any motion to set aside such award and if the time within which to move to set aside such award has elapsed; (iii) a written termination of the dispute with respect to such claim signed by the parties thereto or their attorneys; (iv) a written acknowledgment of the indemnifying party that it no longer disputes the validity of such claim; or (v) such other evidence of final determination of a disputed claim as shall be acceptable to the parties. No undertaking of defense or opposition to a Claim shall be construed as an acknowledgment by such party that it is liable to the party claiming indemnification with respect to the Claim at issue or other similar Claims.

               (e) Any amounts payable under this Article VII by the indemnifying party to or on behalf of the indemnified party in respect of any Damages shall be reduced to the extent that the indemnified party receives any insurance proceeds with respect to a Claim. If the amount of any Claim, at any time subsequent to the making of an indemnity payment in respect thereof, is reduced by recovery, settlement or otherwise under or pursuant to any insurance coverage, or pursuant to any claim, recovery, settlement or payment by or against any Third Party, the amount of such reduction, less any costs, expenses or premiums incurred in connection therewith, will promptly be repaid by the indemnified party to the indemnifying party with respect to such Claim.

        7.6 Ancillary Agreements. The provisions of this Article VII shall be without limitation of the parties' rights to indemnification under or other remedies specifically provided for under the Ancillary Agreements.

                                  ARTICLE VIII

                                    COVENANTS

        8.1 Operation of the Business. Seller covenants and agrees that during the period from the date of this Agreement to the Closing (except as Buyer otherwise has consented in writing, which consent will not be unreasonably withheld), the business and operation of the Group and the Premises will be conducted only in the ordinary course of business, consistent with past practices, and Seller shall use commercially reasonable efforts to preserve the business and operations of the Group intact, and to preserve the goodwill of customers and suppliers of the Group. During the period from the date of this Agreement through the Closing, Seller shall not, with respect to the Acquired Assets, the Assumed Liabilities or the Group, without the prior written consent of Buyer, which consent will not be unreasonably withheld:

        (a) cancel or waive, or agree to cancel or waive, any debt, claim or right (absolute or contingent), having a value or potential value (individually or in the aggregate) in excess of $500,000;

        (b) make any capital expenditure, capital commitment, additions to property, plant or equipment in excess of the amounts set forth in the Capital Acquisition Report attached hereto as Schedule 8.1(b);

        (c) take any action which individually or in the aggregate is reasonably expected to have a Material Adverse Effect on the Group's business relationship with any major customer or supplier;

        (d) sell, lease, license or otherwise dispose of, or agree to sell, lease, license or otherwise dispose of, any interest in any of the Acquired Assets, except for (i) sales of Inventory in the ordinary course of business and (ii) the sale or disposal of excess and obsolete assets in the ordinary course of business in compliance with Group policies and practices and in an amount not to exceed $100,000 per month;

        (e) increase in any manner the compensation of, or enter into any new bonus or incentive agreements or arrangements with, or establish any new employee benefit plans or programs for, or increase the benefits under any existing employee benefit plan or program for, any employees of the Group other than in connection with a promotion, in the ordinary course of business (including any such changes that are not related to the transactions contemplated by this Agreement and that are generally applicable to all similarly situated Seller or Seller Affiliate employees), or as expressly provided for in the Employee Matters Agreement or any agreements forming a part thereof;

        (f) enter into a lease of real property with respect to the business or operations of the Group having annual lease payments in excess of $500,000;

        (g) change with respect to the business or operation of the Group its accounting methods, principles or policies in any material respect except to the extent required by GAAP, applicable Law, or the United States Government;

        (h) make any Tax election that could carry over to Buyer and have a Material Adverse Effect after the Closing;

        (i) make any change to the revenue recognition procedures as used in the preparation of the Financial Statements;

        (j) amend in any material adverse respect any Contract except with respect to the settlement of a debt, claim or right in accordance with Section 8.1(a);

        (k) pay, distribute, loan or advance any amount received in connection with or related to advance payments or deposits on Contracts to any stockholder, officer, employee, director or Affiliate, except as otherwise contemplated by this Agreement or the Ancillary Agreements;

        (l) (i) delay or postpone payment on, or otherwise alter the payment terms of, Accounts Payable other than consistent with past practices, (ii) factor, discount or otherwise accept less than full payment with regard to, or accelerate the collection of, Accounts Receivable or other amounts due other than in the ordinary course of business, (iii) offer or extend any special discounts or terms on the sale of Inventory, except in the ordinary course of business, or (iv) sell any Inventory at less than fair market value or make any bulk sale of Inventory other than in the ordinary course of business;

        (m) incur or assume any indebtedness or other liabilities (whether absolute, accrued, contingent or otherwise) or guarantee any such indebtedness or commitments for the same, except liabilities (other than indebtedness or guarantees of indebtedness) in the ordinary course of business, and in amounts and on terms consistent with past practice;

        (n) take any other action which individually or in the aggregate materially affects the Financial Statements outside the ordinary course of business consistent with past practice; or

        (o)  commit or agree to do any of the foregoing.


        8.2 Access.. From the date hereof through the Closing Date, Seller shall give Buyer and its representatives access during normal business hours and under reasonable circumstances to all properties and records of the Group, subject to the terms and conditions as may be required by the landlords under the Assumed Real Property Leases. Seller shall furnish Buyer with all financial and other information in its possession relating to the Group, the Acquired Assets and the Assumed Liabilities as Buyer may from time to time reasonably request. At the request of Buyer and after the public announcement of the transactions contemplated hereby in accordance with this Agreement, Seller shall arrange joint visits to significant customers and suppliers of the Group. Buyer shall not communicate with any employee customer, supplier, landlord or tenant of the Group without the prior consent (written or oral) of Seller's Senior Vice President/Director of Finance (Bob Kell), Seller's Corporate Vice President/General Manager (Bob McCall), Ralph Smith or Michelle Warner. All rights of access to information and documents granted under this Section 8.2 are subject to restrictions on access to classified facilities and information imposed by Governmental Authorities.

        8.3    Cooperation; Records and Documents.

               (a) In the event and for so long as either party is actively contesting or defending against any Proceeding in connection with (i) any transaction contemplated under this Agreement or the Ancillary Agreements or
(ii) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act or transaction on or prior to the Closing Date involving the Group, the other party shall cooperate with the contesting or defending party and its counsel in the contest or defense, make available its personnel and provide such testimony and access to its books and records as may be necessary in connection with the contest or defense, at the sole cost and expense of the contesting or defending party (unless the contesting or defending party is entitled to indemnification therefor under
Article VII or such costs and expenses are allocated differently under Sections 8.3(c)-(e)). The provisions of this Section 8.3(a) shall not be applicable in the case of any Proceeding by one party to this Agreement against the other.

               (b) Following the Closing Date, Seller shall grant to Buyer and its representatives, at Buyer's reasonable request (subject to any limitations that are reasonably required to preserve any applicable privilege or Third Party confidentiality obligation), reasonable access during normal business hours and under reasonable circumstances to, and the right to make copies at Buyer's sole expense of, those records and documents in Seller's possession related to the Group, the Acquired Assets or the Assumed Liabilities as may be reasonably necessary for Buyer's operation of the Group after the Closing. Following the Closing Date, Buyer shall grant to Seller and its representatives, at Seller's reasonable request (subject to any limitations that are reasonably required to preserve any applicable privilege or Third Party confidentiality obligation), access during normal business hours and under reasonable circumstances to, and the right to make copies at Seller's sole expense of, those records and documents covering any period prior to the Closing related to the Group or the Acquired Assets as may be reasonably necessary for litigation, preparation of financial statements, tax returns and audits or other valid business purposes. If Buyer elects to dispose of any of such records within six (6) years after the Closing Date, Buyer shall first give Seller sixty
(60) days' written notice, during which period Seller shall have the right to take such records without payment of consideration. All rights of access to information and documents granted under this Section 8.3 are subject to restrictions on access to classified facilities and information imposed by Governmental Authorities.

               (c) In addition to the provisions of Sections 8.3(a) and (b), Buyer and Seller shall fully cooperate in connection with (i) Seller's defense of the ongoing investigation relating to the FMU-140 contract, (ii) Seller's defense in any other Proceedings involving allegations of pre-Closing criminal conduct or civil fraud, (iii) Seller's actions in connection with any other Proceeding for which Seller has retained liability under this Agreement, the Ancillary Agreements or any other agreement referenced or contemplated hereby or thereby and (iv) Seller's prosecution of affirmative claims relating to the FMU-140 contract; provided that such cooperation shall not be applicable in the case of any Proceeding by a party to this Agreement against the other party. It is understood and agreed by Buyer and Seller that (y) Buyer's cooperation hereunder is predicated on Seller's performance under this Agreement and the Ancillary Agreements of its obligations to Buyer in respect of the Excluded Liabilities and nothing contained in this Section 8.3(c) shall be construed to limit Buyer's rights in the event of Seller's non-performance and (z) Buyer's cooperation under this Section 8.3(c) is not intended to require it to engage in activities where Buyer, in the exercise of its reasonable judgment, would be required to engage outside counsel or other professionals.

               (d) In connection with the cooperation specified in Section 8(c), each of Buyer and Seller shall (i) designate (A) a senior management point of contact who shall be responsible for oversight of such party's cooperation obligations hereunder and (B) an operational level point of contact who shall be responsible for day-to-day coordination in connection with Seller's investigation or prosecution activities, (ii) enter into joint defense agreements where appropriate in form and substance mutually acceptable to Buyer and Seller and (iii) otherwise fully cooperate to the extent necessary to permit Seller to vigorously defend itself and, to the extent applicable, Buyer in such Proceedings. In addition, Buyer shall (x) provide appropriate on-site working space as necessary for Seller's investigative and legal personnel equipped with or with access to appropriate communications and copying equipment, (y) ensure the retention of documents relevant to Seller's investigation in accordance with the provisions of Section 8.3(b), subject to the cost provisions of Section 8.3(e), and (z) make reasonably available to Seller such employees of Buyer as have relevant knowledge or expertise to assist Seller in resolving those matters referred to in Sections 8.3(c)(i)-(iv). Seller shall not settle any Proceeding described in
Section 8.3(c) that is initiated by a Governmental Authority without the express written consent of Buyer, which consent shall not be unreasonably withheld, if such settlement requires Buyer to take, or prohibits Buyer from taking, any action.

               (e) With respect to the costs of any Proceeding described in Sections 8.3(c)(i)-(iv), (1) Seller shall bear all of its own costs and shall reimburse Buyer for all of its reasonable out-of-pocket expenses related to the Proceeding (which shall not include the fees and expenses of Buyer's counsel unless otherwise agreed to by Seller) and (2) Buyer shall bear all of its own internal costs of cooperation.

               (f) Seller's February 16, 1996 Advance Agreement with the United States Government Regarding Environmental Litigation Costs and May 13, 1998 Advance Agreement with the United States Government for Environmental Remediation Costs (the "Advance Agreements") are scheduled Excluded Liabilities. To the extent the United States Government asserts any rights or claims it may have under the Advance Agreements by issuance of a contracting officer's final decision under a contract novated or to be novated pursuant to this Agreement, Buyer agrees to enter into a sponsorship agreement or other similar arrangement under which Seller will have the right to appeal in the name of Buyer the final decision to a final resolution. Any such appeals will be at Seller's risk and expense, and the parties will cooperate as contemplated in Sections 8(a) and (b) in connection with any appeals.

        8.4 Novation of Government Contracts. Promptly following the Closing, Seller shall, in accordance with, and to the extent required by, the Federal Acquisition Regulation Part 42, Subpart 42.12, submit in writing to each responsible contracting officer a request for the United States Government to:
(a) recognize Buyer as the successor in interest to all of the Government Contracts; and (b) enter into a novation agreement (the "Novation Agreement") substantially in the form contemplated by such regulations. Seller shall use reasonable commercial efforts to obtain all consents, approvals and waivers required for the purpose of processing, entering into and completing the Novation Agreements with regard to the Government Contracts, including responding promptly to any request for information by the United States Government with regard to such Novation Agreements. Following the Closing, Buyer, who is likely to be in the better position to respond to inquiries from the United States Government concerning such Novation Agreements, shall use reasonable commercial efforts to provide all information and take all other actions necessary to execute and consummate such Novation Agreements, including responding promptly to any request for information by the United States Government with regard to such Novation Agreements. Such Government information requests may include, without limitation: (i) a list of all affected contracts between Seller and the Government in accordance with FAR 42.1204(e)(2); (ii) evidence of the Buyer's capability to perform; (iii) balance sheets of the Buyer as of the dates immediately before and after the transfer of assets, audited by independent accountants; (iv) evidence that any security clearance requirements have been met; (v) the consent of sureties, if any, of all contracts listed under subparagraph (i) above; and (vi) information, if any, identifying and evaluating any potentially significant Organizational Conflicts of Interest as contemplated under FAR 42.1204(d).

        8.5    Assignment of Contracts.

               (a) Anything in this Agreement to the contrary notwithstanding, this Agreement shall not constitute an agreement to assign or otherwise sell, convey or transfer any Contract, or any claim, right or benefit arising thereunder or resulting therefrom, or to enter into any other agreement or arrangement with respect thereto, if an attempted assignment, sale, conveyance or transfer thereof, or entering into any such agreement or arrangement, without the consent of a Third Party, would constitute a breach thereof, or other contravention thereunder, be ineffective with respect to any party thereto or in any way adversely affect the rights of Seller or Buyer thereunder; provided, however, that at such time, if any such Contract may be so assigned, sold, conveyed or transferred without having any of the foregoing consequences, such Contract shall be so assigned, sold, conveyed and transferred. With respect to any such Contract as to which the consent of a Third Party is necessary, or any claim, right or benefit arising thereunder or resulting therefrom, promptly after the date hereof, Seller and Buyer will use commercially reasonable efforts, which shall not require the expenditure of any money by Seller or Buyer, to obtain the written consent of other parties to any such Contract for the sale, transfer or assignment thereof to Buyer, or written confirmation from such parties reasonably satisfactory in form and substance to Seller and Buyer confirming that such consent is not required.

               (b) Until such consent is obtained with respect to any such Contract, Seller and Buyer will cooperate to establish an arrangement (including through a subcontracting, subleasing, sublicensing or similar arrangement to the extent not prohibited under such Contract) effective as of the Closing Date reasonably satisfactory to Buyer and Seller under which Buyer would obtain, to the maximum extent possible, the claims, rights and benefits of Seller under such Contract, with reasonable costs and expenses of Seller and its Affiliates related thereto to be promptly reimbursed by Buyer. Seller will enforce, at the reasonable request of and for the benefit of Buyer, any and all claims, rights and benefits of Seller against any Third Party thereto arising from any such Contract (including the right to elect to terminate such Contract in accordance with the terms thereof upon the request of Buyer). To the extent permitted by applicable Law and the terms of any Contract not assigned pursuant to this
Section 8.5, Buyer will use its commercially reasonable efforts to perform the obligations under each such Contract for the benefit of Seller and the other party or parties thereto in accordance with the arrangement established with Seller and will indemnify and hold Seller and its Affiliates harmless from any Damages relating to, resulting from or arising out of any failure by Buyer so to perform or pay.

                (c) Seller will promptly pay to Buyer, when received, all monies received by Seller under any Contract or any claim, right or benefit arising under any such Contract not assigned pursuant to Section 8.5(a), less any actual out-of-pocket costs or expenses incurred by Seller as a result of receiving such monies.

                (d) At the request of Seller, Buyer shall use commercially reasonable efforts to assist Seller in seeking the unconditional release of Seller from any and all obligations or liabilities under or in respect of any Contract, Assumed Lease or Government Proposal constituting an Acquired Asset.

                (e) The obligations of Buyer and Seller with respect to Contracts the assignment of which requires the consent of a Third Party shall be subject to the further provisions set forth on Schedule 8.5(e).

        8.6    Confidentiality.

               (a) Each party hereby agrees that, except as required by applicable Law, it will not disclose, nor will it permit any of its employees, agents or representatives to disclose, to any Third Party any confidential information obtained from the other party in connection with the transactions contemplated hereby, this Agreement, the Ancillary Agreements, or the fact that discussions regarding such transactions are taking place or that this Agreement has been executed without the prior consent of the other party. If this Agreement is terminated without consummation of the transactions contemplated hereunder, promptly after termination, each party shall destroy or return to the other party all such confidential information, including any copies, extracts or other reproductions in whole or in part. Such return or destruction shall be certified in writing to each party by an authorized officer of the other party. The provisions of this Section 8.6(a) shall survive any termination of this Agreement.

                (b) Seller agrees that from and after the Closing Date it shall, and shall cause its directors, officers, employees, advisors and Affiliates to, keep the Group Confidential Information (as defined below) confidential for a period of five (5) years from the Closing Date, except that any Group Confidential Information may be disclosed if such disclosure is (i) required by law or any regulatory body; provided however that Seller shall first have given notice to Buyer and reasonably cooperated with Buyer with respect to Buyer's efforts to obtain a protective order with respect to the Group Confidential Information required to be disclosed; or (ii) necessary to establish rights under this Agreement. For purposes hereof, the term "Group Confidential Information" means all information that relates to the Acquired Assets or the Assumed Liabilities, other than any such information that (i) is available to the public on the Closing Date, or thereafter becomes available to the public other than as a result of a breach of this Section 8.6; (ii) is disclosed by Buyer to a Third Party without an obligation of confidence; (iii) can be shown by Seller to have been developed by it completely independently of the Group; or (iv) can be shown by Seller to have been rightfully received completely independently from a third party without any obligation of confidence.

                (c) Buyer agrees that from and after the Closing Date it shall, and shall cause its directors, officers, employees, advisors and Affiliates to, keep the Seller Confidential Information (as defined below) confidential for a period of five (5) years from the Closing Date, except that any Seller Confidential Information may be disclosed if such disclosure is (i) required by law or any regulatory body; provided however that Buyer shall first have given notice to Seller and reasonably cooperated with Seller with respect to Seller's efforts to obtain a protective order with respect to Seller Confidential Information required to be disclosed; or (ii) necessary to establish rights under this Agreement. For purposes hereof, the term "Seller Confidential Information" means all information of Seller and its Affiliates that relates to the Excluded Assets or the Excluded Liabilities and provided to Buyer in connection with the transactions contemplated by this Agreement or otherwise in Buyer's (including the Group's) possession from and after the Closing, other than any such information that (i) is available to the public on the Closing Date, or thereafter becomes available to the public other than as a result of a breach of this Section 8.6; (ii) is disclosed by Seller to a Third Party without an obligation of confidence; (iii) can be shown by Buyer to have been developed by it completely independently of Seller; or (iv) can be shown by Buyer to have been rightfully received completely independently from a third party without any obligation of confidence.

                (d) Each party shall notify the other party promptly upon discovery of any unauthorized use or disclosure of the other party's Confidential Information, and will cooperate with the other party in every reasonable way to help the other party regain possession of such Confidential Information and to prevent its further unauthorized use. For these purposes, "Confidential Information" shall mean Group Confidential Information or Seller Confidential Information, as applicable.

        8.7 Filings and Authorizations. Seller and Buyer shall, as promptly as practicable after the date hereof, file or supply, or cause to be filed or supplied, or will make, or cause to be made, the following:

                (a) All notifications and information required to be filed or supplied pursuant to the HSR Act (including any request for additional information or production of personnel for administrative interviews made pursuant to the HSR Act) and all information or interviews reasonably requested by state officials in connection with the sale and transfer of the Acquired Assets; and

                (b) All such other filings and submissions under Laws applicable to it as may be required for it to consummate the transactions contemplated by this Agreement.

                (c) Each of Buyer and Seller shall immediately inform the other party of any communication from any governmental authority in connection with the filings made by the parties and any review of such filings and the transactions contemplated by this Agreement conducted by such authority pursuant to the HSR Act or such other similar foreign Law.

        8.8 Notification of Breach. Each party shall promptly notify the other party in writing of (i) the occurrence, or failure to occur, of any event where such occurrence or failure is reasonably expected to cause any of such party's representations or warranties contained in this Agreement to be untrue or inaccurate in any material respect or (ii) any material failure of such party to comply with or satisfy any of its covenants, conditions or agreements to be complied with or satisfied by it under this Agreement; provided, however, that such disclosure shall not be deemed to cure any breach of a representation, warranty, covenant or agreement or to satisfy any condition.

        8.9 Post-Closing Refunds. If Seller receives any refund (including without limitation any refund for Taxes) relating to the business or operations of the Group for periods prior to the Closing Date and the liability to which such refund relates was included as a cost in a cost-reimbursement or fixed-price incentive (cost-redeterminable) Government Contract, then Seller shall cooperate with Buyer to determine the appropriate portion of such refund due to any Governmental Authority as if Buyer had pursued and obtained an identical refund. Once the appropriate portion due any Governmental Authority is determined, Seller shall promptly remit to Buyer such amount to be paid to such Governmental Authority in an appropriate manner to be determined by Buyer. If Buyer is liable for any Taxes (net of any Tax benefit to Buyer in making payment to the Governmental Authority) as a result of such reimbursement by Seller, Seller shall also pay to Buyer such additional amounts required to pay such Taxes including any Tax on such payment.

        8.10    Noncompetition Agreement.

                (a) Seller agrees that, during the five-year period commencing on the Closing Date, it shall not and shall not cause or permit any of its Affiliates to, directly or indirectly, engage in any activities which compete with the business or operation of the Group, anywhere in the world, for:
(i) the programs for which the Group has been awarded a Contract as of the Closing Date, or for which the Group has submitted a bid or proposal as of the date of this Agreement (which has not expired, been withdrawn or awarded to a third-party); (ii) any extensions of such programs or follow-ons directly derived from such programs; (iii) any contract subject to Cost Accounting Standards ("CAS") coverage; (iv) any U.S. governmental military, defense or NASA program; and (v) any program to provide space-borne equipment to a Governmental Authority. The foregoing activities are referred to in this Agreement collectively as "Seller Competitive Activities."

                (b) Notwithstanding the foregoing, the provisions of Section 8.10(a) shall not prohibit Seller or any of its subsidiaries from:

                (i) providing components, products or services under any contract (other than any Government Contract) with (A) the United States Government (acting on its own behalf or on behalf of another country or international organization), (B) any prime contractor performing under a prime contract with the United States Government, (C) any subcontractor performing under a prime contract with the United States Government, or (D) any foreign government (a "Non-IISG Government Contract") to which Seller or any of its subsidiaries is a party as of the date of this Agreement or under any bid or proposal with respect to any Non-IISG Government Contract that was submitted as of the date of this Agreement (which has not expired, been withdrawn or awarded to a third party) and any extensions or follow-ons directly derived from programs to which such Non-IISG Government Contracts relate; or

                (ii) selling or otherwise providing commercial items (as defined in FAR 2.101 as of January 1, 2001) or services related solely to Seller commercial items ("Related Services") (including, without limitation, the following products that meet the definition of commercial item and/or Related Services: wireline or wireless telephony, two-way radios, infrastructure equipment, network management, paging, equipment maintenance, systems integration services, data systems, voice processing or commercial items or Related Services premised upon packet switching or cell-based technologies (including Internet protocols and security services)), including, without limitation, those commercial items and Related Services offered by Seller's Commercial, Government, Industrial Solutions Sector, which delivers integrated communication and information solutions for work teams in business and government; or

                (iii) engaging in the business of designing, manufacturing or selling semiconductor components; or

                (iv) engaging in business conducted by a business unit currently within the Motorola Corporate Technology Office and currently subject to modified CAS coverage, provided such business does not exceed $50,000,000.00 in revenue in any Seller fiscal year; or

                (v) competing for awards and providing components, products or services under any order issued under the Army's Base Radio Systems contract; or

                (vi) competing for awards and providing components, products or services under any law enforcement or public safety contracts subject to CAS coverage, provided that such contracts are not with the U.S. Department of Defense, or a component thereof.

                (c) Notwithstanding the provisions of Section 8.10(a), the acquisition (by asset purchase, stock purchase, merger, consolidation or otherwise) by Seller or any of its Affiliates of the stock, business or assets of any Person that at the time of such acquisition is engaged in Seller Competitive Activities, and the continuation of such Seller Competitive Activities following such acquisition, shall not be in breach of the terms of this Section 8.10 if: (i) the portion of the revenues of such Person and its subsidiaries on a consolidated basis for the fiscal year ending prior to the date of such acquisition that is attributable to Seller Competitive Activities by such Person and its subsidiaries ("Seller Competitive Revenues") account for less than 20 percent of the revenues of such Person and its subsidiaries on a consolidated basis for such fiscal year; or (ii) in the event the foregoing condition is not satisfied, Seller offers, or cause its Affiliates to offer the portion of such business or assets that represents Seller Competitive Activities to Buyer and negotiates in good faith with Buyer as to the terms and conditions of Buyer's purchase of such business and assets, provided that (A) if Buyer notifies Seller in writing that it is unwilling to purchase such business or assets, or (B) if following such good faith negotiations, the parties are unable to reach agreements on the terms of such a purchase, Seller promptly uses its reasonable efforts to sell such business or assets, including, without limitation, by actively marketing the business or assets on commercially reasonable terms.

                (d) Nothing in this Section 8.10 will restrict or prevent Seller or any of its subsidiaries from maintaining and/or undertaking passive investments in Persons primarily engaged in the Seller Competitive Activities so long as the aggregate interest represented by such investments does not exceed
(i) 5% of any class of the outstanding debt or equity securities of any such Person, in the case of a Person whose shares are listed on a national securities exchange or the NASDAQ National Market System or equivalent foreign exchange or quotation system or (ii) 5% of any class of the outstanding equity or debt securities in the case of any other Person;

                (e) If the final judgment of a court of competent jurisdiction declares that any term or provision of this Section 8.10 is invalid or unenforceable, the parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration or area of the term or provision, to delete specific words or phrases or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision and this Agreement shall be enforceable as so modified. Seller acknowledges that Buyer would not have an adequate remedy at law in the event of the violation of this Section
8.10 and that the scope, duration and area restrictions on Seller's activities provided by this Section 8.10 are fair and reasonably required for the protection of Buyer and its Affiliates. Therefore, in addition to any other remedies which Buyer may have under this Agreement or otherwise, Buyer shall be entitled to apply to any court of competent jurisdiction for an injunction restraining Seller from committing or continuing any violation of this Section
8.10 without the requirement of posting any bond or other indemnity.

        8.11    Real Property Matters

                (a) From and after the date hereof, Seller agrees to cooperate with Buyer and to provide Buyer's employees, agents and representatives with access to the Premises for purposes of performing such inspections, tests and surveys of the Premises as Buyer reasonably determines are necessary in connection with the transactions contemplated by this Agreement. Prior to performing any such inspections, tests and surveys of the Premises, Buyer shall obtain Seller's consent to each such procedure. Such inspections, tests and surveys of the Leased Premises shall be conducted only after Seller obtains the consent of Seller and Seller obtains the consent of the respective landlords of the Leased Premises.

                (b) Seller has delivered to Buyer a current title commitment (the "Title Commitment") from a title insurance company reasonably acceptable to Buyer (the "Title Company") with respect to the Owned Premises. If the Title Commitment discloses any Lien other than a Permitted Lien (each, an "Unpermitted Lien"), Seller shall remove, or cause to be removed, all Unpermitted Liens or, in the alternative, obtain title insurance in a form reasonably satisfactory to Buyer insuring over all of such Unpermitted Liens.

                (c) Within fourteen (14) days after the execution and delivery of this Agreement, Seller will deliver to Buyer a current survey (the "Survey") of the Owned Premises certified to Buyer and the Title Company, prepared by a licensed surveyor and conforming to the current ALTA/ACSM Minimum Standard Detail Requirements for Land Title Surveys, disclosing the location of all improvements, easements, roadways, utility lines and other matters customarily shown on such surveys (including such Table A items as Buyer may reasonably request). The Survey shall affirmatively show that the Owned Premises has access to publicly dedicated streets and shall otherwise be reasonably acceptable to Buyer. The costs and expenses incurred in connection with the Survey will be shared equally by Seller and Buyer.

                (d) On or before the Closing, Seller shall use commercially reasonable efforts to obtain an estoppel agreement in form and substance reasonably satisfactory to Buyer from the landlords under the Assumed Real Property Leases for the Leased Premises designated on Schedule 8.11(d). Buyer acknowledges that certain of the Assumed Real Property Leases do not contain clauses requiring the respective landlords to provide such estoppel agreements.

        8.12    Settlement of Indirect Expense Rates. Schedule 8.12 sets forth
(1) the indirect expense billing rates by cost pool that have been or are being used by Seller for the novated flexibly-priced contracts of the Group for the contractor's fiscal years not yet settled with the United States Government ("Open Years"); (2) for each of such Open Years, the allocation base for novated flexibly-priced contracts to which indirect expense billing rates were or are being applied (the "Allocation Base"); and (3) for each Open Year the reserves established by the Group for final indirect expense billing rate adjustments.

                (a) With respect to Seller's corporate office expenses or other indirect costs of Seller allocated to the Group ("Seller's Corporate Allocation") for Open Years (through the Closing Date), Seller will be responsible for the resolution of all matters relating to the allowability or allocation of Seller's Corporate Allocation and the negotiation and settlement of final allowable expenses with the United States Government. Seller shall seek such settlements diligently and in good faith, and Seller shall not settle any such Seller's Corporate Allocation matter without the consent of Buyer, which consent shall not be unreasonably withheld.

                (b) With respect to the indirect expenses of the Group and its divisions ("Group Indirect Expenses") for Open Years, Buyer will be responsible for the resolution of all matters relating to the allowability or allocation of Group Indirect Expenses and the negotiation and settlement of final allowable expenses with the United States Government. Buyer shall seek such settlements diligently and in good faith, and Buyer shall not settle any such Group Indirect Expense matter without the consent of Seller, which consent shall not be unreasonably withheld.

                (c) Buyer and Seller recognize and agree that, as to those flexibly-priced contracts that are novated to Buyer, Buyer shall be responsible, as a result of any final adjustments to provisional billing rates for Open Years for Seller's Corporate Allocation and Group Indirect Expenses, for refunding to the United States Government (or higher tier contractor) any amounts due, or rendering an invoice to the United States Government (or higher tier contractor) for any additional billings. In the event the final rates negotiated with the United States Government are lower than the rates set forth in Schedule 8.12, Seller shall promptly reimburse Buyer for the difference, but only to the extent that such difference exceeds the reserves for regular rate negotiations established by the Group as of the Closing Date to address such differences. In the event the final rates negotiated with the United States Government are higher than the rates set forth in Schedule 8.12, Buyer shall diligently pursue recovery of and promptly reimburse Seller for the difference, assuming the additional billings are within the funded value of the contract and Buyer is actually able to recover such additional costs. For purposes of this clause (c), the dollar amount of the difference between provisional and final billing rates for each Open Year will be determined, for each billing rate identified in
Schedule 8.12, (1) by the application of the difference between provisional and final billing rates to the respective allocation base identified in Schedule
8.12 and (2) by the allocation of such product to individual contracts. An underrun of one rate may be used to offset an overrun of another rate within the same year.

        8.13 Additional Discounts. Seller will extend an additional 8% discount on non-GSA schedule products sold to Buyer under the Joint Pursuit Teaming Agreement (U.S. Coast Guard).

                                   ARTICLE IX

                                   TERMINATION

        9.1 Termination of Agreement. Notwithstanding anything contained in this Agreement to the contrary, this Agreement may be terminated and abandoned at any time prior to the Closing:

                (a)     by the mutual written consent of Seller and Buyer;

                (b) by Seller or Buyer if any court of competent jurisdiction or governmental body, authority or agency having jurisdiction shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and nonappealable; and

                (c) by either party if the Closing shall not have occurred on or before December 31, 2001; provided that the terminating party is not otherwise in material default or breach of this Agreement.

        9.2 Effect of Termination. If any party terminates this Agreement pursuant to Section 9.1 above, all obligations of the parties hereunder shall terminate without any liability of any party to such other party; provided that nothing herein shall relieve any party from any liability for any breach of this Agreement.


                                    ARTICLE X

                               GENERAL PROVISIONS

        10.1 Expenses. Except as expressly provided herein, all of the expenses incurred by Seller in connection with the preparation, execution and consummation of this Agreement and with the transactions contemplated herein shall be paid by Seller; and all such expenses of Buyer shall be paid by Buyer.

        10.2 Risk of Loss. Any risk of loss or damage to the Acquired Assets shall be borne by Seller until the Closing.

        10.3 Notices. All notices, requests, demands and other communications hereunder shall be in writing, addressed as follows:

        If to Seller:        Motorola, Inc.
                             1301 E. Algonquin Road
                             Schaumburg, Illinois 60196
                             Facsimile No.: (847) 538-2491
                             Attn:  Bob McCall

        and                  Motorola, Inc.
                             Law Department
                             1303 E. Algonquin Road
                             Schaumburg, Illinois 60196
                             Facsimile No.: (847) 576-3628
                             Attn:  General Counsel

        with a copy (which shall not constitute notice) to:

                             Wiley, Rein & Fielding
                             1776 K Street, N.W.
                             Washington, D.C.  20006
                             Facsimile No.: (202) 719-7049
                             Attn:  Kay Tatum

        If to Buyer:         General Dynamics Corporation
                             3190 Fairview Park Drive
                             Falls Church, VA 22042
                             Facsimile No.: (703) 876-3554
                             Attn:  David A. Savner

        with a copy (which shall not constitute notice) to:

                             Jenner & Block, LLC
                             One IBM Plaza
                             Chicago, Illinois  60606
                             Facsimile No.: (312) 840-8711
                             Attn:  Thomas A. Monson

or to such other address as Buyer or Seller may designate by written notice to the other party hereto. Any such notices, requests, demands or other communications shall be deemed to have been duly given when received if delivered personally or, if mailed, on the date five (5) days after the date so deposited in the mails, postage prepaid, return receipt requested or on the day following the day sent if sent by prepaid overnight delivery service. Notices, requests, demands and other communications hereunder may be delivered by facsimile transmission if confirmation by sender is made within three (3) business days thereafter. All periods of notice will be measured from the date of deemed delivery thereof.

        10.4 Nondisclosure. Neither Buyer nor Seller shall issue any press release or make any other public disclosure (including disclosure to public officials) with respect to this Agreement, the Ancillary Agreements or the transactions contemplated by this Agreement or the Ancillary Agreements, except as required by law, without the prior approval of the other party, which approval shall not be unreasonably withheld; provided, that either party may, if considered necessary by its counsel to fulfill its obligations as a publicly traded corporation, respond to inquiries and issue such releases as it considers necessary and appropriate, if it notifies the other party in advance of the substance of such proposed response or proposed release and gives such party reasonable opportunity for comment prior to such response or release.

        10.5    Dispute Resolution

                (a) Seller and Buyer mutually desire that friendly collaboration be maintained between themselves. Accordingly, they shall try to resolve in a friendly manner all disagreements and misunderstandings connected with their respective rights and obligations under this Agreement, including any amendments hereof.

                (b) To the extent that any misunderstanding or dispute cannot be resolved agreeably in a friendly manner, the dispute may be mediated by such mutually-acceptable mediator as may be chosen by Seller and Buyer within forty-five (45) days after written notice by the party seeking mediation. The parties may also agree to attempt some other form of ADR in lieu of mediation, including by way of example and without limitation neutral fact-finding or a mini-trial.

                (c) Nothing in this Section 10.5 will prevent either party from resorting to judicial proceedings.

                (d) Each of Buyer and Seller shall bear its costs of mediation or ADR, but Buyer and Seller agree to share equally the costs of the arbitrator, mediator or other person or forum to whom or to which the parties jointly appeal for assistance in resolving a dispute.

        10.6 Limitation of Liability. NOTWITHSTANDING ANY OTHER PROVISION OF THIS AGREEMENT, IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR SPECIAL, INCIDENTAL, INDIRECT, COLLATERAL, CONSEQUENTIAL OR PUNITIVE DAMAGES OR LOST PROFITS IN CONNECTION WITH ANY CLAIMS, LOSSES, DAMAGES, OR INJURIES ARISING OUT OF THE CONDUCT OF SUCH PARTY PURSUANT TO THIS AGREEMENT.

        10.7 Bulk Sales Laws. Buyer hereby waives any right or claim against Seller (whether by direct suit or action or pursuant to the indemnification provisions set forth in Article VII hereof) for any claims made by creditors or other third parties, or any Damages suffered by Buyer, with respect to compliance with any Law relating to bulk sales or transfers.

        10.8 Provisions in Ancillary Agreements to Govern Notwithstanding any provision to the contrary contained in this Agreement or in any of the Ancillary Agreements, the parties acknowledge that employee matters, intellectual property, environmental matters and transition services are governed by the respective Ancillary Agreements, and if and to the extent that there is any conflict between this Agreement and an Ancillary Agreement with respect to the subject matter covered by the Ancillary Agreement, the terms and conditions of the Ancillary Agreement shall govern.

        10.9    Miscellaneous

                (a) Governing Law; Jurisdiction. This Agreement shall be governed and construed under the internal laws (but not the principles of conflicts of laws) of the State of Illinois. Each of Seller and Buyer consents to the exclusive jurisdiction of the federal courts of Illinois for any Proceeding in connection with this Agreement or the transactions contemplated hereby and agrees that any such Proceeding may be brought only in such courts. Each of Seller and Buyer further waives any objection to the laying of venue for any Proceeding in such courts. Each party agrees to accept and acknowledge service of any and all process that may be served in any Proceeding. Each party agrees that any service of process upon it mailed by registered or certified mail, return receipt requested to such party at the address provided in Section
10.3 above will be deemed in every respect effective service of process upon such party in any such Proceeding. Each party agrees to waive any right it might have to a trial by jury in any such Proceeding.

                (b) Entire Agreement. This Agreement, together with all exhibits and schedules hereto, and other documents contemplated hereby to be delivered by the parties including, but not limited to, the Ancillary Agreements, cover the entire understanding of the parties hereto, superseding all prior agreements or understandings relating to any of the subject matters hereof, and no modification or amendment of the terms and conditions shall be effective unless in writing and signed by the parties or their respective duly authorized agents.

                (c) Further Assurances. Each party hereto shall, both prior and subsequent to the Closing Date, upon the request of the other party and without further consideration, execute and deliver such other instruments of conveyance, assignment, transfer and assumption, and take such other actions, including making relevant employees available for consultation and assistance, as such other party may reasonably request to more effectively and efficiently carry out the covenants and agreements of the parties set forth herein and consummate the transactions contemplated by this Agreement.

                (d) Successors and Assigns. This Agreement inures to the benefit of, and is binding upon, the successors, permitted assigns, and personal representatives of the parties hereto. Neither party may assign its rights or obligations under this Agreement without the express written consent of the other party, except that Buyer may, without the prior written consent of Seller, assign its rights under this Agreement to any of its direct or indirect wholly owned subsidiaries, provided that Buyer shall remain liable for all of its obligations under this Agreement.

                (e) Headings. This Agreement shall not be interpreted by reference to any of the titles or headings to the sections or paragraphs of this Agreement, which have been inserted for convenience purposes only and are not deemed a part hereof.

                (f) Schedules; Exhibits. This Agreement is deemed to include all of the schedules and exhibits hereto, which are made a part hereof by this reference thereto.

                (g) Counterparts. This Agreement may be executed in counterparts, both of which together shall be deemed to constitute one and the same instrument.

                (h) Severability. This Agreement shall be fully enforceable and effective as to the parties hereto as to its remaining provisions in the event any provision is held to be invalid, illegal or unenforceable.

                (i) No Third Party Beneficiaries. This Agreement shall not confer any rights or remedies on any person other than the parties hereto and their respective successors and permitted assigns.

                (j) No Waiver. Any failure or delay on the part of either party in the exercise of any right or privilege hereunder shall not operate as a waiver thereof, nor shall any single or partial exercise of any such right or privilege preclude other or further exercise thereof or any other right or privilege.

                            [SIGNATURE PAGE FOLLOWS]

                   SIGNATURE PAGE TO ASSET PURCHASE AGREEMENT

        IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement with legal and binding effect as of the date and year first above written.



        SELLER:                             MOTOROLA, INC.



                                            By:    /s/Keith Bane
                                                 -------------------------------
                                            Name:  Keith Bane
                                            Title: Executive Vice President



        BUYER:                              GENERAL DYNAMICS CORPORATION



                                            By:    /s/Ken Dahlberg
                                                 -------------------------------
                                            Name:  K. C. Dahlberg
                                            Title: Executive Vice President

        Exhibits (omitted except as indicated below)

        A      -      Definitions (attached)

        A-1    -      Knowledge

        B      -      Intellectual Property Agreement (attached)

        C      -      Employee Matters Agreement (attached)

        D      -      Environmental Matters Agreement (attached)

        E-1    -      Transition Services Agreement - Motorola Services

        E-2    -      Transition Services Agreement - IISG Services

        F      -      Bill of Sale

        G      -      Assignment and Assumption Agreement

        H      -      Financial Statements

        I      -      Lease

        J      -      Strategic Alliance Agreement

        K      -      IISG/Motorola Labs Technology Cooperation Agreement

        L      -      IISG/SPS Technology Cooperation Agreement

        M      -      IISG/PCS Technology Cooperation Agreement

        N      -      IISG/PCS Joint Development Agreement

        O      -      Manufacturer Representative and Supply Agreement

        P      -      International Manufacturer Representative Agreement

        Q      -      Intellectual Property Agreement for Test Equipment

        R      -      Iridium Subscriber Handset Agreement

        S      -      Joint Pursuit Teaming Agreement (U.S. Coast Guard)

        Schedules (omitted)

        1.1(b) -      Software Licenses

        1.1(c) -      Tangible Personal Property

        1.1(e) -      Real Property

        1.1(m) -      Telephone Numbers

        1.2(m) -      Excluded Assets

        1.2(n) -      Excluded Contracts

        1.4(a) -      Excluded Claims

        1.4(h) -      Excluded Liabilities

        3.3    -      Conflicts

        3.4    -      Taxes

        3.5    -      Litigation

        3.6(b) -      Ownership of Assets

        3.7    -      Real Property

        3.8    -      Compliance with Laws

        3.9    -      Material Contracts

        3.10(a)-      Government Contract Compliance

        3.10(b)-      Government Contract Investigations

        3.10(c)-      Government Contract Absence of Claims

        3.10(d)-      Cost Accounting Systems

        3.12   -      Clearances

        3.14   -      Disclosed Liabilities

        3.15   -      Absence of Change

        3.16   -      Brokers

        6.1(d) -      Required Consents

        8.1(b) -      Capital Acquisition Report

        8.5(e) -      Third Party Consent Provisions

        8.11(d)-      Leased Premises for Estoppel Agreements

        8.12   -      Indirect Expense Rates

                                                                       EXHIBIT A


                                             DEFINITIONS


        "Accounts Payable" shall have the meaning referenced in Section 1.3(b).

        "Accounts Receivable" shall have the meaning referenced in Section
1.1(f).

        "Acquired Assets" shall have the meaning referenced in Section 1.1.

        "ADR" shall mean alternative dispute resolution.

        "Affiliate" shall mean, with respect to any specified entity or organization, an entity or organization that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified entity or organization.

        "Allocation Base" shall have the meaning referenced in Section 8.12.

        "Allocation Statement" shall have the meaning referenced in Section 2.2(a).

        "Ancillary Agreements" shall mean, collectively, the Employee Matters Agreement, the Intellectual Property Agreement, the Environmental Matters Agreement, the Transition Services Agreements, the Strategic Alliance Agreement and the Commercial Agreements.

        "Assignment and Assumption Agreement" shall mean the Assignment and Assumption Agreement substantially in the form attached hereto as Exhibit G.

        "Assumed Real Property Leases" shall have the meaning referenced in
Section 1.1(e).

        "Assumed Liabilities" shall have the meaning referenced in Section 1.3.

        "Balance Sheet" shall mean the balance sheet for the Group as of the Balance Sheet Date.

        "Balance Sheet Date" shall mean June 30, 2001.

        "Bill of Sale" shall mean the Bill of Sale substantially in the form attached hereto as Exhibit F.

        "Books and Records" shall have the meaning referenced in Section 1.1(h).

        "Business Day" shall mean any day other than a Saturday, Sunday or legal holiday that banks are open in Chicago, Illinois.

        "Buyer Parties" shall have the meaning referenced in Section 7.1.

        "Capital Acquisition Report" shall mean the financial report of Seller containing the actual and budgeted capital expenditures of Seller with respect to the Group in the form attached hereto as Schedule 8.1(b).

        "Certicom Investment" shall mean the shares of common stock and other equity rights held by Seller and its Affiliates in Certicom Corporation.

        "Claim" shall mean a demand, suit, claim or assertion of liability by third parties or other circumstances that could give rise to an indemnification obligation arising under Article VII of this Agreement.

        "Clearances" shall have the meaning referenced in Section 3.12.

        "Closing" shall have the meaning referenced in Section 5.1.

        "Closing Date" shall have the meaning referenced in Section 5.1.

        "Code" shall mean the Internal Revenue Code of 1986, as amended.

        "Commercial Agreements" shall mean collectively the IISG/Motorola Labs Technology Cooperation Agreement, the IISG/SPS Technology Cooperation Agreement, the IISG/PCS Technology Cooperation Agreement, the IISG/PCS Joint Development Agreement, the Manufacturer Representative and Supply Agreement, the International Manufacturer Representative Agreement, the Intellectual Property Agreement for Test Equipment, the Iridium Subscriber Handset Agreement and the Joint Pursuit Teaming Agreement (U.S. Coast Guard).

        "Contracts" shall have the meaning referenced in Section 1.1(a).

        "Damages" shall mean losses, costs, claims, actions, suits, proceedings, demands, damages, liabilities, obligations, amounts paid in settlement, interest and expenses (including reasonable attorneys' fees, court costs and other out-of-pocket expenses incurred in investigating, preparing or defending the foregoing).

        "Disputed Claims" shall mean claims for Damages by an indemnified party which the indemnifying party objects to in writing within thirty (30) days after receiving notice of the Claim.

        "Employee Matters Agreement" shall mean the Employee Matters Agreement substantially in the form attached hereto as Exhibit C, including the Motorola General Dynamics Pension Transfer Agreement and the Motorola General Dynamics 401(h) Transfer Agreement.

        "Environmental Matters Agreement" shall mean the Environmental Matters Agreement substantially in the form attached hereto as Exhibit D.

        "Excluded Assets" shall mean all assets, properties, rights, contracts and claims of Seller or its Affiliates except for the Acquired Assets, including without limitation, the assets, properties, rights, contracts and claims listed in Sections 1.2(a) through (n).

        "Excluded Liabilities" shall have the meaning referenced in Section 1.4.

        "Financial Statements" shall have the meaning referenced in Section
3.13.

        "GAAP" shall mean United States generally accepted accounting principles.

        "Governmental Authority" shall mean any legislative, executive or judicial unit of any governmental entity (foreign, federal, state or local) or any department, commission, board, agency, bureau, official or other regulatory, administrative or judicial authority thereof, foreign or domestic.

        "Government Contracts" shall mean those Contracts with (i) the United States Government (acting on its own behalf or on behalf of another country or international organization), (ii) any prime contractor performing under a prime contract with the United States Government, (iii) any subcontractor performing under a prime contract with the United States Government, or (iv) any foreign government.

        "Government Proposal" shall mean all bids or proposals in respect of the Group which, if accepted, would result in a Government Contract.

        "Group Confidential Information" shall have the meaning referenced in
Section 8.6(b).

        "Group Indirect Expenses" shall have the meaning referenced in Section 8.12.

        "HSR Act" shall mean Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

        "IISG/Motorola Labs Technology Cooperation Agreement" shall mean the IISG/Motorola Labs Technology Cooperation Agreement substantially in the form attached hereto as Exhibit K.

        "IISG/PCS Joint Development Agreement" shall mean the IISG/PCS Joint Development Agreement substantially in the form attached hereto as Exhibit N.

        "IISG/PCS Technology Cooperation Agreement" shall mean the IISG/PCS Technology Cooperation Agreement substantially in the form attached hereto as Exhibit M.

        "IISG/SPS Technology Cooperation Agreement" shall mean the IISG/SPS Technology Cooperation Agreement substantially in the form attached hereto as Exhibit L.

        "Intellectual Property Agreement" shall mean the Intellectual Property Agreement substantially in the form attached hereto as Exhibit B.

        "Intellectual Property Agreement for Test Equipment" shall mean the Intellectual Property Agreement for Test Equipment substantially in the form attached hereto as Exhibit Q.

        "International Manufacturer Representative Agreement" shall mean the International Manufacturer Representative Agreement substantially in the form attached hereto as Exhibit P.

        "Inventory" shall have the meaning referenced in Section 1.1(d).

        "Iridium Claims" shall mean any liability or obligation in respect of Proceedings relating to the Iridium satellite communications business, including with limitation Freeland v. Iridium World Communications, Inc., et al., The Chase Manhattan Bank v. Motorola, Inc., The Chase Manhattan Bank v. Iridium Africa Corp. and Statutory Committee of Unsecured Creditors v. Motorola, Inc.

        "Iridium Subscriber Handset Agreement" shall mean the Iridium Subscriber Handset Agreement substantially in the form attached hereto as Exhibit R.

        "Joint Pursuit Teaming Agreement (U.S. Coast Guard)" shall mean the Joint Pursuit Teaming Agreement (U.S. Coast Guard) substantially in the form attached hereto as Exhibit S.

        "Knowledge" shall mean actual knowledge of a particular fact or other matter after due inquiry. For purposes of this Agreement, Seller's Knowledge and Buyer's Knowledge shall, respectively, be limited to the actual knowledge of those persons listed under such party's name on Exhibit A-1.

        "Laws" shall mean laws, statutes, ordinances, regulations, rules, decrees, orders, judgments, permits and licenses of or from Governmental Authorities.

        "Lease" shall mean the Lease substantially in the form attached hereto as Exhibit I.

        "Leased Premises" shall mean the real property that is leased or subleased by Seller as lessee from Third Parties or Affiliates of Seller, is used or held for use in connection with the business or operations of the Group, and is identified on Schedule 3.7.

        "Liens" shall mean liens, claims, charges, security interests, restrictions and other encumbrances of any kind or nature.

        "Manufacturer Representative and Supply Agreement" shall mean the Manufacturer Representative and Supply Agreement substantially in the form attached hereto as Exhibit O.

        "Material Adverse Effect" shall mean any effect that is reasonably expected to be materially adverse to the business, condition (financial or otherwise), operations or results of operations of the Group when taken as a whole or to the value of the Acquired Assets when taken as a whole.

        "Material Contract" shall have the meaning referenced in Section 3.9.

        "Material Proceeding" shall have the meaning referenced in Section 3.5.

        "Motorola Credit Union Ground Lease" shall mean the Lease dated May 7, 1982 between Seller and the Motorola Credit Union of Arizona.

        "Novation Agreement" shall have the meaning referenced in Section 8.4.

        "Open Years" shall have the meaning referenced in Section 8.12.

        "Owned Premises" shall have the meaning referenced in Section 1.1(e).

        "Permits" shall mean all permits, consents, approvals, franchises, certificates of inspection or authority, authorizations and orders, and any waiver of the foregoing, issued by any Governmental Authority and used or held for use in relation to the business or operation of the Group or the Acquired Assets, but not including Clearances.

        "Permitted Liens" shall mean (i) Liens which will be discharged upon payment by Buyer of the associated Assumed Liabilities, (ii) easements, rights of way, restrictions, encumbrances, covenants, conditions, encroachments or any other matters affecting title to any parcel of the Owned Premises or any of the other Acquired Assets which do not individually or in the aggregate materially detract from the value or interfere materially with the present use of the affected parcel or the Owned Premises or the Acquired Assets, and (iii) Liens for Taxes, materialmen's, mechanics', carriers', workmen's, repairmen's and other like Liens arising in the ordinary course of business of the Group and not yet due and payable and for which reserves have been established in accordance with GAAP.

        "Person" shall mean any individual, corporation, partnership, firm, association, joint venture, joint stock company, trust, unincorporated organization or other entity, or any government or regulatory, administrative or political subdivision or agency, department or instrumentality thereof.

        "Personal Property Leases" shall have the meaning referenced in Section 1.1(b).

        "Premises" shall mean the Owned Premises and the Leased Premises.

        "Primary Ancillary Agreements" shall mean the Ancillary Agreements other than the Strategic Alliance Agreement and the Commercial Agreements.

        "Proceeding" shall mean a matter of governmental, judicial or adversarial proceedings (public or private), litigation, arbitration, disputes, claims, causes of action or investigations.

        "Pro Forma Balance Sheet" shall mean the balance sheet for the Group as of the Balance Sheet Date which reflects the Acquired Assets and the Assumed Liabilities.

        "Purchase Price" shall have the meaning referenced in Section 2.1.

        "Seller Parties" shall have the meaning referenced in Section 7.2.

        "Seller's Corporate Allocation" shall have the meaning referenced in
Section 8.12.

        "Software Licenses" shall have the meaning referenced in Section 1.1(b).

        "Strategic Alliance Agreement" shall mean the Strategic Alliance Agreement substantially in the form attached hereto as Exhibit J.

        "Survey" shall have the meaning referenced in Section 8.11(c).

        "Tangible Personal Property" shall have the meaning referenced in
Section 1.1(c).

        "Taxes" shall have the meaning referenced in Section 3.4.

        "Third Party" shall mean any Person not an Affiliate of the other referenced Person or Persons.

        "Title Commitment" shall have the meaning referenced in Section 8.11(b).

        "Title Company" shall have the meaning referenced in Section 8.11(b).

        "Title Policies" shall have the meaning referenced in Section 6.1(e).

        "Transition Services Agreements" shall mean the Transition Services Agreements substantially in the form attached hereto as Exhibit E-1 and Exhibit E-2.

        "United States Government" shall mean the federal government of the United States of America and any agencies, instrumentalities and departments thereof.

        "Unpermitted Lien" shall have the meaning referenced in Section 8.11(b).

                                                                       EXHIBIT B


                         INTELLECTUAL PROPERTY AGREEMENT


                                     between


                                 MOTOROLA, INC.,
                             a Delaware corporation


                                       and


                          GENERAL DYNAMICS CORPORATION,
                             a Delaware Corporation







                           Dated as of August 6, 2001

                         INTELLECTUAL PROPERTY AGREEMENT




        This Intellectual Property Agreement (this "IP Agreement"), made as of August 6, 2001, between Motorola, Inc. ("Seller"), a Delaware corporation, and General Dynamics Corporation ("Buyer"), a Delaware corporation.


                                   WITNESSETH:

        WHEREAS, Seller designs, develops, manufactures, produces, provides, integrates and sells secure communication and information products, systems and services, including integrated command, control, communication, computer, intelligence, surveillance and reconnaissance systems; software-defined radio systems; high-assurance security and encryption products and services; integrated communications systems; and specialized restricted space payloads, for government and military enterprises in domestic and international markets through its Integrated Information Systems Group (the "Group"); and

        WHEREAS, Buyer desires to acquire substantially all of the assets, business and operation of the Group and is willing to assume certain specified liabilities of the Group, and Seller is willing to convey and assign the same all on the terms and conditions set forth in the Asset Purchase Agreement ("Asset Purchase Agreement"); and

        WHEREAS, certain Seller assets used by the Group constitute intellectual property assets ("IP Assets"), including (but not limited to): U.S. and foreign patents and pending patent applications, invention disclosures and innovations (whether or not patentable and whether or not reduced to practice); U.S. and foreign registered and unregistered trademarks, service marks, brand names, trade dress, internet domain names, trade names and other indications of origin, the goodwill associated with the foregoing, and applications to register the foregoing, including any extension, modification, or renewal of any such registration or application; U.S. and foreign registered and unregistered copyrights; software; non-public and confidential information, know-how and trade secrets; mask works; other intellectual property protectable by rights under state law or common law; and any claims or causes of action arising out of or related to any infringement or misappropriation of any of the foregoing occurring before, on, or after the Closing Date; and

        WHEREAS, as part of Buyer's acquisition of the Group, Seller intends to transfer certain IP Assets to the Buyer and license Buyer to use and have certain intellectual property rights in certain other IP Assets; and

        WHEREAS, Buyer intends to license Seller to use and have certain intellectual property rights in certain of such transferred IP Assets, as further herein defined.

        NOW THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants and agreements set forth below and in the Asset Purchase Agreement, the parties agree with legal and binding effect as follows:


                                    ARTICLE I

                                   DEFINITIONS


        As used in this IP Agreement, capitalized terms not otherwise defined herein shall have the meanings as set forth on Exhibit A to the Asset Purchase Agreement.

        1.1 "Assigned Copyrightable Materials" means Seller and Seller Subsidiary owned technical manuals, application notes, promotional materials and other printed, written or computer-stored materials used exclusively by the Group in connection with the business or operation of the Group as of the Closing Date.

        1.2 "Assigned Copyrights" means the copyright registrations and registration applications set forth on Schedule 1.2 hereto.

        1.3 "Assigned Invention Disclosures" means the invention disclosures set forth on Schedule 1.3 hereto.

        1.4 "Assigned Know-How" means confidential and proprietary information owned by Seller and its Subsidiaries, including without limitation technical product specifications, technical product plans, reports, data, drawings, documents, algorithms, methods of manufacture, methods of use, business methods, process flow sheets and other information that is used exclusively by the Group in connection with the business or operation of the Group as of the Closing Date. In no event shall the term Assigned Know-How include or encompass any Celestri Know-How, Iridium Know-How, Teledesic Know-How or any other Seller Know-How. "Celestri Know-How" means all confidential and proprietary information owned or licensable by Seller that relates to: (i) system concepts or designs developed by Seller for any combined GEO/LEO satellite broadband data transmission system, concepts, together with any systems, concepts, studies, or research from any predecessor programs to such combined GEO/LEO satellite broadband data transmission system; and (ii) the number and arrangement of satellites, capacity enhancement strategies, network transport protocols, network topologies, network routing and operation concepts, network control, system control, and methods of hand-off. Celestri Know-How shall not include specific hardware or software implementations of any components such as, but not limited to, satellites, satellite payload, and subcomponents thereof. "Iridium Know-How" means all confidential and proprietary information owned or licensable by Seller that relates to: (i) system concepts or designs developed by Seller for any primarily voice, narrowband satellite-based telecommunications system, concepts, or studies; and (ii) the number and arrangement of satellites, capacity enhancement strategies, network transport protocols, network topologies, network routing and operation concepts, network control, system control and methods of hand-off. Iridium Know-How does not include specific hardware or software implementations of any components such as, but not limited to, satellites, satellite payload, and subcomponents thereof, or those system concepts or designs developed by Seller that are incorporated into the Celestri Know-How or Teledesic Know-How. "Teledesic Know-How" means all confidential and proprietary information owned or licensable by Seller that relates to: (i) system concepts or designs developed by Seller for a satellite-based broadband system for the transmission of communications and data, such system including satellites; ground-based sites, equipment, and facilities to operate and manage the satellites and the communications links of the system; one or more network control systems; and ground-based equipment and software which is used by subscribers for sending and receiving communications through the system; and (ii) the number and arrangement of satellites, capacity enhancement strategies, network transport protocols, network topologies, network routing and operation concepts, network control, system control, and methods of hand-off. Teledesic Know-How does not include specific hardware or software implementations of any components such as, but not limited to, satellites, satellite payload, and subcomponents thereof.

        1.5 "Assigned Patents" means the U.S. and foreign patents and patent applications set forth on Schedule 1.5 hereto.

        1.6 "Assigned Software" means software owned by Seller and its Subsidiaries and used exclusively by the Group in connection with the business or operation of the Group as of the Closing Date. Assigned Software does not include third party software used under license by Seller ("Third Party Software").

        1.7 "Assigned Trademarks" means the trademarks, service marks, brand names, trade dress, trade names, and other indications of origin, the goodwill associated with the foregoing, and U.S. and foreign registrations and applications for the foregoing (the "Marks") used exclusively by the Group in connection with the business or operation of the Group as of the Closing Date, including but not limited to the Marks set forth on Schedule 1.7 hereto.

        1.8 "Confidential Information" means the information of each party referenced in Section 5.5 below.

        1.9 "Excluded IP Assets" means any and all Seller Intellectual Property, including Licensed Patents, not specifically identified herein as Transferred IP Assets. Excluded IP Assets expressly includes Seller's technology described in Section 2.2.8.

        1.10 "Fuze Patents" means those patents set forth on Schedule 1.10 hereto.

        1.11 "Group Customers" means (i) the United States Government or any foreign government, and any legislative, executive or judicial unit, any military enterprise, or any department, administration, agency, bureau, board, commission, court, department, official, political subdivision, tribunal, or other regulatory, administrative or judicial authority of the United States Government or any foreign government or any international governmental organization (such as NATO or the United Nations) (collectively, "Governmental Entities"); (ii) any United States state or local governmental entity in connection with the business or operation of an aviation facility, including commercial airports; (iii) any business entity to the limited extent such business entity is acting under a prime contract, or subcontract to a prime contract, with a Governmental Entity, and then only in connection with said prime contract or subcontract, or is conducting independent research and development ("IRAD") of products, systems or services for the general purpose of selling such products, systems or services to Governmental Entities; (iv) any business entity in connection with space-borne equipment, high-assurance information security products and services, network security services or command, control, communication, computer, intelligence, surveillance and reconnaissance systems; and (v) any other customer to whom the Group has sold products or services or submitted a bid or proposal (which has not expired, been withdrawn or awarded to a third party) within the two (2) years preceding the date of this IP Agreement. Group Customers do not include United States state and local governmental entities except as identified in (ii) above.

        1.12 "Group Products" means products, systems and services designed, developed, manufactured, produced, provided, integrated or sold by the Group or the subject of any outstanding bid or proposal of the Group as of the Closing Date.

        1.13 "Licensed Copyrightable Materials" means Seller and Seller Subsidiary owned technical manuals, application notes, promotional materials and other printed, written or computer-stored materials used, but not exclusively, by the Group in connection with the business or operation of the Group as of the Closing Date, as well as the training materials identified in Schedule 1.13.

        1.14 "Licensed Know-How" means any Seller Know-How (excluding Assigned Know-How) that is specifically used by the Group in connection with the business or operation of the Group as of the Closing Date. In no event shall Licensed Know-How include any know-how developed or acquired by Seller after the Closing Date.

        1.15 "Licensed IP Assets" means the Licensed Copyrightable Materials, the Licensed Know-How, the Licensed Software, and the Licensed Patents.

        1.16 "Licensed Patents" means those patents and patent applications set forth on Schedule 1.16 hereto and all classes or types of U.S. and foreign patents or patent applications owned by Seller and its Subsidiaries, that are filed or granted on or before the Closing Date, to the extent Seller has the right to grant licenses without the payment of royalties or other consideration to third persons, and have claims that read on technology developed or in development by the Group as of the Closing Date or on technology that is the subject of any outstanding written bid or proposal of the Group as of the Closing Date.

        1.17 "Licensed Products" means (i) any Group Products, as well as future generations derived from such Group Products; (ii) defense products and systems (consisting of integrated command, control, communication, computer, intelligence, surveillance, and/or reconnaissance systems); (iii) software-defined radio systems other than commercial applications; (iv) high-assurance security and encryption products and services; and (v) specialized restricted space payloads. A component, product, system or service provided to, supplied to or otherwise obtained by the Group from Seller, Seller Subsidiaries or third parties and integrated in or with a Licensed Product is not considered and does not constitute, by itself, a Licensed Product. For purposes hereof, commercial applications shall include without limitation commercial cellular telephony, commercial land mobile two-way radios and commercial paging and messaging.

        1.18 "Licensed Software" means software owned by Seller and its Subsidiaries and used or intended to be used, but not exclusively, by the Group in connection with the business or operation of the Group as of the Closing Date. In no event shall Licensed Software include any software developed or acquired by Seller after the Closing Date. Further, Licensed Software does not include Third Party Software.

        1.19 "Residual Information" means that information and knowledge of the Excluded IP Assets retained in the minds of the Transferred Employees without rote memorization, or reference to confidential information of Seller and/or a third party, either being in written, computer-stored or another tangible form.

        1.20 "Seller Intellectual Property" (or "Seller IP") means any and all IP Assets owned by Seller prior to the Closing Date, including Seller Know-How.

        1.21 "Seller Know-How" means all confidential and proprietary information owned or licensable by Seller (excluding Assigned Know-How) that relates to two-way radios and systems, satellite, short messaging service, wireless telephony and systems, wireless modems, personal communication devices and systems, local or wide area networks and other communications products currently made by or on behalf of Seller or any Subsidiary of Seller and future versions thereof, or any semiconductor device, material, circuit, or the process or method involved in the manufacture thereof.

        1.22 "Subsidiary" means a corporation, company, or other entity more than fifty percent (50%) of whose outstanding shares or securities (representing the right to vote for election of directors or other managing authority) are now or hereafter owned or controlled, directly or indirectly, by a party hereto, but such corporation, company or other entity shall be deemed to be a Subsidiary only so long as such ownership of control exists.

        1.23 "Transferred Employees" means those Seller employees that upon Closing become Buyer employees.

        1.24 "Transferred IP Assets" means the Assigned Patents, Assigned Invention Disclosures, Assigned Trademarks, Assigned Copyrightable Materials, Assigned Copyrights, Assigned Know-How and Assigned Software.


                                   ARTICLE II

                       ASSIGNMENT AND LICENSE OF IP ASSETS


        2.1 Transferred IP. Upon the terms and subject to the conditions of this IP Agreement, Seller hereby agrees to sell, assign (to the extent legally assignable), transfer, convey and deliver (or, where applicable, cause its Subsidiaries to sell, assign (to the extent legally assignable), transfer, convey and deliver) to Buyer, and Buyer hereby agrees to purchase, acquire and accept from Seller (or Seller's Subsidiaries) the Transferred IP Assets (but not the Excluded IP Assets), free and clear of all Liens, except for Permitted Liens, and Buyer agrees to grant back to Seller a license to such Transferred IP Assets and Seller agrees to accept such license, as more specifically set forth as follows:

        2.1.1 Assignment to Buyer of Transferred IP. Effective upon the Closing Date:

                (a) Patents: Seller hereby assigns to Buyer all its right, title and interest, subject to existing third party licenses, in and to the Assigned Patents, and acknowledges that Seller shall, on the Closing Date, execute a Patent Assignment Agreement of the general form as that attached as Exhibit 2.1.1(a) to this IP Agreement.

                (b) Invention Disclosures: Seller hereby grants to Buyer the right to file any type of patent application in any country of the world for the Assigned Invention Disclosures. Seller further assigns to Buyer all right, title and interest, subject to existing third party licenses, in such Assigned Invention Disclosures, including without limitation any patent rights therein, and agrees to execute any additional documentation that Buyer may reasonably request to reflect this assignment. Seller makes no representation or warranty and Buyer acknowledges that Seller makes no representation or warranty regarding the patentability of the subject matter of the Assigned Invention Disclosures.

                (c) Trademarks: Seller hereby assigns to Buyer all its right, title and interest, subject to existing third party licenses, in the Assigned Trademarks together with the goodwill of the Group associated therewith, and acknowledges that Seller shall, on the Closing Date, execute a Trademark Assignment Agreement in the general form as that attached as Exhibit 2.1.1(c) to this IP Agreement. Notwithstanding the foregoing, Buyer acknowledges that Seller currently uses the marks, Access and Access Point, in relation to radio equipment and plans to use the marks, Access and Access Point, in relation to wireless LAN applications. Buyer acknowledges and agrees that, as between Buyer and Seller, there will be no confusion between Buyer's use (or that of its Subsidiaries) of the mark, Access Point, on switches as defined in U.S. trademark application Serial No. 75/651259 and Seller's current and proposed use (or that of its Subsidiaries) of the marks, Access and Access Point.

                (d) Copyrights: Seller hereby assigns to Buyer all its right, title and interest, subject to existing third party licenses, in the Assigned Copyrights and acknowledges that Seller shall, on the Closing Date, execute a Copyright Assignment Agreement in the general form as that attached as Exhibit 2.1.1(d) to this IP Agreement.

                (e) Copyrightable Materials: Seller hereby assigns to Buyer all its right, title and interest, subject to existing third party licenses, in the Assigned Copyrightable Materials.

                (f) Know-How: Seller hereby assigns to Buyer all its right, title and interest, subject to existing third party licenses, in the Assigned Know-How.

                (g) Software. Seller hereby assigns to Buyer all its right, title and interest, subject to existing third party licenses, in the Assigned Software.

        2.1.2   Grant Back to Seller of Transferred IP.

                (a) Patents. Buyer hereby grants to Seller, for the life of the last to expire of the Assigned Patents, a fully paid-up, royalty-free, worldwide, non-exclusive, nontransferable license (except to the extent expressly set forth herein), without the right to grant sublicenses (except to the extent expressly set forth herein), under the Assigned Patents to use, make and have made products, systems and services and to lease, sell, offer for sale, import and otherwise dispose of products, systems and services so made. Subject to the above limitations, such license shall include the right of Seller to extend sublicenses to its Subsidiaries.

                (b) Invention Disclosures. Buyer hereby grants to Seller a fully paid-up, royalty-free, worldwide, non-exclusive license, without the right to grant sublicenses (except to the extent expressly set forth herein), under any rights arising out of or relating to the Assigned Invention Disclosures to use, make and have made products, systems and services and to lease, sell, offer for sale, import and otherwise dispose of products, systems and services so made. The license of this
        Section 2.1.2(b) shall be perpetual and, subject to the limitations above, shall include the right of Seller to extend sublicenses to its Subsidiaries.

        2.1.3 Transferability. The licenses granted to Seller in accordance with Section 2.1.2 shall be transferable and/or divisible by Seller in connection with the sale, transfer or disposal of one or more Seller businesses or product lines, or substantially all of the assets thereof, using such licenses; provided, however, that such transferred and/or divided license rights shall be limited to the operation of the divested business or product line. Further provided, however, that to the extent such business or product line includes or encompasses any product, system or service of the same or similar type as a Licensed Product, Seller shall not for a period of five (5) years from the Closing Date transfer or divide the licenses to any of the entities identified on
        Schedule 2.1.3, except with the prior written consent of Buyer.

        2.2 Licenses to Buyer. Buyer acknowledges that all Seller Intellectual Property, including Licensed Patents and Licensed Know-How, that is not specifically identified as a Transferred IP Asset is an Excluded IP Asset, in which Buyer shall have no right, title or interest except as expressly provided for within this IP Agreement. Effective as of the Closing Date:

        2.2.1   Patents.

                (a) Seller hereby grants to Buyer, for the life of the last to expire of the Licensed Patents, a fully paid-up, royalty-free, worldwide, non-exclusive, non-transferable (except and to the extent expressly set forth herein) license, without the right to grant sublicenses (except to the extent expressly set forth herein), under such Licensed Patents to use, make and have made Licensed Products and to lease, sell, offer for sale, import and otherwise dispose of Licensed Products so made to Group Customers. The parties agree that solely with respect to the subset of Group Customers defined in Section 1.11(iv), this license applies only to the extent the collective sales to such subset of Group Customers does not exceed $50,000,000 in revenue in any Buyer fiscal year.

                (b) Sublicensing. Subject to the limitations of the license, the license granted to Buyer in accordance with this Section 2.2.1 shall include the right of Buyer to extend sublicenses to its Subsidiaries. The extension of a sublicense pursuant to this Section is subject to the sublicensee assuming the same obligations as Buyer hereunder as if such entity were named in the place of Buyer.

                (c) Transferability. The license granted to Buyer in accordance with this Section 2.2.1 shall be transferable and/or divisible by Buyer in connection with the sale, transfer or disposal of one or more Buyer businesses or product lines, or substantially all of the assets thereof, using such licenses; provided, however, that such transferred and/or divided license rights shall be limited to the operation of the divested business or product line.

                (d) Seller Restriction. Except as otherwise permitted by the Asset Purchase Agreement or the Ancillary Agreements, for a period of five (5) years from the Closing Date, Seller shall not assign or license, to the extent such assignment or license includes or encompasses any product, system or service of the same or similar type as any Licensed Product, those Licensed Patents set forth on Schedule 2.2.1(d) to any of the entities identified on Schedule 2.1.3, except with the prior written consent of Buyer which consent shall not be unreasonably withheld. Notwithstanding the foregoing, the parties agree that the restrictions of this Section 2.2.1(d) shall not be construed to prevent Seller from assigning or licensing the Licensed Patents set forth on Schedule 2.2.1(d) to third parties: (i) for the purpose of resolving patent disputes or settlement of litigation; or (ii) pursuant to contractual obligations existing as of the Closing Date; or (iii) as required by judicial order.

        2.2.2 Fuze Patents. Seller hereby grants to Buyer, for the life of the last to expire of the Fuze Patents, a fully paid-up, royalty-free, worldwide, non-exclusive, nontransferable license under the Fuze Patents, without right to grant sublicenses, to use make and have made, sell, offer for sale, lease, import, and otherwise dispose of products within the missile fuze business, which the parties acknowledge and agree excludes the conventional fuze business.

        2.2.3 Subject to the limitations of the license, the license granted to Buyer in accordance with Section 2.2.1 shall include the right of Buyer to extend sublicenses under the Licensed Patents set forth on
        Schedule 2.2.1(d) to third parties who have entered into a teaming, partnership or joint venture type agreement with Buyer to jointly develop and lease, sell or otherwise dispose of Licensed Products to Group Customers ("Buyer Permitted Activity"). Provided however, such right to extend sublicenses is limited to the Buyer Permitted Activity and any such sublicense shall terminate immediately (i) upon termination of such agreement; or (ii) if such third party files a lawsuit or commences an arbitration or other formal proceeding that asserts an intellectual property claim against Seller.

        2.2.4 Know-How. Seller hereby grants to Buyer a perpetual, fully paid-up, royalty-free, worldwide, non-exclusive license (i) to use the Licensed Know-How in the business and operation of the Group and (ii) to use the Licensed Know-How to make, have made, use, lease, sell, offer for sale, import, design, assemble, have assembled, test or otherwise dispose of Licensed Products to Group Customers.

        2.2.5 Copyright. Seller hereby grants to Buyer a perpetual, fully paid-up, royalty-free, worldwide, nonexclusive license to use, reproduce, prepare derivative works of, and distribute Licensed Copyrightable Materials in conjunction with the marketing or sale of Licensed Products to Group Customers; provided that, all trademarks and trade names of Seller shall be removed, except as otherwise provided in
        Section 2.4.5, from any Licensed Copyrightable Materials before any distribution thereof.

        2.2.6   Software.

                (a) Seller hereby grants to Buyer a perpetual, fully paid-up, royalty-free, worldwide, non-exclusive license, without the right to grant sublicenses (except as expressly set forth herein), to use, reproduce and prepare derivative works of the Licensed Software and to otherwise use the Licensed Software in the manufacture, sale, design, and support of the Licensed Products to Group Customers.

                (b) Seller hereby grants to Buyer a perpetual, fully paid-up, royalty-free, worldwide, non-exclusive license to distribute or sublicense the Licensed Software (in object code form only) to Subsidiaries, customers or suppliers in conjunction with the design, manufacture or sale of Licensed Products to Group Customers.

                (c) Seller hereby grants Buyer a perpetual, fully paid-up, royalty free, worldwide, non-exclusive license to disclose the source code and design documentation for Seller authored Licensed Software to a Governmental Entity for the sole purposes of security certification and independent validation and verification of information assurance and mission-critical software. Buyer agrees that any such disclosure shall be made subject to non-disclosure and confidentiality restrictions.

        2.2.7 Residual Information. Seller agrees that Buyer shall be free to use Residual Information to make, have made, use, lease, offer for sale, import and otherwise dispose of Licensed Products to Group Customers, provided such use is subject to Seller's rights in patents and copyrights, the license of this Section 2, and Buyer's confidentiality obligations set forth herein. Buyer acknowledges that the foregoing is not a grant or extension of patent rights.

        2.2.8 Excluded Technology. Buyer acknowledges that the rights granted to Buyer in this IP Agreement do not grant to Buyer any rights in Seller's technology related to: (i) semiconductor materials (other than semiconductor materials specified by the Group to its semiconductor chip manufacturers for the purpose of radiation hardening semiconductor chips being made by such manufacturers for the Group), semiconductor structures or semiconductor manufacturing processes; and (ii) commercial wireless telephony and systems, commercial two way radios and systems, commercial short messaging and paging services and products, commercial wireless modems, commercial personal communication devices and systems, and commercial local or wide area networks (other than technology embodied in Group Products).

        2.3 Documentation. On or promptly after the Closing Date, Seller agrees to provide to Buyer copies of all available file histories of pending patent applications comprising Assigned Patents, marks and pending trademark and service mark applications comprising Assigned Trademarks, as well as copies of other documents in Seller's possession that relate to the maintenance of an Assigned Patent or the registration or registration renewal of an Assigned Trademark or an Assigned Copyright. Upon transfer of such files and documentation to Buyer, Buyer assumes all responsibility for the prosecution and payment of fees and all other such activities associated therewith. Buyer shall prepare all paperwork that is necessary to perfect and record the assignments of Transferred IP Assets in the various jurisdictions, and Buyer shall be responsible for all expenses, including recordation expenses, associated therewith. Seller agrees to execute such paperwork as needed for perfection.

        2.4     General Intellectual Property Provisions

        2.4.1 Buyer Right to Abandoned Licensed Patents. In the event that, during the two (2) year period following the Closing Date, Seller elects to abandon, or otherwise to no longer maintain (other than through failure to maintain due to negligence) any United States Licensed Patents identified on Schedule 2.2.1(d), Seller shall notify Buyer of such and shall grant Buyer the right to take ownership of such Licensed Patent free of charge, except for costs associated with perfecting and recording Buyer's ownership interest which shall be the sole responsibility of Buyer. Seller shall use reasonable efforts to notify Buyer sufficiently before lapse, abandonment, or loss of right of any Licensed Patent to provide Buyer time to assess the costs and benefits of transferring ownership to Buyer and to provide Buyer time to perfect transfer of ownership prior to any lapse, abandonment, or loss of right if Buyer so elects. The parties agree that in the event Seller fails to notify Buyer prior to abandonment of any United States Licensed Patents identified on Schedule 2.2.1(d) (hereinafter referred to as an "Abandoned Patent"), Seller agrees to petition the United States Patent and Trademark Office for revival of the Abandoned Patent, upon discovery of such abandonment. Buyer's sole and exclusive remedy for any failure by Seller to maintain any Licensed Patent identified on Schedule 2.2.1(d) shall be the filing by Seller of a petition for revival of such Abandoned Patent as set forth herein. In the event Buyer elects to have ownership of same Licensed Patent transferred to Buyer, Seller agrees to cooperate and assist Buyer to the extent reasonably necessary to affect such transfer. This obligation to notify Buyer, and Buyer's right to take over ownership, shall also be binding upon any successor in interest of any or all of the Licensed Patents identified on Schedule 2.2.1(d).

        2.4.2 No Implied Rights. Buyer acknowledges and agrees that except as otherwise specifically permitted by this IP Agreement, Buyer is not obtaining any rights in, or to use, any of Seller's Intellectual Property.

        2.4.3 Disclaimer. Nothing in this IP Agreement shall be construed as requiring the securing or maintaining in force of any intellectual property of either party, except as set forth in paragraph 2.4.1.

        2.4.4 Seller Trademarks, Logos and Trade Names. Buyer acknowledges and agrees that, except for the Transferred IP Assets and except as set forth in paragraph 2.4.5, Buyer shall not use any trademark, logo or trade name of Seller, other than those constituting Transferred IP Assets, or any trademarks, logos or trade names that are confusingly similar thereto or that are a translation or transliteration thereof into any language or alphabet.

        2.4.5 Transitional Use of Seller Trademarks. As soon as practicable following the Closing Date, but not later than one hundred twenty (120) days after the Closing Date, Buyer shall remove and change signage, change and substitute promotional or advertising material in whatever medium, and not later than ninety (90) days after the Closing Date change stationery and packaging and take all other steps as may be required or appropriate to cease use of all such intellectual property or materials bearing intellectual property not owned by Buyer or otherwise constituting a Transferred IP Asset, provided, however, that Buyer shall not be deemed to have violated this provision by reason of
        (i) its use after the Closing Date of any inventory constituting Transferred IP Assets or (ii) the appearance of any trademarks, logos or trade names of Seller in or on any tools, dies, equipment, engineering/manufacturing drawings, manuals, work sheets, operating procedures, other written materials or other Transferred IP Assets that are used for internal purposes only in connection with the Group, provided that Buyer endeavors to remove such trademarks, logos or trade names in the ordinary course of operation of the Group business.

        2.5 For the avoidance of doubt, nothing contained in this IP Agreement shall be construed as in any way expanding or broadening the scope or duration of Section 8.10, Noncompetition Agreement, of the Asset Purchase Agreement.


                                   ARTICLE III

            REPRESENTATIONS AND WARRANTIES OF SELLER; INDEMNIFICATION

        3.1 Subject to any rights or licenses granted by Seller prior to the Closing Date, Seller has the right, title or interest necessary to grant to Buyer the assignments and licenses granted herein.

        3.2 Except as set forth on Schedule 3.2, the Transferred IP Assets are free and clear of any Lien except for Permitted Liens.

        3.3 Except as set forth in Schedule 3.3: (i) to Seller's Knowledge, there are no material third party licenses to the Transferred IP Assets; (ii) to Seller's Knowledge, no third party has rights in, or otherwise has the right to restrict Buyer's use of the Transferred IP Assets; and (iii) there are no pending, or to Seller's Knowledge, threatened, actions or proceedings challenging the validity of the Transferred IP Assets.

        3.4 Except as set forth on Schedule 3.4: (a) the Group Products in existence as of the date hereof and as of the Closing Date do not, to Seller's Knowledge, infringe upon or misappropriate any patent, trademark, copyright, trade secret, or other intellectual property or proprietary right of any third party; and (b) there has been no abandonment of the registered trademarks comprising the Assigned Trademarks from their dates of first use to the Closing Date.

        3.5 To Seller's Knowledge, there is not any material defect, virus, timer, clock, counter, back door, time bomb, or other limiting features incorporated into the Assigned Software or the Licensed Software that would erase data or programming, create a likelihood for a breach of security or confidentiality, or otherwise inhibit the proper operation of the Assigned Software and the Licensed Software and Buyer's ability to exercise the rights granted to it herein.

        3.6 Indemnification. This IP Agreement is an integral part of the Asset Purchase Agreement and Seller shall indemnify Buyer for any breach of a representation, warranty or covenant in this IP Agreement in accordance with Article VII of the Asset Purchase Agreement.

        3.7 Survival. The applicable survival provision of Article VII of the Asset Purchase Agreement is incorporated herein by reference and made a part of this IP Agreement.

        3.8 Except as expressly set forth in this IP Agreement, nothing within this IP Agreement shall be construed as (i) a warranty or representation by Seller as to the validity and/or scope of any Transferred IP Asset or Licensed IP Asset; (ii) conferring upon Buyer any license or any other right, by implication, estoppel or otherwise, under any IP Asset, except as expressly granted herein; (iii) imposing on Seller any obligation to institute any suit or action for infringement of any IP Asset, or to defend any suit or action brought by a third party that challenges or concerns the validity of any other IP Asset;
(iv) a warranty or representation by Seller that any manufacture, use, sale, lease, or other disposition of Licensed Products will be free from infringement of any patent or other intellectual property right; or (v) imposing on Seller any obligation to file any patent application or secure any patent or maintain in force any patent.


                                   ARTICLE IV

                                   TERMINATION

        4.1 The applicable termination provisions of Article IX of the Asset Purchase Agreement are incorporated herein by reference and made a part of this IP Agreement.

        4.2 Termination of Agreement. This IP Agreement shall terminate automatically and without need for further action by either party in the event that the Asset Purchase Agreement is terminated.

        4.3 Effect of Termination. If this IP Agreement terminates pursuant to Sections 4.1 or 4.2 above, all obligations of the parties hereunder shall terminate without any liability of any party to such other party; provided that nothing herein shall relieve any party from any liability for any breach of this IP Agreement.


                                    ARTICLE V

                               GENERAL PROVISIONS

        5.1 Notices. All notices, requests, demands and other communications hereunder shall be in writing, addressed as follows:

        If to Seller:        Motorola, Inc.
                             1301 E. Algonquin Road
                             Schaumburg, Illinois 60196
                             Facsimile No.: (847) 538-2491
                                Attn: Bob McCall

                             and

                             Motorola, Inc.
                             Law Department
                             1303 E. Algonquin Road
                             Schaumburg, Illinois 60196
                             Facsimile No.: (847) 576-3750
                             Attn:  Asst. General Counsel
                                    V.P. Intellectual Property

        with a copy (which shall not constitute notice) to:

                             Wiley, Rein & Fielding
                             1776 K Street, N.W.
                             Washington, D.C.  20006
                             Facsimile No.: (202) 719-7049
                             Attn:  Rand Allen

        If to Buyer:         General Dynamics Corporation
                             3190 Fairview Park Drive
                             Falls Church, VA  22042
                             Facsimile No.: (703) 876-3554
                             Attn:  David A. Savner

        with a copy (which shall not constitute notice) to:

                             Jenner & Block, LLC
                             One IBM Plaza
                             Chicago, IL  60611
                             Facsimile No.: (312) 840-8711
                             Attn:  Thomas A. Monson

or to such other address as Buyer or Seller may designate by written notice to the other party hereto. Any such notices, requests, demands or other communications shall be deemed to have been duly given when received if delivered personally or, if mailed, on the date five (5) days after the date so deposited in the mails, postage prepaid, return receipt requested or on the day following the day sent if sent by prepaid overnight delivery service. Notices, requests, demands and other communications hereunder may be delivered by facsimile transmission if confirmation by sender is made within three (3) business days thereafter. All periods of notice will be measured from the date of deemed delivery thereof.

        5.2 Nondisclosure. Neither Buyer nor Seller shall issue any press release or make any other public disclosure (including disclosure to public officials) with respect to this IP Agreement or the transactions contemplated by this IP Agreement, except as required by law, without the prior written approval of the other party, which approval shall not be unreasonably withheld; provided, that either party may, if considered necessary by its counsel to fulfill its obligations as a publicly traded corporation, respond to inquiries and issue such releases as it considers necessary and appropriate, if it notifies the other party in advance of the substance of such proposed response or proposed release and gives such party reasonable opportunity for comment prior to such response or release.

        5.3 Dispute Resolution. Section 10.5, Dispute Resolution, of the Asset Purchase Agreement is incorporated herein by reference and is made a part of this IP Agreement.

        5.4 Limitation of Liability. Section 10.6, Limitation of Liability, of the Asset Purchase Agreement is incorporated herein by reference and made a part of this Agreement.

        5.5     Confidentiality.

        5.5.1 Notwithstanding, and in addition to, the terms of Section 8.6 of the Asset Purchase Agreement, Buyer and Seller hereby agree to the confidentiality provisions set forth in this Section 5.5. The Seller Licensed Know-How, the pending patent applications constituting part of the Licensed Patents, the Licensed Software and any information designated as "Motorola Confidential Proprietary" or similar legend is the Confidential Information of Seller or its licensor. The Assigned Invention Disclosures, the pending patent applications constituting part of the Assigned Patents, the Assigned Know-How, and the Assigned Software are the Confidential Information of Buyer. For a period of five
        (5) years from the Closing Date, each party agrees to use the same care and discretion, but at least reasonable care and discretion, to avoid disclosure, publication, or dissemination of the other party's Confidential Information as each party employs with similar information of its own which it does not desire to publish, disclose or disseminate, unless it is in connection with that party's business and provided that the third party executes a confidentiality agreement having substantially the same obligations as these confidentiality provisions.

        5.5.2 Each party shall notify the other party immediately upon discovery of any unauthorized use or disclosure of the other party's Confidential Information, and will cooperate with the other party in every reasonable way to help the other party regain possession of such Confidential Information and to prevent its further unauthorized use.

        Each party agrees that the Confidential Information of the other party shall not be exported directly or indirectly to any restricted country without the prior written consent of the Office of Export Control for the USA Department of Commerce.

        5.5.3 Notwithstanding the other provisions of this IP Agreement, the non-disclosure obligations specified in Section 5.5 shall not apply to information that:

                (a) is available to the public on the Closing Date, or thereafter becomes available to the public other than as a result of a breach of this Section 5.5;

                (b) is disclosed by the party owning the Confidential Information to a third party without an obligation of confidence;

                (c) can be shown by the receiving party to have been developed by it independently of this IP Agreement; or

                (d) can be shown by the receiving party to have been rightfully received completely independently from a third party without any obligation of confidence.

        5.5.4 Disclosure of Confidential Information shall not be precluded, if such disclosure is:

                (a) in response to a valid order of a court or other official governmental body; provided, however, that the party subject to the valid order shall first have given notice to the party owning the Confidential Information and made a reasonable effort to obtain a protective order requiring that the information and/or documents so disclosed be used only for the purposes for which the order was issued;

                (b)     required by any law or any regulatory body; or

                (c)     necessary to establish rights under this IP Agreement.

        5.5.5 Subject to the need to know in relation to the purpose for which a party has provided the other party its Confidential Information, a party may disclose Confidential Information to its Subsidiaries, Affiliates or third party licensees; provided however, that such Subsidiaries, Affiliates or third party licensees undertake to be bound by the terms of this Section 5.5 as if named herein in place of the respective party.

        5.6 Miscellaneous. Section 10.9, Miscellaneous, of the Asset Purchase Agreement is incorporated by reference and is made a part of this IP Agreement except as set forth below:

                Successors and Assigns. This IP Agreement inures to the benefit of, and is binding upon, the successors, permitted assigns, and personal representatives of the parties hereto. Neither party may assign its rights or obligations under this IP Agreement without the express written consent of the other party, except that Buyer may, without the prior written consent of Seller, assign its rights under this IP Agreement to any Buyer Subsidiary, provided that Buyer shall remain liable for all of its obligations under this IP Agreement. In the event of an assignment, the assignee Subsidiary, pursuant to Section 2.2.1(b), shall only have the right to sublicense to entities that satisfy the definition of a Buyer Subsidiary under this IP Agreement.


                            [SIGNATURE PAGE FOLLOWS]

SIGNATURE PAGE TO INTELLECTUAL PROPERTY AGREEMENT

        IN WITNESS WHEREOF, the parties hereto have executed and delivered this IP Agreement with legal and binding effect as of the date and year first above written.

        SELLER:                             MOTOROLA, INC.


                                            By:    /s/Keith Bane
                                               ---------------------------------

                                            Name:  Keith Bane
                                                 -------------------------------

                                            Title: Executive Vice President
                                                  ------------------------------


        BUYER:                              GENERAL DYNAMICS CORPORATION


                                            By:    /s/Ken Dahlberg
                                               ---------------------------------

                                            Name:  K. C. Dahlberg
                                                 -------------------------------

                                            Title: Executive Vice President
                                                  ------------------------------

                                                                       EXHIBIT C

                           EMPLOYEE MATTERS AGREEMENT

                 (Amended and Restated as of September 24, 2001)


        This Employee Matters Agreement ("Agreement"), originally made as of August 6, 2001 by and between MOTOROLA, INC., a Delaware corporation ("Seller"), and GENERAL DYNAMICS CORPORATION, a Delaware corporation ("Buyer" and together with Seller, the "Parties"), is hereby amended and restated as of this 24th day of September 2001.

                                   WITNESSETH:

        WHEREAS, the Parties have entered into the Asset Purchase Agreement dated August 6, 2001 (the "Purchase Agreement") providing for, among other things, the sale and assignment by Seller to Buyer of certain assets and the assumption by Buyer from Seller of certain liabilities, used in the business and operation of the Group (as defined in the Purchase Agreement); and

        WHEREAS, certain persons who work in or are assigned to the Group and are directly employed by Seller or its Affiliates shall become employees of Buyer or its Affiliates pursuant to this Agreement or pursuant to the operation of local laws; and

        WHEREAS, the Parties hereto wish to set forth their agreement as to certain matters regarding the treatment of, and the compensation and employee benefits provided to those employees of Seller who become employees of Buyer as described above;

        NOW, THEREFORE, in consideration of the premises and of the mutual representations, warranties, covenants and conditions contained herein and in the Purchase Agreement and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Parties hereby agree with legal and binding effect as follows:

I       DEFINITIONS

        Except as otherwise expressly provided herein, all capitalized terms used herein shall have the respective meanings assigned to them in the Purchase Agreement or in the preceding portions of this Agreement. In addition, the following terms, as used herein, shall have the following meanings:

                1.1. "Buyer Non-U.S. Plans" shall mean Employee Benefit Plans and programs established by Buyer to provide those benefits for Non-U.S. Transferred Employees required under this Agreement.

                1.2. "Buyer U.S. Plans" shall mean Employee Benefit Plans and programs established by Buyer to provide those benefits for U.S. Hired Employees required under this Agreement.

                1.3. "Cause" shall mean poor performance or any misconduct identified as a ground for termination in Buyer's human resources policies, code of business conduct or other written policies, practices or procedures.

                1.4. "Closing Date" shall have the meaning ascribed to it in the Purchase Agreement, and for purposes of this Agreement all acts and transactions to be taken or effected at the Closing shall be deemed to be effective as of 10:00 a.m. Central Standard Time on that date.

                1.5. "Controlled Group Member" means, as to Seller or Buyer, any other entity which either is part of a controlled group of corporations which includes that Party or is a trade or business under common control with that Party, as defined in Sections 414(b) and (c) of the Code.

                1.6. "Employee Benefit Plan" shall mean:

                (a) any plan, fund, or program which provides health, medical, surgical, hospital or dental care or other welfare benefits, post-retirement medical or life insurance, life insurance, other insurance plan, benefits in the event of sickness, accident, disability or death, apprenticeship or other training programs, or day care centers, scholarship funds, or prepaid legal services,

                (b) any plan, fund, or program which provides pensions, profit-sharing, or retirement income to employees or results in a deferral of income by employees for periods extending to the termination of covered employment or beyond,

                (c) any plan, fund, agreement or program relating to employment, non-competition or changes-in-control or which provides severance, unemployment, supplemental unemployment, vacation or fringe benefits (including dependent and health care accounts),

                (d) any incentive compensation plan, bonus plan or arrangement, deferred compensation plan, excess benefit plan, stock ownership, stock option or stock-based incentive or compensation plan, or stock purchase plan, and

                (e) any other benefit plan, program, agreement, fund or arrangement for the benefit of employees and former employees (including without limitation, any funding or insurance arrangement related to any such program or plan described herein), whether written or unwritten, qualified or non-qualified, funded or unfunded.

                1.7. "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the regulations thereunder.

                1.8. "Hired Employee" shall mean any U.S. Hired Employee and any Non-U.S. Transferred Employee.

                1.9. "Non-U.S. Transferred Employee" shall mean each person who
(i) immediately prior to the Closing Date is an employee of Seller or its Affiliates assigned to (or, to the extent identified as such in Schedule 1.9, in support of) the Group on a non-U.S. payroll, and (ii) is transferred to employment with Buyer or a Buyer Affiliate effective as of the Closing Date. Each such person shall be listed on Schedule 1.9 to be completed at the Closing Date.

                1.10. "Seller Non-U.S. Plans" shall mean Seller's Employee Benefit Plans in which the Non-U.S. Transferred Employees have been eligible to participate prior to the Closing Date which are set forth and identified as such on Schedule 1.10.

                1.11. "Seller Pension Plan Participants" shall mean active participants in the Seller Pension Plan described in Section 2.8 below as of the Closing Date who are also U.S. Hired Employees.

                1.12. "Seller U.S. Employee" shall mean each person who immediately prior to the Closing Date is an active employee of Seller or its Affiliates assigned to (or, to the extent identified as such in Schedule 1.12, in support of) the Group on a U.S. payroll and who is listed on Schedule 1.12, except that the term "Seller U.S. Employee" shall not include any employee of Seller who is on inactive or long-term disability status as of the Closing Date other than those employees who are on routine vacation, leave under the Family and Medical Leave Act, military leave, or short-term disability on the Closing Date and who are identified as such on Schedule 1.12. Schedule 1.12 shall separately list any Group employee as of the Closing Date who is not a Seller U.S. Employee by reason of his or her inactive or long-term disability status.

                1.13. "Seller U.S. Plans" shall mean Seller's Employee Benefit Plans in which the U.S. Hired Employees have been eligible to participate immediately prior to the Closing Date and which are set forth and identified as such on Schedule 1.13.

II      U.S. HIRED EMPLOYEE MATTERS

                2.1. U.S. Hired Employees.

                (a) Prior to the Closing Date, Buyer will have extended or caused its Affiliates to extend an offer of employment to each Seller U.S. Employee that is substantially comparable to the position held by such Seller U.S. Employees immediately prior to the Closing Date. All offers of employment will be conditioned on Seller U.S. Employees executing confidentiality and non-competition agreements that are substantially similar to those required by Seller. Such Seller U.S. Employees who accept Buyer's offer of employment effective as of the Closing Date shall be known as "U.S. Hired Employees". Each U.S. Hired Employee shall be listed on Schedule 2.1 which shall be completed by Seller on the Closing Date. Notwithstanding anything to the contrary, if any U.S. Hired Employee who is on short-term disability status as of the Closing Date goes onto long-term disability status within one year of the Closing Date, then such individuals shall cease to be treated as U.S. Hired Employees as of the commencement date of their long-term disability status and Seller shall retain full responsibility and liability for any such persons as of such commencement date. If any persons who are not Seller U.S. Employees by reason of being on inactive or long-term disability status as described in
Section 1.12 return to active work status within one year of the Closing Date, Buyer shall extend offers of employment to such persons and such persons shall be treated as U.S. Hired Employees effective as of their date of hire for all purposes under this Agreement, including, without limitation, pension and retiree medical asset and liability transfers. Seller shall retain full responsibility and liability for any such persons on inactive or long-term disability status unless and until they are hired by Buyer in accordance with the immediately preceding sentence.

                (b) On the Closing Date, Buyer will hire each Seller U.S. Employee listed on Schedule 2.1. In connection therewith, Seller (i) shall not interfere with Buyer's solicitation of such employees of the Group, (ii) shall not cause or permit the hiring (or engagement as an independent contractor or leased employee) of any Seller U.S. Employee by or on behalf of any other division, unit or Affiliate of Seller during the period between the date of this Agreement and the Closing Date (except as permitted in writing by Buyer), nor cause or permit the Group to hire (or engage as independent contractor or leased employee) any employee of Seller, or of any Affiliate of Seller, who is employed or engaged by any division, unit or Affiliate of Seller other than the Group, during the period between the date of this Agreement and the Closing Date (except as permitted in writing by Buyer), and (iii) shall provide such assistance as Buyer may reasonably request in connection with such solicitation, provided that Buyer shall reimburse Seller for any reasonable out-of-pocket expenses incurred by Seller in connection with such assistance. Notwithstanding the foregoing, for a period of one year following the Closing Date, neither Buyer nor any of its Affiliates will employ (or engage as an independent contractor) any Seller U.S. Employee who refuses the offer of employment extended by Buyer or its Affiliates pursuant to this Section 2.1, or any individual whose employment with the Group terminated between the dates of this Agreement and the Closing Date.

                2.2. Compensation and Benefits. Buyer will compensate each U.S. Hired Employee (while employed by Buyer) for the period beginning as of the Closing Date and ending as of December 31, 2002 as follows:

                (a) at a base wage or base salary rate which shall not be less than that provided by Seller or its Affiliates, as applicable immediately prior to the Closing Date (subject to and including increases in base wage and salary rates resulting from Seller's scheduled October 2001 merit review targeting an average 4.5% average increase therein, and any other routine pay increases),

                (b) with cash incentive and other cash-based variable pay programs which shall be substantially comparable in the aggregate to those available to that employee from Seller or its Affiliates (and identified on Schedule 2.2(b)), as applicable immediately prior to the Closing Date, and

                (c) with employee benefit programs that are substantially comparable in the aggregate on an economic basis (such benefits need not be identical to those Seller U.S. Plans in effect immediately prior to the Closing
Date) to the benefits provided under the Seller U.S. Plans in effect immediately prior to the Closing Date, except that such covenant shall not apply to:

                (i) any equity-based compensation plan or program; provided, that Buyer will apply to the Group an equity-based compensation program substantially comparable to the equity-based compensation program offered at other business units of Buyer; or

                (ii) the Motorola Elected Officers Supplementary Retirement
        Plan.

        Except as otherwise agreed to in writing by the Parties, to the extent that benefit programs covering U.S. Hired Employees are being administered by Seller on or after the Closing Date in accordance with Sections 2.2(c) and 2.9, such programs will be amended to reflect in whole any applicable changes in the Seller U.S. Plans as provided to similarly situated Seller employees or retirees (including without limitation changes in vendors, services, providers, co-payments, deductibles, lifetime maximums, types of coverage, etc.). Notwithstanding the foregoing, in the event that Seller increases its retiree medical cost caps for 2002, Seller agrees to administer Buyer's retiree medical plan using cost caps referred to in Section 5.2(q) herein, provided that Buyer's plan is identical to Seller's plan in all other respects and that Buyer reimburses Seller for increased costs due to such administration. To the extent that Buyer is administering the Buyer U.S. Plans during 2002, Buyer may reduce benefit levels provided in Section 2.2(c) above to the extent that Seller reduces benefit levels of similar programs for similarly situated employees.

Notwithstanding the foregoing provisions of this Section 2.2, to the extent accrued through the Closing Date, Buyer shall be solely responsible for any incentive compensation payments to Hired Employees with respect to services rendered during the entire 2001 plan year, including those payments they would have received under Seller's scheduled incentive compensation programs with respect to the portion of the 2001 plan year prior to Closing, had they continued to be employed by Seller throughout that year.

                2.3. Severance. Without limiting anything in Section 2.2 herein and consistent therewith, through the period ending on December 31, 2002, if any U.S. Hired Employee is terminated by Buyer (other than for Cause) Buyer will provide such employee with a severance benefit under a Buyer U.S. Plan that is substantially comparable to the benefit provided under the Motorola, Inc. Involuntary Severance Plan then in effect but not to exceed the benefit levels in effect as of the Closing Date, a copy of which is attached hereto as Exhibit 2.3, provided that Buyer may require a release of claims for any and all benefits provided under this Section 2.3.

                2.4. Vacation.

                (a) Until the Closing Date, the vacation policy of Seller shall continue to apply to all U.S. Hired Employees. Thereafter Buyer shall assume and fulfill, in a timely manner, all Seller's obligations and liabilities related to the U.S. Hired Employees under Seller's vacation policy, including allowing U.S. Hired Employees to use and be paid for their accrued but unused vacation time from their prior employment with the Seller, as recognized and available under Seller's vacation policy, even after the Closing Date, provided that, after said Date, any new entitlement to vacation time will be accrued and used only in accordance with Buyer's own vacation policy.

                (b) Until the Closing Date, the "Attendance Bonus Plan" of Seller shall continue to apply to all U.S. Hired Employees. Thereafter Buyer shall assume and fulfill, in a timely manner, all Seller's obligations and liabilities related to the U.S. Hired Employees under Seller's Attendance Bonus Plan, including allowing U.S. Hired Employees to be paid their accrued but unpaid attendance bonus under Seller's Attendance Bonus Plan, even after the Closing Date, subject to any customary withholding for federal, state and local taxes, provided that, after said Closing Date, any new entitlement to an attendance bonus or its equivalent will be accrued and payable only in accordance with Buyer's own attendance bonus plan or comparable program.

                2.5. Responsibility for Employees.

                (a) Except as otherwise provided for in this Agreement, for U.S. Hired Employees, Buyer shall assume and thereafter pay, perform and discharge any and all employment, compensation and employee benefit liabilities, responsibilities and obligations of Seller and any of its Affiliates including, without limitation, any and all claims of employment discrimination under any local, state, or federal law or ordinance, including, without limitation, Title VII of the Civil Rights Act of 1964, as amended; the Civil Rights Act of 1991; the Americans with Disabilities Act of 1990; the Age Discrimination in Employment Act of 1967, as amended by the Older Workers Benefit Protection Act of 1990; Section 510 of ERISA and the Arizona Civil Rights Act, which liabilities, responsibilities and obligations are incurred as the result of incidents occurring after the Closing. In the event that Seller or an Affiliate of Seller or any Employee Benefit Plan maintained by Seller or any of its Affiliates directly or indirectly incurs any costs, liabilities, obligations or legal expenses related to any such incidents occurring after the Closing, Buyer shall reimburse and indemnify Seller and its Affiliates for any and all such costs, liabilities, obligations and expenses immediately upon the demand of Seller.

                (b) Except as otherwise provided for in this Agreement, Seller shall remain liable and shall pay, perform and discharge any and all employment, compensation and employee benefit liabilities, responsibilities and obligations of Seller and any of its Affiliates including, without limitation, any and all claims of employment discrimination under any local, state, or federal law or ordinance, including, without limitation, Title VII of the Civil Rights Act of 1964, as amended; the Civil Rights Act of 1991; the Americans with Disabilities Act of 1990; the Age Discrimination in Employment Act of 1967, as amended by the Older Workers Benefit Protection Act of 1990; Section 510 of ERISA and the Arizona Civil Rights Act, which liabilities, responsibilities and obligations are incurred as the result of incidents occurring prior to the Closing, regardless of whether claims are made or reported prior to the Closing. In the event that Buyer or an Affiliate of Buyer or any Employee Benefit Plan maintained by Buyer or any of its Affiliates directly or indirectly incurs any costs, liabilities, obligations or legal expenses related to any such incidents occurring prior to the Closing, Seller shall reimburse and indemnify Buyer and its Affiliates for any and all such costs, liabilities, obligations and expenses immediately upon the demand of Buyer.

                2.6. Service Credit. Buyer shall, and shall cause its Affiliates to, provide each U.S. Hired Employee with full credit under the Buyer U.S. Plans, for pre-Closing (i) service with Seller and its Affiliates and Controlled Group Members, and (ii) service other than with Seller and its Affiliates and Controlled Group members, to the same extent as such employee was entitled, before the Closing Date, to credit for such service under any similar Seller U.S. Plan, provided that such credit does not result in any duplication of benefits.

                2.7. 401(k) Plan.

                (a) Effective as of the Closing Date, the U.S. Hired Employees shall cease to participate in the Motorola, Inc. 401(k) Profit Sharing Plan (the "Seller 401(k) Plan"), and shall be eligible to commence participation in a defined contribution retirement plan permitting deferrals under Section 401(k) of the Code that is sponsored by the Buyer (the "Buyer 401(k) Plan") as soon as administratively practicable following the Closing Date. Any minimum age or service requirements contained in the Buyer 401(k) Plan with respect to eligibility to participate generally or eligibility to share in any employer contributions thereunder shall be waived for U.S. Hired Employees who immediately prior to the Closing Date were eligible to participate or share in employer contributions, respectively, under the Seller 401(k) Plan. If for any period after the Closing Date the plan administrator of the Buyer 401(k) Plan relies upon compensation reduction elections and investment directions made by U.S. Hired Employees under the Seller 401(k) Plan prior to the Closing Date, Buyer agrees to defend and indemnify Seller for all liabilities, damages, costs or expenses incurred by Seller as a result of claims arising from such reliance.

                (b) All matching contributions with respect to the U.S. Hired Employees' contributions to the Seller 401(k) Plan shall be contributed to the Seller 401(k) plan in accordance with the Seller's usual practices. Further, the Seller shall cause all U.S. Hired Employees to be fully vested in 100% of their account balances (including any amounts contributed under Section 2.7(d) below).

                (c) Seller will permit each U.S. Hired Employee to elect a distribution of his or her account balance in the Seller 401(k) Plan, pursuant to the provisions of Sections 401(k)(2)(B)(i)(II) and 401(k)(10)(A)(ii) of the Code, until the end of the second calendar year after the year in which the Closing Date occurs (or such longer period of time as permitted under the Code). Buyer will cause the Buyer 401(k) Plan to accept a direct rollover of, or an eligible rollover distribution of, all or a portion of the taxable portion of a distribution of a U.S. Hired Employee's account balance from the Seller 401(k) Plan, including any outstanding loans and related promissory notes. Seller shall cause the Seller 401(k) Plan to permit repayment by payroll withholding for 2001, and by coupon repayment thereafter, of any outstanding loan from an account balance in the Seller 401(k) Plan from which a U.S. Hired Employee does not take a distribution that includes that outstanding loan. The Parties shall cooperate to effect the purpose of this previous sentence.

                (d) If, following the end of the 2001 Plan Year, Seller determines that a "Profit Sharing Contribution" (as defined in the Seller 401(k)
Plan) is payable to the Seller 401(k) Plan pursuant to the terms of the Seller 401(k) Plan, then subject to all legal or other applicable limits, Seller shall make such Profit Sharing Contribution to the Seller 401(k) Plan in accordance with the terms of the Seller 401(k) Plan, and the pro rata share of such contribution attributable to the U.S. Hired Employees determined under Section 10.4(e) of the Seller 401(k) Plan shall be allocated to the accounts of such U.S. Hired Employees.

                2.8. Seller Pension Plan and Buyer Pension Plan. The Parties shall enter into the "Pension Transfer Agreement" which shall be executed by the Parties and attached to this Agreement as Exhibit 2.8 thereto upon execution of this Agreement.

                2.9. Health and Welfare Plans.

                (a) In accordance with, and toward the satisfaction of, the requirements of Section 2.2(c) herein, the U.S. Hired Employees shall continue to participate, without interruption, in those Seller U.S. Plans set forth in
Schedule 2.9 (the "Transitional Welfare Plans") through December 31, 2001 (such schedule to be provided by Buyer within 15 days of execution of this Agreement). Thereafter, Buyer shall establish Employee Benefit Plans to provide benefits required under Section 2.2(c) of this Agreement and the following provisions of this Section 2.9. At the request of Buyer, and to the extent that Buyer establishes plans identical to the Transitional Welfare Plans, Seller agrees to administer such plans through the period ending December 31, 2002 (including any applicable run-out). Any new Group employee hired during the period after Closing during which the U.S. Hired Employees remain covered under the Transitional Welfare Plans shall be allowed to participate in the Transitional Welfare Plans in accordance with the respective terms. However, if Buyer elects to administer its own benefit plans and programs on or after January 1, 2002 to satisfy the requirements of Section 2.2(c) hereof, then the U.S. Hired Employees and any new Group employees shall participate instead in such Buyer plans and programs on and after that date. Buyer shall reimburse Seller for its costs incurred fulfilling its obligations described in this
Section 2.9(a) in accordance with the reimbursement methods described in the Transition Services Agreement.

                (b) With respect to medical, dental and other health and welfare benefit plans maintained by Buyer covering U.S. Hired Employees as required under Section 2.2.(c), Buyer shall waive any waiting period, pre-existing condition, evidence of insurability, continuing-course-of-treatment, and actively-at-work requirements to the same extent that such period, conditions and/or requirements were not applicable to or had been satisfied by such U.S. Hired Employees immediately prior to the Closing Date under applicable Seller U.S. Plans.

                2.10. Retiree Medical Coverage. The Parties shall enter into the "401(h) Transfer Agreement" which shall be executed by the Parties and attached to this Agreement as Exhibit 2.10 thereto upon execution of this Agreement.

                2.11. Nonqualified Plans. Buyer will assume Seller's obligations, duties and liabilities to all U.S. Hired Employees with respect to their participation in the Motorola Supplemental Pension Plan ("MSPP") as of the Closing Date. Seller will transfer from its rabbi trust related to the MSPP to Buyer's applicable rabbi trust cash in an amount which bears the same proportion to the fair market value of all of the assets of Seller's rabbi trust as of the Closing Date, as the CAS actuarial accrued liability for U.S. Hired Employees participating in the Motorola Supplemental Pension Plan determined as of the Closing Date (based on assumptions used by Seller for CAS cost purposes for the year ended December 31, 2001) bears to the total such liability for all participants in the MSPP, plus interest on such amount from the Closing Date through the date of transfer, at an annual rate equal to the 30-year U.S. Treasury bond rate as of the Closing Date.

                2.12. Workers' Compensation. Responsibility for workers' compensation claims in respect of the Group arising out of conditions having a date of injury (or, in the case of a claim relating to occupational illness or disease, the last significant exposure) prior to the Closing Date shall remain with Seller. Buyer shall have responsibility for workers' compensation claims in respect of the Group arising out of conditions having a date of injury (or, in the case of a claim relating to occupational illness or disease, the last significant exposure) on or after the Closing Date.

                2.13. WARN Act Compliance. Buyer shall retain full responsibility for any violation of the Worker's Adjustment and Retraining Notification Act of 1988, as amended, arising from Buyer's failure to comply with Section 2.1 or its operation of the Group after the Closing, and shall indemnify Seller for any liability, expense and cost related thereto, including reasonable attorneys' fees related thereto. Seller will provide Buyer on or prior to the Closing Date with a written list of all employees of the Group whose employment has been terminated or whose work hours have been reduced within 90 calendar days preceding the Closing Date. Such list will indicate the total number of employees affected, the employee's site of employment, and date of employment loss.

                2.14. Payroll Matters. The Seller and Buyer agree that they will cooperate in the transition of payroll tax withholding and reporting and will seek to accomplish such transition in a manner that will minimize the tax effects on the U.S. Transferred Employees, to the extent administratively practicable.

III     NON-U.S. TRANSFERRED EMPLOYEE MATTERS

                3.1. Non-U.S. Transferred Employees. Wherever legally permissible, on the Closing Date, the Non-U.S. Transferred Employees shall become employees of the applicable Buyer Affiliate by operation of applicable local law and/or pursuant to the terms of any necessary transfer agreement relating to that jurisdiction. Where such transfer is not possible in the manner described in the previous sentence, the applicable Buyer Affiliate shall offer Non-U.S. Transferred Employees employment in accordance with the procedures required by applicable local law to effectuate their employment with the appropriate Buyer Affiliate commencing on the Closing Date. Seller shall not interfere with Buyer's solicitation of such employees of the Group, and Seller shall provide such assistance as Buyer may reasonably request in connection with such solicitation, provided that Buyer shall reimburse Seller for any reasonable out-of-pocket expenses incurred by Seller in connection with such assistance. To the extent any notification or consultation requirements are imposed by applicable law with regard to the transaction contemplated by this Agreement and as regards Non-U.S. Transferred Employees, Buyer or applicable Buyer Affiliates agree to cooperate fully with Seller or its Affiliates to ensure that such notification or consultation requirements are carried out. Notwithstanding the foregoing, but subject to any requirements of applicable local law, for a period of one year following the Closing Date, neither Buyer nor its Affiliates will employ (or engage as an independent contractor) any Non-U.S. Transferred Employee who refuses the offer of employment extended by Buyer or its Affiliate pursuant to this Section 3.1, or any individual whose employment with the Group terminated between the date of this Agreement and the Closing Date.

                3.2. Compensation.

                (a) Schedule 3.2 sets forth certain terms and conditions of employment and material employee benefit plans for the Non-U.S. Transferred Employees in effect immediately prior to the Closing Date.

                (b) In jurisdictions where applicable law would require any of Buyer's Affiliates to offer continued employment as of the Closing Date to Non-U.S. Transferred Employees on specific terms and conditions that are determined by comparison to the terms and conditions provided by the applicable Seller Affiliate to such Non-U.S. Transferred Employees immediately prior to the Closing Date in order to avoid liability for severance or other termination compensation or damages, and under applicable law such Non-U.S. Transferred Employee is or becomes entitled to severance, other termination compensation or benefits on or after the Closing Date for which Seller is held liable or Seller or its Affiliates is or are subject to damages as a result of the failure of the terms of such offer of employment to comply with applicable law, the applicable Buyer Affiliate will be responsible for, and will indemnify Seller and its Affiliates from and against any and all claims for severance compensation, benefits, damages or compensation for unfair or wrongful dismissal, together with all costs and expenses arising from such claims by such Non-U.S. Transferred Employees.

                (c) In those jurisdictions where Seller's Affiliates have historically followed a practice of paying non-incentive salary bonuses to their employees or such bonuses are required by applicable law, Seller shall cause its applicable Affiliates to pay to each of their respective Non-U.S. Transferred Employees the pro rata portion of all such bonuses (if any) to which such Non-U.S. Transferred Employee is entitled, for the period beginning on the first day of the applicable accrual period and ending on the day immediately prior to the Closing Date, which payment shall be made within a reasonable period of time following payment of such amounts to employees of the applicable Seller Affiliate. For purposes of this Agreement, non-incentive salary bonuses for Non-U.S. Transferred Employees shall include any payments made to such employees in cash (other than for salary) during each calendar year including, but not limited to the following: Christmas bonus; 13th month payment bonus; vacation premium bonus; savings fund bonus; and profit sharing bonus.

                3.3. Severance. Without limiting anything in Section 3.2 herein and consistent therewith, if any Non-U.S. Transferred Employee is terminated by any Buyer Affiliate (other than for Cause or under applicable law) prior to December 31, 2002, Buyer shall cause the applicable Affiliate to provide such employee with a severance payment consistent with legal requirements, relevant policies and practices and industry standards; provided that, as permitted by local law, Buyer may require a release of claims for any and all benefits provided under this Section 3.3. Buyer shall cause its Affiliates to recognize service with Seller or any of its Affiliates based on Seller's service club dates for purposes of calculating such severance payment.

                3.4. Vacation. Buyer shall cause its Affiliates to assume and on a timely basis perform, satisfy and discharge all obligations and liabilities related to the Non-U.S. Transferred Employees under their applicable vacation policies or programs. Buyer shall cause its Affiliates to continue to apply the vacation policy of the applicable Seller Affiliate that is in effect immediately prior to the Closing Date. Thereafter, each Non-U.S. Transferred Employee shall enjoy the same vacation entitlements as he or she enjoyed under the vacation policy of the applicable Seller Affiliate applicable immediately prior to the Closing Date. Buyer shall cause its Affiliates to recognize service with the applicable Seller Affiliate for purposes of determining an individual's entitlement to vacation. Seller and its Affiliates shall not, as the result of entering into this Agreement, be required to pay out accrued vacation to any Non-U.S. Transferred Employee, except as required by applicable law, nor be required to reimburse Buyer for any such payment.

                3.5. Sponsorship of Non-U.S. Employee Benefit Plans.

                (a) Buyer shall cause its Affiliates to establish or maintain Buyer Non-U.S. Plans in accordance with the terms of this Agreement and applicable law, in order to provide employee benefits for Non-U.S. Transferred Employees as required by Section 3.2.

                (b) Immediately prior to the Closing Date, Seller and/or its Affiliates shall cease all responsibility or liability with respect to coverage for any Non-U.S. Transferred Employee under any pension, retirement, medical, dental, disability, severance, life insurance, accident insurance or other retirement or health or welfare benefit plan, program or policy which is maintained by Motorola or any of its Affiliates. To the extent such coverages are permitted to cease under applicable law, they shall do so immediately prior to the Closing Date. To the extent such coverages continue under applicable law, Buyer shall indemnify Seller and its Affiliates and reimburse them for any and all expenses incurred under said plans in respect of the period of employment on or after the Closing Date in accordance with the reimbursement provisions of the Transition Services Agreement.

                3.6. Service Credit. Buyer shall cause its Affiliates to provide each Non-U.S. Transferred Employee with full credit under the Buyer Non-U.S. Plans, for pre-Closing (i) service with Seller and its Affiliates and (ii) service other than with Seller and its Affiliates, to the same extent as such employee was entitled, before the Closing Date, to credit for such service under any similar Seller Non-U.S. Plan, provided that such credit does not result in any duplication of benefits or any pension benefit accruals for service prior to Closing.

                3.7. Buyer Guaranty. Buyer shall take all action necessary to cause the applicable Buyer Affiliates to fulfill the terms of this Agreement.

                3.8. Responsibility for Employees.

                (a) Except as otherwise provided for in this Agreement, for Non-U.S. Transferred Employees, Buyer shall cause its Affiliates to assume and thereafter pay, perform and discharge any and all employment, compensation and employee benefit liabilities, responsibilities and obligations of the applicable Seller Affiliate including, without limitation, any and all claims under applicable law, including breach of any contract of service or claim for compensation or redress for wrongful or unfair dismissal or discrimination or failure to comply with an order for reinstatement or re-engagement or failure to comply with any provisions of all or any existing laws, which liabilities, responsibilities and obligations which relate to the period of employment (or its termination) after the Closing. In the event that Seller or an Affiliate of Seller or any Employee Benefit Plan maintained by Seller or any of its Affiliates directly or indirectly incurs any costs, liabilities, obligations or legal expenses in respect to the period of employment (or its termination) after the Closing, Buyer shall reimburse and indemnify Seller and its Affiliates for any and all such costs, liabilities, obligations and expenses immediately upon the demand of Seller.

                (b) Except as otherwise provided for in this Agreement, Seller shall remain liable for and shall (or shall cause its appropriate Affiliate to) pay, perform and discharge any and all employment, compensation and employee benefit liabilities, responsibilities and obligations of Seller (or such Affiliate) including, without limitation, any and all claims under applicable law, including breach of any contract of service or claim for compensation or redress for wrongful or unfair dismissal or discrimination or failure to comply with an order for reinstatement or re-engagement or failure to comply with any provisions of all or any existing laws which liabilities, responsibilities and obligations which relate to the period of employment (or its termination) prior to the Closing, regardless of whether claims are made or reported as of the Closing. In the event that Buyer or an Affiliate of Buyer or any Employee Benefit Plan maintained by Buyer or any of its Affiliates directly or indirectly incurs any costs, liabilities, obligations or legal expenses related to the period of employment (or its termination) prior to the Closing, Seller shall reimburse and indemnify Buyer and its Affiliates for any and all such costs, liabilities, obligations and expenses immediately upon the demand of Buyer.

                3.9. Fulfillment by Buyer of International Obligations. Buyer agrees that it will take all steps necessary to employ Non-U.S. Transferred Employees as of the day after the Closing Date in compliance with applicable law, including, where necessary; establishing appropriate branch offices or subsidiaries; registering with appropriate government entities; preparing and providing to employees employment contracts and/or offer letters; obtaining necessary licenses and consents; and entering into insurance contracts for the provision of employment benefits or establishing plans to provide such benefits (collectively, such activities shall be referred to as the "Transition Activities"). Seller agrees that it will use its reasonable best efforts to assist Buyer with the Transition Activities and cooperate with any reasonable request for information and access to facilities and employees. Buyer agrees that it will use its best efforts to complete such Transition Activities as soon as practicable after the date of this Agreement. Buyer further agrees to provide Seller in a timely manner, whether before or after the Closing Date, with such information and, when appropriate, documentation, as Seller may reasonably request about the Transition Activities, so that Seller may fulfill its own legal obligations to employees, comply with its obligations under this Agreement, and confirm Buyer's compliance with, or readiness to fulfill, Buyer's obligations under this Section 3.9. Buyer will be responsible for and will indemnify

Seller or its Affiliates from and against any wage, salary, benefit costs, administration costs, severance, termination compensation, or other damages attributable to Buyer's failure to fulfill its obligations under this Section
3.9 and relevant laws pertaining to the transfer of undertaking, unless that failure is attributable to Seller's actions or unreasonable delay by Seller in performing its obligations under this Agreement. The remedies specified in the preceding sentence shall be in addition to, and not in lieu of, any other rights or remedies to which Seller may be entitled by law or this Agreement.

                3.10. Argentina Employee. Notwithstanding anything to the contrary contained herein, the Parties agree that the Seller Affiliate employee in Argentina shall be leased to the Buyer or a Buyer Affiliate for a period not to exceed one year following the Closing Date, upon terms mutually agreed to the by the Parties under the Transition Services Agreement. The Parties agree that such lease is a convenience to facilitate the transition process and that the Parties shall act as soon as practicable to end such lease and transfer employment to Buyer. Buyer is responsible for all costs related to such lease, including any costs related to its termination. Costs will be determined according to the Transition Services Agreement.

IV                EXECUTIVE MATTERS

                4.1. Retention Payments. Seller shall be responsible for the costs, obligations and liabilities with respect to retention agreements entered into with any U.S. Hired Employees prior to the Closing Date. At the request of Seller, Buyer shall make (and otherwise administer) the cash retention payments under the foregoing retention agreements to the extent that Seller has wire transferred to a Buyer account funds sufficient to make such retention payments (including without limitation any applicable payroll taxes).

        4.2. Automobiles. To the extent that Seller automobiles used by Group employees are transferred to Buyer, Buyer, with respect to U.S. Hired Employees who participated in the Motorola Executive Vehicle Program as of the date of the Closing, will either (i) continue to provide for the use of such automobiles through the period ending on December 31, 2002, on the same terms and conditions as in effect before the Closing (except that no automobiles will be replaced during such period and participation in the program by the participant related to such automobile will cease), or (ii) Buyer will gift such automobiles to their respective users who are U.S. Hired Employees.

V       SELLER'S U.S. REPRESENTATIONS AND WARRANTIES

                5.1. Labor Matters. Schedule 2.1 lists all U.S. Hired Employees. With respect to each U.S. Hired Employee, Schedule 2.1 also reflects base pay, the most recent bonus amount, date of hire, date of rehire, service club date, vacation service date, and vesting service date immediately prior to the Closing Date. Except as set forth in Schedule 5.1, Seller hereby represents and warrants that:

                (a) there are no charges, complaints or controversies pending or, to Seller's Knowledge, threatened, between the Group and any of its respective current or former employees, which charges, complaints or controversies have had, or would have, a Material Adverse Effect on the Group;

                (b) the Group is not a party to any collective bargaining agreement or other labor union contract applicable to U.S. Hired Employees and the Seller has not entered into any material agreement or material negotiation with any labor union or other collective bargaining representative of any employee of Seller or its affiliates assigned to the Group, nor, to Seller's Knowledge, are there any activities or proceedings of any labor union to organize any such employees;

                (c) to Seller's Knowledge, there are no labor disputes, strikes, slowdowns, work stoppages, lockouts, or threats thereof, by or with respect to any of the Group's employees;

                (d) there are no written employment agreements (or contracts with independent contractors that have not been disclosed) which cannot be terminated by Seller at the Closing Date;

                (e) neither Seller nor any of its Affiliates is a party or otherwise subject to any conciliation agreement or similar agreement or commitment with the Office of Federal Contract Compliance Programs;

                (f) to Seller's Knowledge, Seller has complied in all material respects with all applicable laws pertaining to the employment or termination of employment of employees, and the retention, categorization or termination of other service providers, relating to the Group, including, without limitation, all such laws relating to labor relations, equal employment opportunities, fair employment practices, prohibited discrimination or distinction or other similar employment activities, except for any failures to comply that, individually or in the aggregate, would not have or result in a Material Adverse Effect on the Group; and

                (g) Seller has not made or promised to make any increases in any salaries, rates of pay or other compensation or benefits of any employee of the Group or its affiliates assigned to the Group, except for customary periodic increases made in the ordinary course of business such as described in Section 2.2(a) of this Agreement.

                5.2. Representations and Warranties for Seller U.S. Plans.

                (a) Schedule 1.13 lists all Seller U.S. Plans on the Closing Date. The representations and warranties in this Section 5.2 relate solely to Seller U.S. Plans.

                (b) Where applicable, with respect to each of the Seller U.S. Plans, true and complete copies of (i) all plan documents (including all amendments and modifications thereof) or, if none, a summary thereof, and all related trust agreements, insurance contracts and other funding arrangements;
        (ii) (only with respect to any Seller U.S. Plan from which a Buyer U.S. Plan shall receive a transfer of assets and liabilities under this Agreement, including without limitation those plans involved in the Pension Transfer Agreement and the 401(h) Transfer Agreement) the most recently filed Annual Return/Report (United States Department of Labor Form 5500 series) and all schedules thereto, as applicable; (iii) the current summary plan descriptions and all summaries of material modifications thereto as applicable; and (iv) the most recent Internal Revenue Service determination letter issued with respect to each Seller U.S. Plan, have been delivered or made available to Buyer as of the Closing Date.

                (c) Except as disclosed on Schedule 5.2, each Seller U.S. Plan has been maintained, operated and administered in material compliance with its terms and the applicable provisions of ERISA, the Code, or other applicable law.

                (d) Except as disclosed on Schedule 5.2, each Seller U.S. Plan which is intended to meet the qualification requirements of Section 401(a) of the Code has received a favorable determination letter from the IRS and would, subject to adoption (within any applicable required time period) of amendments required by the IRS in the ordinary course pursuant to an application for a determination letter, receive an updated favorable determination letter from the IRS, and no amendment has been made or no event has occurred with respect to any such Seller U.S. Plans which would reasonably be expected to cause the loss or denial of such qualification under Code Section 401(a).

                (e) Except as disclosed on Schedule 5.2, there are no pending, or to the Knowledge of Seller, threatened audits or investigations by any governmental agency involving any Seller U.S. Plan from which a Buyer U.S. Plan shall receive a transfer of assets and liabilities under this Agreement (including those plans involved in the Pension Transfer Agreement and the 401(h) Transfer Agreement), and to the Knowledge of Seller, there are no threatened or pending claims (except for routine claims for benefits payable in the ordinary operation of the Seller U.S.
        Plan), suits, or proceedings involving any such Seller U.S. Plan, that would have a Material Adverse Effect on the Group.

                (f) Except as disclosed on Schedule 5.2, with respect to any Seller U.S. Plan that is a "group health plan" within the meaning of
        Section 607 of ERISA and that is subject to Section 4980B of the Code, Seller has and will comply in all material respects with the continuation coverage requirements of the Code and ERISA with respect to U.S. Hired Employees (and their eligible dependents).

                (g) No Seller U.S. Plan for the benefit of U.S. Hired Employees is a "multiemployer pension plan" as defined in Section 3(37) of ERISA.

                (h) Schedule 5.2 includes a workers' compensation paid loss summary through the Closing Date on an accident year basis. Schedule 5.2 additionally includes a recent listing of all open workers compensation claims showing claimant name, claim number, description, paid loss and case reserve.

                (i) The Seller has never been nor is a party to or otherwise bound by any advance agreement or similar arrangement with any Governmental Authority or regulatory body relating to the allowability, allocation or reimbursement of benefit costs or other matters in connection with any Seller U.S. Plan.

                (j) Except as disclosed on Schedule 5.2, no Seller U.S. Plan contains any provision that would prohibit the transactions contemplated by this Agreement or that would give rise to any severance, termination or other payments solely (or in connection with some other reasonable foreseeable related event) as a result of the transactions contemplated by this Agreement.

                (k) The funding method used in connection with each Seller U.S. Plan that is an Employee Pension Benefit Plan (as defined in ERISA) which is subject to the minimum funding requirements of ERISA is acceptable under law, and the actuarial assumptions used in connection with funding each such plan are reasonable. The valuation summaries provided by Seller to Buyer reasonably represent the assets and liabilities attributable to the Seller U.S. Plans calculated in accordance with the past practices of the Seller.

                (l) Any Seller U.S. Plan (or liability related thereto) assumed by Buyer is by its terms able to be amended or terminated.

                (m) With respect to each Seller U.S. Plan, and to the extent that any of the circumstances or events described in (i) through (ii) below would have a Material Adverse Effect:

                (i) no such Seller U.S. Plan that is an Employee Pension Benefit Plan (other than any multiemployer plan) has any liability under Title IV of ERISA, other than routine PBGC premiums;

                (ii) there have been no Prohibited Transactions with respect to such Seller U.S. Plans; no fiduciary, to the Knowledge of Seller, has any liability for breach of fiduciary duty or any other failure to act or comply in connection with the administration or investment of the assets of such Seller U.S. Plans, and no action, suit, proceeding, hearing or investigation with respect to the administration or the investment of the assets of such Seller U.S. Plans (other than routine claims for benefits) is pending or (to the Knowledge of Seller) threatened; and

                (iii) other than routine claims for benefits, none of the Seller or any of its Affiliates or Subsidiaries has incurred, and the Seller has no reason to expect that the Seller or any of its Affiliates or Subsidiaries will incur as a result of circumstances or events prior to the Closing Date, any liability to the PBGC (other than PBGC premium payments which have been made when due) or otherwise under Title IV of ERISA (including any withdrawal liability) or under the Code with respect to any Seller U.S. Plan that is an Employee Pension Benefit Plan.

                (n) Except as disclosed on Schedule 5.2, to the Knowledge of Seller, the Seller has not communicated to any employee (excluding internal memoranda to management) any plan or commitment, whether or not legally binding, to create any additional material plan or materially modify or change any Seller U.S. Plan that would affect any employee or terminated employee of the Seller or any of the Affiliates or Subsidiaries in a material manner.

                (o) To the Knowledge of Seller, no individual classified as a non-employee for purposes of receiving employee benefits (such as an independent contractor, leased employee, consultant or special consultant), regardless of treatment for other purposes, is eligible to participate in or receive benefits under any Seller U.S. Plan which does not specifically provide for their participation, in any respects which in the aggregate would have a Material Adverse Effect.

                (p) All liabilities related to Seller's vacation policy and Seller's Attendance Bonus Plan and assumed by Buyer under Section 2.4 have been properly accrued on the Balance Sheet or incurred since the Balance Sheet Date by Seller in the ordinary course of business.

                (q) The GDC Retiree Plan (as defined in the 401(h) Transfer Agreement) contains employer contribution cost limits of 2 times 1992 employer cost levels, which such cost levels are set forth in Schedule 5.2(q) (to be provided as soon as practicable following execution of this Agreement).

VI      BUYER U.S. REPRESENTATIONS AND WARRANTIES

                6.1. Labor Matters. Buyer represents and warrants that it is not a party to any collective bargaining agreement, side letter, or other arrangement with any local, national, or international union that would (i) require it to recognize any union as the collective bargaining representative of U.S. Hired Employees without an election having been conducted by the National Labor Relations Board ("NLRB"); (ii) require any U.S. Hired Employees to be included in or made a part of any existing collective bargaining unit, arrangement, or agreement; or (iii) require Buyer to maintain neutrality during any attempt to organize or represent U.S. Hired Employees.

                6.2. Representations and Warranties for Buyer U.S. Plans.

                (a) With respect to the Buyer 401(k) Plan, true and complete copies of (i) all plan documents (including all amendments and modifications thereof); (ii) the current summary plan descriptions and all summaries of material modifications thereto; and (iv) the most recent Internal Revenue Service determination letter issued with respect to that plan, have been delivered or made available to Seller as of the Closing Date.

                (b) Except as disclosed in Schedule 6.2, the Buyer 401(k) Plan has received a favorable determination letter from the IRS or such letter has been timely applied for, and such plan has not been amended since the date of its most recent determination letter (or said application thereof) in any respect which would materially jeopardize the continuing validity of that determination letter.

VII     SELLER'S NON-U.S. REPRESENTATIONS AND WARRANTIES

                7.1. Labor Matters. Schedule 1.9 lists all Non-U.S. Transferred Employees. With respect to each Non-U.S. Transferred Employee, Schedule 1.9 also reflects base pay, date of hire, date of rehire, service club date, vacation service date, and vesting service date immediately prior to the Closing Date (to the extent such dates are applicable). Except as set forth in Schedule 7.1, Seller hereby represents and warrants that:

                (a) there are no legal or administrative claims pending or, to Seller's Knowledge, threatened, between the Group and any of its respective current or former Non-U.S. Transferred Employees, which claims have had, or would have, a Material Adverse Effect on the Group;

                (b) except to the extent all employers or all employers in an industry may be required under applicable law to consult, inform, meet with, or gain the approval of a trade union committee, worker council, or similar organization, or such committee, council, or organization may have the right under applicable law to set or establish certain terms and conditions of employment for all employers or all employers in an industry, the Group is not a party to any collective bargaining agreement or other labor union contract applicable to Non-U.S. Transferred Employees and the Seller has not entered into any material agreement or material negotiation with any labor union or other collective bargaining representative of any employee of Seller or its affiliates assigned to the Group, nor, to Seller's Knowledge, are there any activities or proceedings of any labor union to organize any such employees;

                (c) to Seller's Knowledge, there are no labor disputes, strikes, slowdowns, work stoppages, lockouts, or threats thereof, by or with respect to any of the Group' Non-U.S. Transferred Employees;

                (d) other than agreements applicable to multiple employees at a single location or in a particular country (which Buyer has been provided or been given an opportunity to review), Seller has no written employment agreements with any Non-U.S. Transferred Employees;

                (e) to Seller's Knowledge, Seller has complied in all material respects with all applicable laws pertaining to the employment or termination of employment of Non-U.S. Transferred Employees, and the retention, categorization or termination of other non-U.S. service providers relating to the Group, including, without limitation, all such laws relating to labor relations, equal employment opportunities, fair employment practices, prohibited discrimination or distinction or other similar employment activities, except for any failures to comply that, individually or in the aggregate, would not have or result in a Material Adverse Effect on the Group; and

                (f) Seller has not made or promised to make any increases in any salaries, rates of pay or other compensation or benefits of any employee of the Group or its affiliates assigned to the Group, except for customary periodic increases made in the ordinary course of business (including the merit increase planned for October 2001).

                7.2. Representations and Warranties for Seller Non-U.S. Plans.

                (a) Schedule 1.10 lists all Seller Non-U.S. Plans. The representations and warranties in this Section 7.2 relate solely to the Seller Non-U.S. Plans.

                (b) Where applicable, with respect to each of the Seller Non-U.S. Plans, true and complete copies of (i) all plan documents (including all amendments and modifications thereof) or, if none, a summary thereof, and all related trust agreements, insurance contracts and other funding arrangements; and (ii) the current summary plan description distributed to participants therein, have been delivered or made available to Buyer as of the Closing Date.

                (c) Except as disclosed on Schedule 7.2 each Seller Non-U.S. Plan has been maintained, operated and administered in compliance with its terms and the provisions of applicable law, except for noncompliance which would not result in a Material Adverse Effect.

                (d) Except as disclosed on Schedule 7.2, each Seller Non-U.S. Plan which must be registered or qualified with a Non-U.S. Governmental Authority in the country in which it is maintained has received or timely applied for such registration or qualification, and such Plan has not been amended since the date of its most recent registration or qualification (or application therefor) in any respect which would result in a Material Adverse Effect.

                (e) Except as disclosed on Schedule 7.2, there are no pending, or to Seller's Knowledge, threatened audits or investigations by any governmental agency involving any Seller Non-U.S. Plan from which Buyer or its Affiliates or any Buyer Non-U.S. Plan shall receive a transfer of assets and liabilities under Article III, and to Seller's Knowledge, there are no threatened or pending claims (except for routine claims for benefits payable in the ordinary operation of the

        Seller Non-U.S. Plan), suits, or proceedings involving any such Seller Non-U.S. Plan that would have a Material Adverse Effect.

                (f) Except as disclosed on Schedule 7.2, with respect to any Seller Non-U.S. Plan from which Buyer or its Affiliates or any Buyer Non-U.S. Plan shall receive a transfer of assets and liabilities pursuant to Article III, all contributions, premiums, expenses and other payments required to be made by Seller or its Affiliates by the Closing Date have been made.

                (g) All liabilities related to Seller's vacation policy and assumed by Buyer under Section 3.4 have been properly accrued on the Balance Sheet or incurred since the Balance Sheet Date by Seller in the ordinary course of business.

VIII    BUYER NON-U.S. REPRESENTATIONS AND WARRANTIES

                8.1. Representations and Warranties for Buyer Non-U.S. Plans.

                (a) Schedule 1.1, to be provided as soon as practicable following execution of this Agreement, lists all Buyer Non-U.S. Plans in effect as of the Closing Date.

                (b) With respect to each Buyer Non-U.S. Plan to which a Seller Non-U.S. Plan shall make a transfer of assets and liabilities under this Agreement, true and complete copies of (i) all plan documents (including all amendments and modifications thereof) and all related trust agreements, insurance contracts and other funding arrangements; and (ii) the most recent written evidence (if any) of any required registration or qualification with a local Governmental Authority issued with respect to each Buyer Non-U.S. Plan, have been delivered or made available to Seller as of the Closing Date or, in the case of a Buyer Non-U.S. Plan not yet adopted or in effect at the Closing Date, as soon as practicable after it becomes available.

                (c) With respect to each Buyer Non-U.S. Plan not described in
        (b) above, true and complete copies of (i) the current summary plan description distributed to participants therein (which accurately and completely describes the substantive provisions of the related Buyer Non-U.S. Plan in all material respects) has been delivered or made available to Seller as of the Closing Date or, in the case of a Buyer Non-U.S. Plan not yet adopted or in effect at the Closing Date, as soon as practicable after it becomes available.

                (d) Except as disclosed on Schedule 8.1, each Buyer Non-U.S. Plan adopted and in effect at the Closing Date has been maintained, operated and administered in material compliance with its terms and applicable law.

IX      MISCELLANEOUS

                9.1. Entire Agreement. This Agreement is an integral part of, is subject to, and is to be interpreted consistently with, the Purchase Agreement; in all other respects this Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior written and oral and all contemporaneous oral agreements and understandings with respect to the subject matter hereof.

                9.2. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois (except to the extent superseded by ERISA), but regardless of any other laws that might otherwise govern under principles of conflicts of laws applicable thereto.

                9.3. Cooperation. Seller and Buyer agree to, and to cause their Affiliates to, cooperate and use reasonable efforts to promptly (i) comply with all requirements of this Agreement, ERISA, the Code and other law and regulations which may be applicable to the matters addressed herein, and (ii) provide each other with such information reasonably requested by the other party to assist the other party in administering its Employee Benefit Plans and complying with applicable law and regulations and the terms of this Agreement.

                9.4. No Assumption of Seller Employee Benefit Plans. The Parties agree that, except as may be otherwise expressly provided herein, Buyer does not and shall not assume the sponsorship of, or the responsibility for contributions to, or any liability in connection with any Employee Benefit Plan directly maintained by Seller, its successors and its Affiliates. In addition, with respect to U.S. Hired Employees, the parties agree that Seller shall offer and be liable for any continuation health coverage (including any penalties, excise taxes or interest resulting from the failure to provide continuation coverage) required by Section 4980B of the Code due to qualifying events which occur on or before the Closing Date.

                9.5. No Third Party Beneficiaries. This Agreement shall not confer third-party beneficiary rights upon any Hired Employee or any other person or entity. Nothing in this Agreement shall be construed as giving to any Hired Employee or other person any legal or equitable right against Seller, Buyer, or any of their respective Affiliates or Employee Benefit Plans. This Agreement shall not constitute a contract of employment and will not give any Hired Employee a right to be retained in the employ of either Seller or Buyer or any of their Affiliates. Notwithstanding anything to the contrary, all employment made pursuant to this Agreement shall be employment at will.

                9.6. Benefit Plan Expenses. Each Party shall bear all of its own costs and expenses, including but not limited to legal and actuarial fees incurred in the design, drafting and implementation of its plans and compensation structures and the amendment of its existing plans or compensation structures.

                9.7. Plan Participation Records. The Parties agree that upon the request of Buyer after the Closing Date, Seller or its Affiliates, as applicable, shall deliver to Buyer or its Affiliates, as applicable, copies of all records for the Hired Employees necessary for the administration of the benefit programs to be provided to the Hired Employees as contemplated in this Agreement, including, but not limited to, all hire and termination records, compensation data, pension data, Employee Benefit Plan participation records, and other information as Buyer may reasonably request related to the administration of any Employee Benefit Plan, including any paper, electronic, magnetic or imaged data or records. The Parties agree to share equally in any and all costs associated with effecting the purposes and deliveries described in the previous sentence. Buyer agrees to defend and indemnify Seller for any liabilities arising from the transfer of such employment records and related information provided pursuant to the foregoing provisions of this Section.

                9.8. Employment Records. The Parties agree that upon the request of Buyer after the Closing Date, Seller or its Affiliates, as applicable, shall deliver to Buyer or its Affiliates, as applicable, copies of all employment records for the U.S. Hired Employees and the Non-U.S. Transferred Employees required to be kept under applicable law or necessary for the conduct of the Group, including any paper, electronic, magnetic or imaged data or records. The Parties agree to share equally in any and all costs associated with effecting the purposes and deliveries described in the previous sentence. Buyer agrees to defend and indemnify Seller for any liabilities arising from the transfer of such employment records and related information provided pursuant to the foregoing provisions of this Section.

                9.9. Independent Contractors. To the extent requested by Buyer in its sole discretion, on the Closing Date, Seller shall use its reasonable efforts to cause all contracts or agreements with the employees and any independent contractors to be assigned to Buyer or its Affiliates, as applicable.

                9.10. Restrictions on Movement. Unless the Parties otherwise mutually agree in writing, for the three-year period beginning on the Closing Date, neither Party will, nor will permit its Affiliates to, specifically solicit or entice away any employee of the other Party or any of its Affiliates. The Parties agree that neither Party shall be deemed to have violated the foregoing covenant as a result of the placement of any job advertisement or other general solicitation of employment not specifically directed to any employee of the other Party. Notwithstanding anything to the contrary, for the 5 year period following the Closing Date, neither Seller nor any Seller Affiliate may hire (or engage as an independent contractor or leased employee) any individual who is listed on Schedule 9.10 hereto; further, for the period beginning with the date this Agreement is executed and through the Closing Date, neither Seller nor any Seller Affiliate may cause or permit the solicitation or hiring (or engagement as an independent contractor or leased employee) of any individual listed on Schedule 9.10 by or on behalf of any other division, unit or Affiliate of Seller, without the express written consent of Buyer. Buyer shall determine in its sole discretion the names to be listed on Schedule 9.10, and shall provide such schedule to Buyer within 30 days of the execution of this Agreement.

                9.11. Notices. All notices and other communications hereunder shall be in writing, and shall be deemed to have been duly given if delivered by overnight courier, sent by mail to the respective parties or personally delivered addressed as follows:

If to Seller:                   Motorola, Inc.
                                1301 E. Algonquin Road
                                Schaumburg, IL  60196
                                Facsimile No.: (847) 538-2491
                                Attn: Bob McCall

With a copy to:                 Motorola, Inc.
                                Law Department
                                1303 E. Algonquin Road
                                Schaumburg, IL  60196
                                Facsimile No.: (847) 576-3628
                                Attn: General Counsel

With a copy (which shall        McDermott, Will & Emery
not constitute notice) to       227 West Monroe Street
                                Chicago, Illinois 60606
                                Facsimile No.: (312) 984-7700
                                Attn: Stephen R. Miller

If to Buyer:                    General Dynamics Corporation
                                3190 Fairview Park Drive
                                Falls Church, Virginia 22042-4523
                                Facsimile No.: (703) 876-3125
                                Attn: David A. Savner

With a copy (which shall        Jenner & Block
not constitute notice) to:      1 IBM Plaza
                                Chicago, Illinois 60611
                                Facsimile No.: (312) 527-0484
                                Attn: Thomas A. Monson

or to such other address as Buyer or Seller may designate by written notice to the other parties hereto. Any such notices, requests, demands or other communications shall be deemed to have been duly given when received if delivered personally or, if mailed, on the date five (5) days after the date so deposited in the mails, postage prepaid, return receipt requested or on the day following the day sent if sent by prepaid overnight delivery service. Notices, requests and other communications hereunder may be delivered by electronic facsimile transmission (fax) if confirmation by sender is made within one (1) business day by prepaid overnight delivery service or personal delivery. All periods of notice shall be measured from the date of deemed delivery thereof.

                9.12. Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto and their legal representatives and successors and each Affiliate of the parties hereto, and nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

                9.13. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same agreement.

                9.14. Assignment. Neither Party may assign its rights or obligations under this Agreement without the express written consent of the other Party, except that Buyer may, without the prior written consent of Seller, assign its rights under this Agreement to any of its direct or indirect wholly owned subsidiaries, provided that Buyer shall remain liable for all of its obligations under this Agreement.

                9.15. Dispute Resolution. Any disputes which arise under this Employee Matters Agreement shall be resolved in accordance with the dispute procedures set forth in the Purchase Agreement.

                9.16. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the fullest extent possible.

                9.17. Amendment. No changes, amendment or waiver will be made to this Agreement except by an instrument in writing signed on behalf of each of the parties to this Agreement.

                9.18. Plan Amendment and Interpretation. Except as required to provide the benefits as described in Sections 2.2 and 3.2 hereof, Buyer and Seller expressly reserve the right to alter, amend, modify, or terminate any of their Employee Benefit Plans, including, but not limited to, any plan or program established or required by this Agreement, at any time and for any reason. Buyer and Seller expressly reserve the right to interpret the provisions of any of their Employee Benefit Plans, including, but not limited to, any plan or program established or required by this Agreement, with respect to all of their current or former employees.

                9.19. Authority. Each of the parties hereto represents to the other that (a) it has the corporate or other requisite power and authority to execute, deliver and perform this Agreement, (b) the execution, delivery and performance of this Agreement by it have been duly authorized by all necessary corporate or other action, (c) it has duly and validly executed and delivered this Agreement, and (d) this Agreement is a legal, valid and binding obligation, enforceable against it in accordance with its terms subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and general equity principles.

                9.20. Interpretation. The headings contained in this Agreement, in any Schedule hereto and in the table or contents to this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Any capitalized term used in any Schedule but not otherwise defined therein, shall have the meaning assigned to such term in this Agreement. When a reference is made in this Agreement to an Article or a Section or a Schedule, such reference shall be to an Article or Section of, or a Schedule to, this Agreement unless otherwise indicated. The Schedules attached hereto or referred to herein are an integral part of this Agreement and are hereby incorporated into this Agreement and made a part hereof as if set forth in full herein. On and after the Closing Date, the Group shall be deemed to be the Group of Buyer and the Buyer Affiliates, and all references made herein to Buyer as a party which operate as of a time on or after the Closing Date, shall be deemed to refer to Buyer and the Buyer Affiliates as a single party.

                9.21. Breaches, Indemnification and Termination. Except as provided in Sections 2.5 and 3.8, the sole and exclusive remedy for any breach of a representation or warranty set forth herein shall be as set forth in
Article VII of the Purchase Agreement. All representations and warranties set forth herein shall terminate in accordance with Section 7.4 of the Purchase Agreement. This Agreement shall terminate automatically and without need for further action by either Party in the event that the Purchase Agreement is terminated, except that Sections 2.5 and 3.8 herein shall survive the termination of this Agreement. The following Sections of the Purchase Agreement are incorporated herein by reference and are made a part of this Agreement: 10.5 (Dispute Resolution), 10.6 (Limitation of Liability) and 10.9 (Miscellaneous).

                9.22. Employee Communications. The Parties shall cooperate with respect to any employee communications regarding any matters provided for herein, provided that Buyer shall retain the sole and absolute discretion to approve of, in advance, any written employee communications relating to any benefits to be provided by it under this Agreement. The Parties further agree to coordinate in advance any formal meetings or presentations between Group employees and Buyer representatives and any Buyer written employee communications.

                                      * * *

        IN WITNESS WHEREOF, this Employee Matters Agreement has been executed by the Parties as of the date set forth above.

                                            MOTOROLA, INC.


                                            By:    /s/Robert J. McCall
                                               ---------------------------------
                                            Name:  Robert J. McCall
                                                 -------------------------------
                                            Title: Vice President
                                                  ------------------------------


                                            GENERAL DYNAMICS CORPORATION


                                            By:    /s/Kenneth C. Dahlberg
                                               ---------------------------------
                                                   Kenneth C. Dahlberg
                                                   Its Executive Vice President

                                                                       EXHIBIT C

                         ENVIRONMENTAL MATTERS AGREEMENT

                THIS ENVIRONMENTAL MATTERS AGREEMENT (this "Agreement"), made as of August 6, 2001, between Motorola, Inc. ("Seller"), a Delaware corporation, and General Dynamics ("Buyer"), a Delaware corporation,


                                  WITNESSETH:

        WHEREAS, pursuant to an Asset Purchase Agreement dated the date hereof, by and among Buyer and Seller (the "Asset Purchase Agreement"), Buyer is purchasing certain assets and assuming certain liabilities of Seller's Integrated Information Systems Group (the "Group");

        WHEREAS, pursuant to Section 1.4 of the Asset Purchase Agreement, any liability or obligation to be retained by Seller pursuant to this Agreement shall not be assumed by Buyer and shall be retained by Seller (as an "Excluded Liability" under the Asset Purchase Agreement); and

                WHEREAS, the general subject matter of this Agreement are the parties' respective obligations for Environmental Liabilities related to the purchased assets, including (i) the Owned Premises and the operations conducted thereon; (ii) the Leased Premises and the operations conducted thereon; and
(iii) the North Indian Bend Wash Site which is a subset of the Indian Bend Wash Superfund Site listed by the United States Environmental Protection Agency ("EPA") on the CERCLA National Priorities List in September 1983.

        NOW THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements set forth below, the parties agree with legal and binding effect as follows:

                                    ARTICLE I

                                   DEFINITIONS

        As used in this Agreement, capitalized terms shall have the meanings set forth or referenced in this Article I or elsewhere in this Agreement. Capitalized terms used herein without definition shall have the meanings assigned to such terms in the Asset Purchase Agreement.

"CERCLA" shall mean the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. Section 9601, et seq.), as amended, and all rules, regulations, standards, guidelines, and publications issued thereunder where they are promulgated as part of a rulemaking.

        "Condition" shall mean any condition which results in or otherwise relates to any Environmental Liability.

"Environmental Claim" shall mean a demand, suit, claim, or assertion of liability relating to any Environmental Liabilities that may give rise to a claim for indemnification under this Agreement.

"Environmental Law or Laws" shall mean all current Laws which address, are related to, or are otherwise concerned with environmental, worker safety, or worker health issues.

"Environmental Liability or Liabilities" shall mean any obligations or liabilities (including any notices, claims, complaints, suits, or other assertions of obligations or liabilities) that are:

        (a) related to environmental, health or safety issues (including on-site or off-site contamination by Pollutants of surface or subsurface soil, surface or subsurface water, and worker safety and health); or

        (b) based upon (i) any provision of current Environmental Law (including CERCLA and RCRA), or (ii) any judgment, order, writ, decree, permit or injunction imposed by any court, administrative agency, or tribunal under any provision of current Environmental Law.

                The term "Environmental Liabilities" includes (without limitation): (A) fines, penalties, judgments, awards, settlements, losses, damages, costs, fees (including attorneys' and consultants' fees), expenses, and disbursements; (B) defense and other responses to any administrative or judicial action (including notices, claims, complaints, suits, and other assertions of liability); or (C) financial responsibility for compliance costs, investigative costs, cleanup costs, and injunctive relief, including any Remediation and natural resource damages.

"Environmental Permit" shall mean any Permit that is authorized pursuant to any Environmental Law.

"Laws" shall mean all current United States federal, state and local laws, statutes, rules, regulations, ordinances, codes, requirements, rules of common law, standards, guidelines, and the like, including any judicial and administrative interpretations thereof, and all judicial and administrative orders, consents, decrees, writs, injunctions, and judgments.

"Leased Premises" shall have the meaning set forth in the Asset Purchase Agreement.

"Manage" and "Management" shall mean generation, production, handling, distribution, processing, use, storage, treatment, operation, transportation, recycling, reuse and/or disposal, as those terms are defined in CERCLA, RCRA and other Environmental Laws (including as those terms are further defined, construed, or otherwise used in rules, regulations, standards, guidelines and publications issued pursuant to, or otherwise in implementation of, such Environmental Laws).

        "NIBW Site" shall mean the Indian Bend Wash Superfund Site listed on the National Priorities List in September 1983, including the approximately ten square mile area described in the EPA Public Comment Draft, North Indian Bend Wash RI/FS, April 1991, and initially bound on the north by Chaparral Road, on the south by the southern boundaries of Sections 11 and 12 of Township 1 North Range 4 East, on the east by Pima Road, and on the west by Scottsdale Road, including but not limited to the aquifers designated as Upper Alluvial Unit ("UAU"), Middle Alluvial Unit ("MAU"), and Lower Alluvial Unit ("LAU"), as shown in the map attached as Schedule 1. The NIBW Site shall include adjacent areas where hazardous substances have migrated and any additional areas designated by EPA to be included in the NIBW Site. The Owned Premises are located within the NIBW Site.

"Owned Premises" shall have the meaning set forth in the Asset Purchase
Agreement.

"Permit" shall mean any permit, license, certification, approval, registration, consent, or other authorization issued pursuant to any Law.

"Pollutant" shall mean any "hazardous substance," "extremely hazardous substance," or "pollutant or contaminant" as those terms are defined in CERCLA; any "hazardous waste" as that term is defined in RCRA; any "hazardous material" as that term is defined in the Hazardous Materials Transportation Act (49 U.S.C.
Section 1801 et seq.) as amended; any "chemical substance or mixture" as that term is defined in the Toxic Substances Control Act (15 U.S.C. . Section 2601, et seq.) as amended (including as any of these above terms are further defined, construed, or otherwise used in rules, regulations, standards, guidelines and publications issued pursuant to, or otherwise in implementation of, said Laws), and including without limitation any asbestos-containing material, petroleum, radioactive, or explosive product or byproduct.

"Premises" shall mean the Owned Premises and the Leased Premises.

"RCRA" shall mean the Resource Conservation and Recovery Act (42 U.S.C. Section 6901 et seq.), as amended, and all rules, regulations, standards, guidelines, and publications issued thereunder where they are promulgated as part of a rulemaking.

"Remediation" shall mean the types of investigative, "removal," "remedial," and "response" activities covered by CERCLA, RCRA, and other Environmental Laws or as required by any federal, state, or local government entity.

                                   ARTICLE II

                               GENERAL PRINCIPLES

        2.1 Division of Environmental Liabilities. Subject to Article V below, the Agreement seeks to ensure that Seller retains responsibility for Environmental Liabilities relating to the NIBW Site and to protect Buyer from Environmental Claims relating to the NIBW Site. The Agreement further seeks to ensure that, as between the parties, Seller has responsibility for offsite waste disposal by Seller prior to the Closing Date, and Buyer has responsibility for offsite waste disposal by Buyer after the Closing Date. In addition, the Agreement addresses the parties' responsibilities for other Environmental Liabilities and provides indemnification for certain Environmental Claims as detailed in Article V.

        2.2 Limitation on Article II. Nothing in this Article II is intended to enlarge or restrict the terms stated elsewhere in this Agreement.

                                   ARTICLE III

        ENVIRONMENTAL REPRESENTATIONS AND WARRANTIES OF SELLER

        Seller hereby represents and warrants to Buyer, as of the date hereof and as of the Closing Date, and with respect to the Owned Premises, the Leased Premises, and the NIBW Site, but as to the NIBW Site only as set forth in Sections 3.1, 3.5 and 3.6, as follows:

        3.1 Environmental Liabilities. Except as set forth on Schedule 3.1, Seller has not incurred any Environmental Liabilities, except Environmental Liabilities that would not result in a Material Adverse Effect.

        3.2     Permits. Seller has all applicable Environmental Permits.
Schedule 3.2 is a list of all Environmental Permits for the Owned Premises and the Leased Premises.

        3.3 Compliance with Laws. Except as set forth on Schedule 3.3, the Owned Premises and the Leased Premises and Seller's conduct of business and operations at the Owned Premises and the Leased Premises are in compliance with Environmental Laws, except where the failure to so comply would not have a Material Adverse Effect.

        3.4 Liens. Except as set forth on Schedule 3.4, there are no Liens based upon Environmental Laws.

        3.5 Notice. Except as set forth on Schedule 3.5, since January 1, 1999, Seller has not received any written notice from any governmental authority of any violation or alleged violation of, non-compliance or alleged non-compliance with, or liability or alleged liability under, any Environmental Law, relating to the Owned Premises, the Leased Premises, or the NIBW Site or Seller's conduct of business, operation, or Remediation at the Owned Premises, the Leased Premises, or the NIBW Site involving a Condition that may have a Material Adverse Effect.

        3.6     Current Obligations at Owned Premises.

                (a) The scope of work and current Remediation obligations that pertain to the Owned Premises, and that Seller is currently obligated to perform, are summarized in Schedule 3.6(a).

                (b) Seller, and those persons and entities acting at Seller's direction, who enter the Owned Premises for purposes relating to Seller's Remediation shall be qualified to perform Seller's Remediation.

                (c) A summary of environmental conditions and past Remediation work relating to the NIBW Site and conducted at the Owned Premises is included in Schedule 3.6(c).

        3.7 Underground Storage Tanks. To Seller's Knowledge, there are no underground storage tanks owned or under the control of Seller located at the Owned Premises or the Leased Premises.

        3.8 Asbestos-Containing Material. All asbestos-containing materials at the Owned Premises are in compliance with Environmental Laws, except where the failure to so comply would not have a Material Adverse Effect.

                                   ARTICLE IV

                                    COVENANTS

        4.1 Obligations of Seller Concerning the NIBW Site. As between the parties, and without in any way affecting the parties' respective rights and obligations under Article V of this Agreement, Seller, at its sole cost and expense, will conduct Remediation at the NIBW Site as may be set forth in any orders issued by EPA or any consent decrees entered between Seller and EPA. For purposes of this provision, EPA shall include other federal or state agencies with authority to require Remediation.

        4.2 Access and Cooperation. The parties will take the following measures in order to facilitate Seller's timely and cost-effective performance of its obligations in Section 4.1:

                (a) Seller, and those persons and entities acting at the direction of Seller, may enter upon and use the Owned Premises, at reasonable times and with reasonable notice, including use of all roads and driveways upon the Owned Premises, for the purpose of complying with Seller's obligations under this Agreement, including Seller's obligations under Section 4.1 of this Agreement, subject to the following:

                        (i) Except as provided by 4.2(a)(ii), Seller shall notify Buyer's Remediation Project Manager no later than 2 days prior to the date Seller desires access to the Owned Premises;

                        (ii) Seller may enter upon and use the Owned Premises for the purposes of complying with Seller's obligations under this Agreement, including Seller's obligations under Section 4.1 of this Agreement, without prior notice if necessary to respond to an upset condition or other emergency related to its obligations under this Agreement; provided, however that Seller shall nonetheless comply with subparagraphs (iii)-(v) of this paragraph;

                        (iii) Seller is subject to Buyer's reasonable protocols for visitors to the Owned Premises, including sign-in procedures and any procedure calling for Buyer's personnel to accompany Seller, and those persons and entities acting at Seller's direction, while on the Owned Premises;

                        (iv) Seller shall provide proof of insurance, at or prior to the Closing Date, for all employees and contractors entering the Owned Premises for purposes relating to Remediation. Seller shall add Buyer as an additional insured to any such insurance policy;

                        (v) All rights of access to information, documents, and Owned Premises are subject to restrictions on access to classified information and facilities imposed by Governmental Authorities; and

                        (vi) Sections 4.2(a)(i) through (v) listed above shall also apply to Sections 4.2(b) and 4.2(k).

                (b) Seller may undertake on the Owned Premises such Remediation as Seller deems necessary and prudent for the purpose of complying with Seller's obligations under this Agreement, including Seller's obligations under Section 4.1 of this Agreement. Buyer reserves the right to request information in Seller's possession or control relating to the performance of Seller's obligations under Section 4.1 of this Agreement. Seller agrees that it will provide such information to Buyer, except that: (i) it will not produce privileged information the disclosure of which could constitute a waiver of any privilege or doctrine; and (ii) it may redact from any documents pursuant to this provision any trade secret or business proprietary information of Seller or a third party. Except to the extent the information is otherwise publicly available, Buyer agrees: (i) such information provided hereunder shall continue to be Seller's property and shall be maintained confidentially by Buyer; and
(ii) any information provided hereunder shall not be provided to any third parties, except third parties acting under the direction or control of Buyer, unless expressly agreed to in writing by Seller. The provisions of this Section 4.2(b) shall also apply to information provided pursuant to Section 4.2(f).

                (c) Seller will perform all actions under this Agreement, including all Remediation at the Owned Premises, in compliance with Environmental Laws (including future Environmental Laws if applicable) and in such a manner as to minimize, to the extent practicable, damage to the Owned Premises (and to the improvements, fixtures and appurtenances thereon), and the disruption of or interference with the use of the Owned Premises (and the improvements, fixtures and appurtenances thereon) by Buyer.

                (d) Except as limited by Environmental Laws, Seller will obtain and maintain, at its sole cost and expense, all required Environmental Permits to conduct its Remediation obligations under Section 4.1 of this Agreement. Seller will be the named permitted entity on all such permits.
Schedule 4.2(d) is a list of all Environmental Permits for Remediation.

                        (i) Seller will obtain a new hazardous waste identification number and will cause all documentation regarding the disposal of wastes generated in connection with Seller's Remediation obligations under
Section 4.1 of this Agreement, including any waste manifests, to reflect Seller as the generator thereof as of the Closing Date.

                        (ii) Seller will properly store and maintain any hazardous waste generated pursuant to Seller's obligations set forth in Section
4.1 of this Agreement and will arrange for the proper disposal of such waste within 24 hours of its generation.

                        (iii) Seller will obtain a new separate air permit, if required under Environmental Laws, covering air emissions and operation of air emission control equipment associated with Seller's Remediation obligations under Section 4.1 of this Agreement, including the groundwater extraction and treatment system. These permit conditions are contained currently in the December 1998 revision to Permit No. 8602688 issued July 24, 1997.

                (e) Seller and Buyer will coordinate on issues related to Seller's Remediation at the NIBW Site, as follows:

                        (i) Seller and Buyer will each, at its sole cost and expense, appoint a "Remediation Project Manager" as a contact person with respect to the Seller's Remediation. The Remediation Project Managers will meet onsite upon closing and once each quarter, or more frequently if necessary or as otherwise agreed between them, to discuss matters relating to the coordination of the Seller's Remediation, including scheduling, areas in which work will take place at particular times, the manner in which work will be done, and other issues or problems that may arise. The Seller's Remediation Project Manager will maintain and update a schedule for the Seller's Remediation and will provide updated schedules to the Buyer's Remediation Project Manager. To address any issues that may arise relating to such coordination, the Remediation Project Managers or their responsible designees will be available in person, by telephone, or other reasonable means as the Project Managers agree, at all times when Seller's employees, contractors, or agents are on the Owned Premises. The responsible designees of the Remediation Project Manager may include an appropriate person or persons retained as a contractor of Seller or Buyer. If Buyer's Remediation Project Manager and Seller's Remediation Project Manager are unable to reach mutual agreement on a coordination issue, the parties shall inform Buyer's and Seller's legal counsel and schedule a meeting to resolve the coordination issue.

                        (ii) Buyer will, to the extent reasonably requested by Seller: (A) cooperate with Seller in all Remediation at the Owned Premises;
(B) make available appropriate personnel to meet on or off the Owned Premises with Seller and its environmental consultants or other representatives on matters relating to Remediation; (C) make available appropriate personnel to meet with federal, state and local environmental regulatory officials when and as requested by such officials or as reasonably requested by Seller; (D) provide Seller reasonable access to or copies of such documents, records and other data of Buyer as Seller may reasonably require in connection with the NIBW Site and any third party claims related thereto; and (E) cooperate with Seller to minimize Seller's Remediation costs.

                (f) Seller will furnish to Buyer, from time to time and upon request, copies of all material correspondence (including all status reports, operational summaries, statements of work, analytical information, permits, applications, or approvals) between the Seller or its environmental consultants and contractors and EPA or any other federal, state, or local governmental entity relating to Seller's Remediation at the Owned Premises. In the event the Buyer receives any information relating to the Seller's Remediation, the Buyer will provide this information to the Seller.

                        (g) Seller will be responsible for the cost of any repairs, replacements or damages to Buyer's improvements, fixtures and appurtenances within the Owned Premises to the extent caused by the act or omission of Seller. Buyer will be responsible for the cost of any repairs, replacements or damages to Seller's improvements, fixtures and appurtenances within the Owned Premises, including without limitation Seller's remediation equipment, to the extent caused by the act or omission of Buyer.

                        (h) Seller will retain ownership and responsibility for the control, operation, and management of all equipment, including monitoring and extraction well apparatus, pipelines, and treatment equipment, used for Seller's Remediation at the Owned Premises. Seller will remove, in a timely manner, all such equipment when EPA has determined that Seller has completed its Remediation obligations at the Owned Premises. Schedule 4.2(h) is a survey showing the location of all remediation equipment on the Owned Premises.

                (i) The Consent Decree between Seller and EPA dated August 11, 1993, Docket No. 92-2314-PHX PGR, provides that EPA shall be granted an easement to the Owned Premises for access in connection with Seller's obligations under Section 4.1 of this Agreement. In cooperation with Buyer, Seller will prepare a proposed easement and negotiate an easement providing EPA and Seller access to Seller's remediation equipment; provided however that the easement shall not enlarge the access rights of Seller under this Agreement.

                (j) Seller and Buyer will cooperate to obtain utility service for Seller's Remediation within the Owned Premises, whether or not such utility lines serve portions of the Owned Premises or other persons, in order to provide water, electric, telephone, sanitary sewer, storm sewer and other utility services to Seller in connection with Seller's Remediation;

provided:

                        (i) Seller, at its sole cost and expense, will obtain all necessary utility approvals prior to making any such connections;

                        (ii) Seller will install a separate meter to measure electricity usage related to Seller's Remediation and arrange for the local electricity provider to bill Seller directly for this service;

                        (iii) Seller will reimburse Buyer for all reasonable costs which Buyer incurs as a result of Seller's use of such utilities; and

                        (iv) Schedule 4.2(j) lists all utility services currently required for Seller's Remediation at the Owned Premises.

                (k) Seller shall use commercially reasonable efforts to minimize adverse impacts to the Owned Premises in order to comply with Seller's obligations under Section 4.1 of this Agreement. Seller, at its sole cost and expense, may make such alterations, additions and improvements in and to the Owned Premises as Seller reasonably deems necessary in order to comply with its obligations under Section 4.1 of this Agreement, including the removal of water, soil or subsoil from the Owned Premises, subject to the following:

                        (i) Buyer will cooperate with Seller in securing (at Seller's sole cost and expense) any Permits required with respect to such alterations; and

                        (ii) Seller may not conduct the above activities unless Seller obtains prior written approval from Buyer, which shall not be unreasonably withheld.

                (l) Buyer agrees that it will use commercially reasonable efforts to require any tenants or future buyers of the Owned Premises to agree to the terms of this Section 4.2 with respect to access and Remediation activities to allow Seller to comply with its Remediation obligations related to the NIBW Site.

                                    ARTICLE V

                                 INDEMNIFICATION

        5.1     Indemnification by Seller.

                (a) Seller will indemnify and hold harmless Buyer against any and all Damages incurred by Buyer in connection with or arising from:

                        (i) any breach by Seller of, or any other failure of Seller to perform, any of its covenants, agreements, or obligations in this Agreement; or

                        (ii) any breach of any warranty or the inaccuracy of any representation of Seller contained in this Agreement.

                (b) Seller will indemnify and hold harmless Buyer against any and all Environmental Claims asserted, but only to the extent that such Environmental Claims are based upon or otherwise relate to:

                        (i) subject to 5.2(b)(ii), Seller's performance of its obligations under Section 4.1of this Agreement with respect to Remediation of the NIBW Site; or

                        (ii) any third party claims, including but not limited to claims for natural resource damage, relating to Seller's Remediation of the NIBW Site; or

                        (iii) any Environmental Liability for the offsite disposal of Hazardous Substances by Seller on or before the Closing Date; or

                        (iv) any Condition in, at, on, under, or emanating from the Premises which Condition (A) exists at or prior to the Closing Date;
(B) was caused by Seller; and (C) either violates Environmental Law, requires Remediation under Environmental Law, or involves onsite contamination at the Owned Premises that Buyer otherwise needs to address; provided, however, that this Section 5.1(b)(iv) shall not apply to Environmental Claims related to (i) asbestos in buildings at the Owned Premises; or (ii) improvements or repairs to the Owned Premises unless the Damages involved exceed $300,000.

                (c) Seller's obligation to indemnify under Section 5.1 of this Agreement shall be subject to the procedures for indemnification in Section
7.5 of the Asset Purchase Agreement.

        5.2     Indemnification by Buyer.


                        (a) Buyer will indemnify and hold harmless Seller against any and all Damages incurred by Seller in connection with or arising from any breach by Buyer of, or any other failure of Buyer to perform, any of its covenants, agreements, or obligations under this Agreement.

                (b) Buyer will indemnify and hold harmless Seller against any and all Environmental Claims asserted by a third party, but only to the extent that such Environmental Claims are based upon or otherwise relate to:

                        (i) any Condition in, at, on, under, or emanating from the Premises, which Condition (A) did not exist at or prior to the Closing Date;
(B) was caused by Buyer; and (C) either violates an Environmental Law or requires Remediation under Environmental Law; or

                        (ii) any Condition or release of a Pollutant in, at, on, under, or emanating from the Premises, including any related natural resource damage claims, which Condition (A) did not exist at or prior to the Closing Date and (B) was caused by Buyer that affects Remediation of the NIBW Site; or

                        (iii) any Environmental Liability for the offsite disposal of Hazardous Substances by Buyer after the Closing Date.

                (c) Buyer's obligation to indemnify under Section 5.2 of this Agreement shall be subject to the procedures for indemnification in Section
7.5 of the Asset Purchase Agreement.

        5.3     Limitation on Indemnification Obligation.

                        (a) There will be no dollar or time limitations applicable to those indemnification obligations set forth in Sections 5.1(b)(i), 5.1(b)(ii), 5.1(b)(iii), 5.2(b)(ii), and 5.2(b)(iii).

                        (b) Subject to Section 5.3(a), the parties' obligations to indemnify under Sections 5.1(a), 5.1(b)(iv), 5.2(a), and 5.2(b)(i) shall be subject to the threshold and cap limitations set forth in
Section 7.3 of the Asset Purchase Agreement.

                        (c) To the extent any obligation to indemnify is covered by both Section 5.3(a) and Section 5.3(b), Section 5.3(a) shall govern.

                        (d) The indemnification obligation set forth in Sections 5.1(b)(iv) and 5.2(b)(i) shall expire on the tenth (10th) anniversary of the Closing Date (the "Environmental Termination Date"). Except as provided in Section 5.3(a), neither party will be responsible as an indemnifying party for any Environmental Claim first asserted after the Environmental Termination Date.

                        (e) With respect to any claim pursuant to subparagraph 5.1(b)(iv) or 5.2(b)(i), the parties agree that it will be presumed, subject to rebuttal by a preponderance of the evidence, that any Condition subject to a claim for indemnification within five (5) years from the Closing Date existed at or prior to the Closing Date, and that any Condition subject to a claim for indemnification after five (5) years from the Closing Date did not exist at or prior to the Closing Date.

                (f) All applicable statutes of limitations and defenses based upon the passage of time will be tolled while the procedures specified in this Section 5.3 are pending. The parties will take such actions, if any, that are necessary in order to effectuate such tolling.

                (g) Each party will continue to perform its obligations under this Agreement pending final resolution of any dispute arising out of or relating to this Agreement, except to the extent that such continued performance will cause irreparable damage to such party.

                (h) All deadlines specified in this Section 5.3: (i) may be extended by mutual written agreement of the parties, and (ii) will automatically be extended for a reasonable period of time in order to permit the diligent pursuit of a cure of any dispute.

        5.4 Survival. All representations and warranties contained herein will remain operative and in full force and effect regardless of any investigation made by or on behalf of Buyer or Seller and any amounts paid hereunder, and shall expire four (4) years after the Closing Date.

                                   ARTICLE VI

                                  MISCELLANEOUS

        6.1 All notices, requests, demands and other communications hereunder shall be in writing, addressed as follows:


        If to Seller: Motorola, Inc.
                      1301 E. Algonquin Road
                      Schaumburg, Illinois 60196
                      Facsimile No.: (847) 538-2491
                      Attn: Bob McCall


        and           Motorola, Inc.
                      Law Department
                      1303 E. Algonquin Road
                      Schaumburg, Illinois 60196
                      Facsimile No.: (847) 576-3628
                      Attn: General Counsel


        with a copy (which shall not constitute notice) to:


                      Wiley, Rein & Fielding
                      1776 K Street, N.W.
                      Washington, D.C. 20006
                      Facsimile No.: (202) 719-7049
                      Attn: Kay Tatum

        If to Buyer:  General Dynamics Corporation
                      3190 Fairview Park Drive
                      Falls Church, VA 22042
                      Facsimile No.: (703) 876-3554
                      Attn: David A. Savner


        with a copy (which shall not constitute notice) to:


                      Jenner & Block, LLC
                      One IBM Plaza
                      Chicago, Illinois 60611
                      Facsimile No.: (312) 840-8711
                      Attn: Thomas A. Monson

or to such other address as Buyer or Seller may designate by written notice to the other parties hereto. Any such notices, requests, demands or other communications shall be deemed to have been duly given when received if delivered personally or, if mailed, on the date five (5) days after the date so deposited in the mails, postage prepaid, return receipt requested or on the day following the day sent if sent by prepaid overnight delivery service. Notices, requests, demands and other communications hereunder may be delivered by facsimile transmission if confirmation by sender is made within three (3) business days thereafter. All periods of notice will be measured from the date of deemed delivery thereof.

        6.2 Nondisclosure. Neither Buyer nor Seller shall issue any press release or make any other public disclosure (including disclosure to public officials) with respect to this Agreement or the transactions contemplated by this Agreement, except as required by law, without the prior approval of the other party, which approval shall not be unreasonably withheld; provided, that either party may, if considered necessary by its counsel to fulfill its obligations as a publicly traded corporation, respond to inquiries and issue such releases as it considers necessary and appropriate, if it notifies the other party in advance of the substance of such proposed response or proposed release and gives such party reasonable opportunity for comment prior to such response or release.

        6.3 Limitation of Liability. NOTWITHSTANDING ANY OTHER PROVISION OF THIS AGREEMENT, IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR SPECIAL, INCIDENTAL, INDIRECT, COLLATERAL, CONSEQUENTIAL OR PUNITIVE DAMAGES OR LOST PROFITS IN CONNECTION WITH ANY CLAIMS, LOSSES, DAMAGES, OR INJURIES ARISING OUT OF THE CONDUCT OF SUCH PARTY PURSUANT TO THIS AGREEMENT.

        6.4 Governing Law; Jurisdiction. This Agreement will be governed and construed under the internal laws (but not the principles of conflicts of laws) of the State of Illinois. Each of Seller and Buyer consents to the exclusive jurisdiction of the federal courts of Illinois for any Proceeding in connection with this Agreement or the transactions contemplated hereby and agrees that any such Proceeding may be brought only in such courts. Each of Seller and Buyer further waives any objection to the laying of venue for any Proceeding in such courts. Each party will accept and acknowledge service of any and all process that may be served in any Proceeding. Each party agrees that any service of process upon it mailed by registered or certified mail, return receipt requested to such party at the address provided in Section 6.1 above will be deemed in every respect effective service of process upon such party in any such Proceeding. Each party will waive any right it might have to a trial by jury in any such Proceeding.

                6.5 Entire Agreement. Except as provided by Sections 5.1(c), 5.2(c), 5.3(b), and 6.18, this Agreement, together with all exhibits and schedules hereto, cover the entire understanding of the parties hereto, concerning environmental, worker safety and health issues related to the assets and liabilities that are the subject of the Asset Purchase Agreement, and supersede all prior agreements or understandings relating to any of the subject matters hereof. In the event of conflict or other inconsistency between any term(s) of this Agreement and any term(s) of the Asset Purchase Agreement, the term(s) of this Agreement will take precedence and otherwise govern the parties' rights and obligations. No modification or amendment of the terms and conditions of this Agreement will be effective unless in writing and signed by the parties or their respective duly authorized agents.

                6.6 Successors and Assigns. This Agreement inures to the benefit of, and is binding upon, the successors, permitted assigns, and personal representatives of the parties hereto. Neither party may assign its rights or obligations under this Agreement without the express written consent of the other party, except that Buyer may, without the prior written consent of Seller, assign its rights under this Agreement to any of its direct or indirect wholly owned subsidiaries, provided, that Buyer shall remain liable for all of its obligations under this Agreement.

                6.7 Headings. This Agreement will not be interpreted by reference to any of the titles or headings to the sections or paragraphs of this Agreement, which have been inserted for convenience purposes only and are not deemed a part hereof.

                6.8 Schedules; Exhibits. This Agreement is deemed to include all of the schedules and exhibits hereto, which are made a part hereof by this reference thereto.

                6.9 Counterparts. This Agreement may be executed in counterparts, both of which together will be deemed to constitute one and the same instrument.

                6.10 Severability. If any provision of this Agreement is held invalid or unenforceable by a court of competent jurisdiction, such provision thereupon will be deemed modified only to the extent necessary to render that provision either valid or excluded from this Agreement, as the situation may be required; and this Agreement will be enforced and construed as if such provision had been included herein as so modified, or had not been included herein, as the case may be.

                6.11 No Third Party Beneficiaries. This Agreement will not confer any rights or remedies on any person other than the parties hereto and their respective successors and permitted assigns.


                6.12 No Waiver. Any failure or delay on the part of either party in the exercise of any right or privilege hereunder will not operate as a waiver thereof, nor will any single or partial exercise of any such right or privilege preclude other or further exercise thereof or any other right or privilege.

                6.13 Termination. This Agreement will have no fixed termination date.


                6.14 Joint Litigation. If any Environmental Liability is subject to a defense, indemnity and hold harmless obligation under this Agreement, and if such Environmental Liability includes obligations or liabilities which are not included within such defense, indemnity and hold harmless obligation, the parties will cooperate in handling such Environmental Liability (including all defense, negotiation and settlement discussions related thereto), in order to resolve such Environmental Liability in a manner that is consistent with the parties' respective rights and obligations under this Agreement.

                6.15 No Admissions. By signing this Agreement, the parties neither admit nor deny any responsibility or liability concerning any alleged or possible non-compliance with Laws, or otherwise admit or deny any facts or conclusions of law. Further, neither this Agreement, nor any term or condition of this Agreement, will constitute, or be considered as evidence of, any violation of any Law.

                6.16 Other Obligations. The parties' rights, responsibilities and obligations under this Agreement are in addition to any and all legal rights, responsibilities and obligations imposed upon or granted to- them, or any of them, by any legal requirement.

                6.17 Reservation of Rights. By signing this Agreement, and except as specifically provided in this Agreement:

                        (a) Each party expressly reserves all claims, counterclaims, causes of action, demands, defenses, and other legal rights and remedies (whether in law or in equity) which that party possesses or may possess against the other party, the government, and any other third party.

                        (b) Nothing in this Agreement will constitute, or be construed as constituting, a waiver or release from any claim, counterclaim, cause of action, demand, defense, or other legal right or remedy (whether in law or in equity) which that party possesses or may possess against the other party, the government, or any other third party.

                6.18 Dispute Resolution. Any dispute related to this Agreement shall be subject to the procedures for Dispute Resolution in Section
10.5 of the Asset Purchase Agreement, except as provided in Section 4.2(e)(i) of this Agreement.

        IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement with legal and binding effect as of the date and year that it is signed by the parties or their respective duly authorized agents..

        SELLER:                             MOTOROLA, INC.



                                            By:    /s/Keith Bane
                                               ---------------------------------
                                            Name:  Keith Bane
                                            Title: Executive Vice President

        BUYER:

                                            By:    /s/Ken Dahlberg
                                               ---------------------------------
                                            Name:  K. C. Dahlberg
                                            Title: Executive Vice President